As filed with the Securities and Exchange Commission on September 10, 2002

 ===============================================================================
                                                      Registration No. _________
 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          UNITED COMPANIES CORPORATION
                       (Name of Registrant in Our Charter)

                   NEVADA                                    5136                                   300024898
      (State or Other Jurisdiction of            (Primary Standard Industrial          (I.R.S. Employer Identification No.)
               Incorporation                      Classification Code Number)
              or Organization)

              834 RIDGE AVENUE                                                                    FRANK JAKOVAC
       PITTSBURGH, PENNSYLVANIA 15212                                                            834 RIDGE AVENUE
               (412) 321-6001                                                             PITTSBURGH, PENNSYLVANIA 15212
 (Address and telephone number of Principal                                                       (412) 321-6001
  Executive Offices and Principal Place of                                         (Name, address and telephone number of agent
                 Business)                                                                         for service)

                                                             Copies to:
                     Clayton E. Parker, Esq.                                            Ronald S. Haligman, Esq.
                    Kirkpatrick & Lockhart LLP                                         Kirkpatrick & Lockhart LLP
              201 S. Biscayne Boulevard, Suite 2000                              201 S. Biscayne Boulevard, Suite 2000
                       Miami, Florida 33131                                               Miami, Florida 33131
                          (305) 539-3300                                                     (305) 539-3300
                  Telecopier No.: (305) 358-7095                                     Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                              PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
             TITLE OF EACH CLASS OF                     AMOUNT TO BE         OFFERING PRICE       OFFERING       REGISTRATION
           SECURITIES TO BE REGISTERED                   REGISTERED           PER SHARE(1)        PRICE(1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share             4,983,666 Shares            $0.10          $498,366.60         $45.85
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                4,983,666 Shares            $0.10          $498,366.60         $45.85
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          AVID SPORTSWEAR & GOLF CORP.
                                834 RIDGE AVENUE
                         PITTSBURGH, PENNSYLVANIA 15212
                                 (412) 321-6001

Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders of Avid Sportswear & Golf Corp. ("AVID") to be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, on ____________, 2002, at 11:00 A.M., local time.

         At this important meeting, shareholders will (1) consider and vote upon approval of the Merger Agreement dated _______, 2002 (the "MERGER AGREEMENT"), by and among Avid, United Companies Corporation, a Nevada corporation
("UNITED"), and Merger Co., Inc., a Nevada corporation and a wholly-owned subsidiary of United ("MERGER CO."), and the related Articles of Merger which provide for the merger (the "MERGER") of Avid with and into Merger Co., as a result of which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities, (2) consider and vote upon approval of the Articles of Merger, to be dated as of the date of the Merger, pursuant to which the Merger will be effected and (3) transact such other business that is incidental to the meeting and that may properly come before the meeting.

         Under the terms of the proposed Merger, upon consummation of the Merger, shares of Avid common stock will be converted into shares of United common stock on a fifty (50) for one (1) basis. In addition, shares of Avid Series A Preferred Stock will be converted into shares of United common stock on an as-converted Avid common stock basis, which means that one (1) share of United common stock shall be issued for the equivalent of fifty (50) shares of Avid common stock. Avid expects that the Merger will be treated as a reorganization for federal income tax purposes so that the receipt of United common stock by Avid shareholders will not be taxed.

         The close of business on __________, 2002 has been fixed by the Board of Directors of Avid as the record date for determination of shareholders entitled to vote at the meeting.

         The meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

         Avid shareholders who object to the merger have the right to demand payment of the "fair value" of any of their common stock.

         We hope that you will be able to attend the meeting in person, but, if you are unable to do so, you are urged to complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of Avid, and return it promptly in the enclosed return envelope, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IN ORDER FOR YOUR SHARES TO BE REPRESENTED AND VOTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NONETHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

         Consummation of the Merger is subject to approval of the Merger Agreement and related Articles of Merger by holders of at least a majority of the outstanding shares of Avid common stock. YOUR VOTE IS IMPORTANT.

         The Board of Directors of Avid has approved the Merger Agreement and Articles of Merger and recommends that Avid shareholders vote FOR approval of the Merger Agreement and Articles of Merger. To assist you in evaluating the proposed Merger, Avid and United have prepared the accompanying Proxy Statement/Prospectus, which contains detailed information concerning the Merger.

         Should you desire to revoke your proxy, you may do so as provided in the accompanying Proxy Statement/Prospectus at any time before the proxy is voted.

                                      Sincerely,

                                      Frank Jakovac
                                      President and Chief Executive Officer

_______________, 2002

                         PROXY STATEMENT AND PROSPECTUS

                     ---------------------------------------

                                  PROSPECTUS OF
                          UNITED COMPANIES CORPORATION

                4,983,666 SHARES OF UNITED COMPANIES CORPORATION
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                               PROXY STATEMENT OF
                          AVID SPORTSWEAR & GOLF CORP.
                         SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ________________, 2002

                     ---------------------------------------

         This Proxy Statement and Prospectus ("PROXY STATEMENT/PROSPECTUS") is furnished to the shareholders of Avid Sportswear & Golf Corp., a Nevada corporation ("AVID"), in connection with the solicitation on behalf of the Board of Directors of proxies for use at its Special Meeting of Avid shareholders to be held on ________________, 2002, and at any postponements or adjournments thereof (the "AVID SPECIAL MEETING").

         Shareholders will consider and vote upon approval of (a) the Merger Agreement dated _______, 2002 (the "MERGER AGREEMENT"), by and among Avid, United Companies Corporation, a Nevada corporation ("UNITED"), and Merger Co., Inc., a Nevada corporation and a wholly-owned subsidiary of United ("MERGER CO."), and (b) the related Articles of Merger (the "ARTICLES OF MERGER") which provide for the merger (the "MERGER") of Avid with and into Merger Co., as a result of which Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities. At the time of the Merger, shares of Avid common stock will be converted automatically into shares of United common stock on a fifty (50) for one (1) basis. In addition, shares of Avid Series A Preferred Stock will be converted into shares of United common stock on an as-converted Avid common stock basis, which means that one (1) share of United common stock will be issued for the equivalent of fifty (50) shares of Avid common stock. United will issue 4,958,666 shares of its common stock pursuant to the terms of the Merger.

         This Proxy Statement/Prospectus constitutes a prospectus of United under the Securities Act of 1933, as amended (the "1933 ACT"), with respect to the United common stock to be issued upon consummation of the Merger. The rights and preferences of United common stock are more fully described in "THE PROPOSED MERGER - Description of United Capital Stock." Information contained in this Proxy Statement/Prospectus relating to Avid has been furnished by Avid and information relating to United and its subsidiaries have been furnished by United.

THE BOARD OF DIRECTORS OF AVID HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS UNANIMOUSLY THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER

         This Proxy Statement/Prospectus does not cover any re-sales of United common stock received by Avid shareholders upon consummation of the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

         Avid's principal executive offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (telephone: (412) 321-6001.)

         United's principal executive offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (telephone: (412) 321-6001).

                         THE CONSUMMATION OF THE MERGER
                     INVOLVES CERTAIN RISKS FOR SHAREHOLDERS
               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5
                 ----------------------------------------------

         THE SHARES OF UNITED COMMON STOCK OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Proxy Statement/Prospectus is dated __________, 2002. Copies of this Proxy Statement/Prospectus and accompanying forms of proxy and Notice of Special Meeting of Shareholders will first be mailed on or about ________, 2002.


         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT UNITED COMPANIES CORPORATION AND AVID SPORTSWEAR & GOLF CORP. THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS OF UNITED COMPANIES CORPORATION AVID SPORTSWEAR & GOLF CORP. UPON WRITTEN OR ORAL REQUEST. TO REQUEST THIS INFORMATION, SHAREHOLDERS MAY EITHER SEND A WRITTEN REQUEST TO AVID SPORTSWEAR & GOLF CORP., 834 RIDGE AVENUE, PITTSBURGH, PENNSYLVANIA 15212,
         ATTENTION: FRANK JAKOVAC, OR CALL (412) 321-6001. IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, SHAREHOLDERS MUST REQUEST THE INFORMATION NO LATER THAN ___, 2002, WHICH IS FIVE DAYS PRIOR TO THE SPECIAL MEETING.

                      JOINT PROXY STATEMENT AND PROSPECTUS

                                TABLE OF CONTENTS
                                                                           PAGE

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.....................................3
AVAILABLE INFORMATION.........................................................i
SUMMARY.......................................................................1
         The Parties..........................................................1
         The Merger...........................................................1
         The Avid Special Meeting.............................................3
         Comparative Per Share Data...........................................4
         Historical, Pro Forma and Equivalent Pro Forma Per Share
            Information.......................................................4
RISK FACTORS..................................................................6
         Risks Associated With Avid...........................................6
         Risks Associated With United.........................................8
THE AVID MEETING.............................................................10
UNITED SHAREHOLDER ACTION....................................................10
THE PROPOSED MERGER..........................................................11
DESCRIPTION OF SECURITIES....................................................21
INFORMATION CONCERNING AVID..................................................23
INFORMATION CONCERNING UNITED................................................31
PRINCIPAL SHAREHOLDERS OF AVID...............................................36
PRINCIPAL SHAREHOLDERS OF UNITED AND SECURITY OWNERSHIP OF UNITED
    MANAGEMENT...............................................................38
MANAGEMENT...................................................................38
EXPERTS......................................................................43
LEGAL MATTERS................................................................43
INDEX TO FINANCIAL STATEMENTS................................................44

                                     SUMMARY

         The following is a summary of, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. Shareholders should read carefully the detailed sections of this Proxy Statement/Prospectus and the Annexes hereto.

THE PARTIES

         UNITED COMPANIES CORPORATION

         United is a company formed on November 26, 2001. On May 18, 2002, United entered into an agreement with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and service homeland security products that are developed and manufactured by View Systems/Milestone Technology, Inc. United has not conducted substantial operations as of the date of this Proxy Statement/Prospectus. United's principal offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. United's telephone number is
(412) 321-6001.

         AVID SPORTSWEAR & GOLF CORP.

         Avid, a corporation whose shares are quoted on the Over-the-Counter Bulletin Board, was principally involved in the sports apparel industry prior to the termination of its Dockers Golf license in May 2001. Currently, Avid has no on-going operations. Avid's liabilities greatly exceed its tangible assets. Avid's principal offices are located at 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. Avid's telephone number is (412) 321-6001.

         MERGER CO., INC.

         Merger Co., a wholly-owned subsidiary of United, was formed for the sole purpose of implementing the Merger. Merger Co. is minimally capitalized and has not conducted, and is not expected to conduct, any business or operations.

THE MERGER

         GENERAL

         Avid and Merger Co. entered into the Merger Agreement on June 18, 2002. When the Merger is completed, Merger Co. shall be the surviving entity and shall assume all of Avid's assets and liabilities. At the time of the Merger, outstanding shares of Avid common stock will be converted automatically into shares of United common stock on a fifty (50) for one (1) basis. The respective Boards of Directors of Avid and United, through independent examination and discussions with investment bankers and consultants have determined the exchange ratio of fifty (50) shares of Avid common stock for one (1) share of United common stock.

         REASONS FOR THE PROPOSED MERGER

         The Merger will implement the creation of a holding company structure in which the acquisition-seeking activities of Avid and United will be consolidated in one corporate organization with United as the publicly-owned parent company. In management's opinion, Avid will be unsuccessful in raising additional capital without changing its capital structure. Management believes that the benefits of the Merger for United include, but are not limited to, the business experience and personal contacts of Avid's management, as well as the public company status of Avid. Management believes that, with this structure in place, it will have an improved opportunity to attract additional personnel to complete the company's management team and to obtain the financing necessary to acquire or merge with a potential business opportunity.

         RISK FACTORS

         The proposed Merger involves certain risks for the shareholders of Avid. See "RISK FACTORS."

         FAILURE TO CONSUMMATE THE MERGER

         In the event the Merger is not consummated, Avid will likely be put into bankruptcy and liquidate.

         OUTSTANDING UNITED SECURITIES

         United currently has outstanding 498,667 shares of common stock, all of which are owned by Mr. Frank Jakovac. United's currently outstanding common stock will remain outstanding upon completion of the proposed Merger. An effect of the Merger from the standpoint of Avid shareholders will be to increase the percentage of common stock beneficially owned by directors and officers from under 1% (representing beneficial ownership as to Avid's common stock) to over 10% (representing anticipated beneficial ownership of United's common stock upon the Effective Time of the Merger). The book value per share of the Avid common stock as of March 31, 2002 was $(0.01) versus the anticipated book value of $(0.00) per share of the United common stock upon the Effective Time of the Merger, but prior to an equity offering.

         OUTSTANDING AVID SECURITIES

         Avid currently has outstanding 147,933,309 shares of common stock, 5,000 shares of Series A Convertible Preferred Stock, 1,075,000 options and 424,714 warrants. On the effective date of the Merger, (i) Avid common shareholders will receive one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock owned; (ii) Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on an as-converted Avid common stock basis, which means that one (1) share of United common stock shall be issued for the equivalent of fifty (50) shares of Avid common stock; (iii) options outstanding under the Avid 2000 Stock Incentive Plan shall terminate and (iv) outstanding warrants of Avid shall be exchanged for United common stock purchase warrants which represent the right to purchase one
(1) share of United common stock in exchange for fifty (50) shares of Avid common stock at an identical exercise price per share.

         RECOMMENDATIONS

         The disinterested directors of Avid's Board of Directors have approved the Merger Agreement and Articles of Merger and recommend that the Avid shareholders vote for approval of the Merger Agreement and Articles of Merger. United's Board of Directors has unanimously approved the Merger Agreement.

         INTERESTS OF CERTAIN AVID DIRECTORS AND OFFICERS IN THE MERGER

         Certain   directors  and  officers  of  Avid  have   interests  in  the
consummation of the Merger separate from and in addition to their interests as Avid shareholders.

         CONVERSION OF STOCK - NO EXCHANGE OF CERTIFICATES REQUIRED

         Upon consummation of the Merger, outstanding shares of Avid common stock will automatically become shares of United common stock on a fifty (50) for one (1) basis. In addition, shares of Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on an as-converted Avid common stock basis, which means that one (1) share of United common stock shall be issued for the equivalent of fifty (50) shares of Avid common stock. Holders of Avid capital stock that would be entitled to receive a fractional share of United common stock pursuant to the Merger shall be rounded up to a whole share of United common stock. Holders of Avid's common stock certificates will not be required to surrender the certificates representing their shares.

         CONDITIONS TO CONSUMMATION OF THE MERGER; AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT AND ARTICLES OF MERGER


         The respective obligations of the parties to consummate the Merger are subject to approvals of the Avid shareholders and the United shareholder, respectively, and the effectiveness of the attached registration statement. The Board of Directors of Avid or United may decide to waive any or all of its conditions to the Merger (except for Avid or United shareholder approval) even after receipt of the requisite approvals of Avid shareholders and the United shareholder. The Merger Agreement and Articles of Merger may be amended by action of the Boards of Directors of Avid, United and Merger Co., respectively. The Merger Agreement may be terminated at any time by mutual consent of the Boards of Directors of Avid and United or, by one of such Boards of Directors without the consent of the other in the event there is a material misrepresentation in the Merger Agreement made by the other party.


         ACCOUNTING TREATMENT

         It is intended that the Merger will qualify to be accounted for as a recapitalization of Avid with Merger Co. as the acquirer (reverse acquisition).

         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, we intend to treat that the Merger as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended. As a result, Avid shareholders who receive United common stock for Avid common stock in the Merger will not recognize gain or loss on the exchange for United States federal income tax purposes. No ruling will be requested form the Internal Revenue Service concerning the federal income tax consequences of the Merger. See "Certain Material/United States Federal Income Tax Consequences" on page 16.

         RECENT PRICE OF COMMON STOCK

         As reported on the Over-the-Counter Bulletin Board, Avid common stock was quoted on May 31, 2002 as follows:

                                                           AVID
                                                    COMMON STOCK PRICES
                                                    -------------------
                                                   ASK              BID
                                                   ---              ---
                    May 31, 2002                 $0.0012           $0.0011

         Prior to the effective date of this Registration Statement, United was a privately-held company.

         EFFECTIVE DATE OF THE MERGER

         The Merger will be consummated as of the time the Articles of Merger filed with the Nevada Secretary of State are made effective. Assuming all conditions to the consummation of the Merger are met, it is anticipated that the Merger will occur as soon as practicable after Avid shareholder approval is obtained.

         UNITED SHAREHOLDER APPROVAL OF THE MERGER

         Mr. Jakovac, the sole shareholder of United, has indicated that he will execute a written consent in favor of the Merger, which written consent will accomplish all United shareholder action required to approve the Merger.

THE AVID SPECIAL MEETING

         GENERAL

         The Avid Special Meeting will be held at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, 11:00 a.m. local time, on _____________, 2002. At this Special Meeting, shareholders will be requested to vote upon approval of the Merger Agreement and Articles of Merger. The record date for the Avid Meeting is the close of business on ___________, 2002. Only Avid shareholders of record on that date are entitled to vote at the Avid Meeting.

         VOTE REQUIRED

         Approval of the Merger Agreement and Articles of Merger requires the affirmative vote of a majority of the outstanding shares of Avid common stock. Avid's executive officers, directors and their affiliates own less than 10% of the Avid shares of stock outstanding and entitled to vote with respect to the approval of the Merger.

         CHANGES AFFECTING THE RIGHTS OF SHAREHOLDERS OF AVID

         The rights of holders of Avid common stock are presently governed by Avid's Articles of Incorporation and By-Laws and Nevada law. After the Merger is consummated, their rights as holders of United common stock will be governed by United's Articles of Incorporation and By-Laws and Nevada law. This change in governing instruments affects in certain respects the rights of Avid shareholders.

         RIGHTS OF DISSENTING SHAREHOLDERS

         Under Nevada law, Avid shareholders who object to the Merger will have a statutory right to demand payment of the "fair value" of any of their shares of Avid common stock. If the holders of more than 1% of the outstanding shares object to the Merger, then the Board of Directors of either United or Avid may terminate the Merger Agreement. See "Appraisal Rights of Dissenting Shareholders" on page 15.

         MANAGEMENT OF THE COMPANY AFTER THE MERGER

         Upon consummation of the Merger, Mr. Frank Jakovac, the current President and sole director of United and Merger Co., respectively, will remain the President and sole director of United and Merger Co., respectively.

COMPARATIVE PER SHARE DATA

         The following tables set forth certain unaudited historical and pro forma per share data for Avid and United. Pro forma data gives effect to the Merger as if it were consummated at the beginning of the periods presented below. This information should be read in conjunction with the other financial data appearing elsewhere in this Proxy Statement/Prospectus.

         There were 147,933,309 shares of common stock outstanding as of May 31, 2002 for Avid. United was formed on November 26, 2001, and had 75,000 shares of stock outstanding as of May 31, 2002. Based upon the shares outstanding as of May 31, 2002, after the Merger, there will be 5,457,334 shares of common stock giving effect to a conversion ratio of fifty (50) shares of Avid common stock for one (1) share of United common stock. During each of the periods presented, there were no cash dividends declared by either United or Avid. Options and warrants have been excluded from the computations of earnings per common share below since they are antidilutive. The information presented below may not be indicative of the results that would have occurred if the Merger had been in effect on the dates indicated, and the information is not indicative of future results.


HISTORICAL, PRO FORMA AND EQUIVALENT PRO FORMA PER SHARE INFORMATION

                                                          THREE MONTHS ENDED
                                                            MARCH 31, 2002
                                                            --------------
          Income (loss) per common share:
          Avid historical net (loss)                       $         (0.00)
          United historical net (loss)                     $         (0.00)
          Pro forma combined net (loss)                    $         (0.04)

                                                            MARCH 31, 2002
                                                            --------------
          Book value per share:
          Avid historical                                  $        (0.03)
          United historical                                $          - 0 -
          Pro forma combined                               $        (0.68)

                                  RISK FACTORS

RISKS ASSOCIATED WITH AVID

         Avid is subject to various risks, which may have a material adverse effect on Avid's business, financial condition and results of operations. The material risks are discussed below:


         OUR DOCKERS' TRADEMARK LICENSE HAS BEEN TERMINATED BY LEVI STRAUSS & CO. AND WILL RESULT IN LOWER COMPANY SALES AND A HIGHER NET LOSS IN FUTURE PERIODS

         On May 9, 2001, Avid received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between Avid's wholly-owned subsidiary, Avid Sportswear, Inc., and
Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of Avid's total product sales during Year 2000. Avid believes that the loss of the license will have a material adverse effect on our results of operations in future periods. The loss of this license will result in lower company sales and a higher net loss in future periods.

         AVID HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE WHICH MAY NOT ALLOW AVID TO CONTINUE AS A GOING CONCERN


         Avid has historically lost money. In the three months ended March 31, 2002, Avid sustained a loss of $0.2 million. In the years ended December 31, 2001 and December 31, 2000, Avid sustained losses of $6.2 million and $8.7 million, respectively. Avid currently does not have any operations. Future losses are likely to occur. Avid's independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 2001 and 2000 financial statements, as well as the company's financial statements as of March 31, 2002, which states that Avid does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Avid's ability to obtain additional funding will determine its ability to continue as a going concern. Avid's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         As of March 31, 2002, its current liabilities exceeded its current assets. Avid had a working capital deficit of $3.0 million and $1.3 million at December 31, 2001 and 2000, respectively. At March 31, 2002, Avid had a working capital deficit of $3.9 million. Avid had an accumulated deficit of $20.4 million and $14.2 million at December 31, 2001 and 2000, respectively. At March 31, 2002, Avid had an accumulated deficit of $20.4 million. Avid currently does not have any operations. Avid currently has little or no cash-on-hand. Accordingly, Avid will experience significant liquidity and cash flow problems if it is not able to raise additional capital as needed and on acceptable terms. No assurances can be given that Avid will be successful in reaching or maintaining profitable operations.


         AVID WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS OR CURTAIL ITS BUSINESS OPERATIONS

         Avid  has  relied  on  significant   external  financing  to  fund  its
operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. Avid will need to raise additional capital to execute a new business strategy. Among other things, external financing will be required to cover its operating costs. Avid cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. In management's opinion, Avid will be unsuccessful in raising additional capital without changing its capital structure.

         AVID DOES NOT HAVE AUTHORIZED COMMON STOCK AVAILABLE WHICH MAY NOT ALLOW IT TO RAISE CAPITAL

         Avid does not have any authorized common stock available to raise capital. The sale of Avid's common stock to raise capital may cause dilution to its existing shareholders. Avid's inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to Avid's business and may result in a lower stock price.

         AVID'S NEW MANAGEMENT BELIEVES SHARES OF COMMON STOCK WERE ISSUED WITHOUT RESTRICTIVE LEGENDS AND AVID MAY BE LIABLE FOR RESCISSION AND OTHER DAMAGES WITH RESPECT TO THE ISSUANCE OF THESE SHARES

         Avid's new management believes that the company issued shares of common stock without legends restricting the resale of such shares. Avid's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. Accordingly, additional shares may have been resold in violation of Section 5 of the 1933 Act. Avid may be liable for rescission and other damages with respect to these sales.

         THE PRESIDENT OF AVID'S WHOLLY-OWNED SUBSIDIARY, AVID SPORTSWEAR, INC., RESIGNED ON MAY 17, 2001 AND AVID'S FAILURE TO ATTRACT AND RETAIN A REPLACEMENT MAY ADVERSELY AFFECT AVID'S ABILITY TO MANAGE FUTURE OPERATIONS

         On May 17, 2001, Barnum Mow resigned as President of Avid's wholly-owned subsidiary, Avid Sportswear, Inc. On April 24, 2001, Mr. Mow resigned as a director of Avid and as a director of Avid Sportswear, Inc. The operations of Avid largely depended on the efforts and abilities of Mr. Mow. Avid's failure to attract and retain a replacement for Mr. Mow could have a material adverse effect on its results of operations in future periods. Avid is evaluating circumstances surrounding Mr. Mow's separation from Avid and Avid Sportswear, Inc. On July 26, 2001, Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of California Labor Code
Section 227.3. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

         AVID COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL WHICH COULD MATERIALLY HARM AVID'S BUSINESS BECAUSE OF THE COST AND TIME NECESSARY TO REPLACE AND TRAIN SUCH PERSONNEL

         Avid's success largely depends on the efforts and abilities of key executives and consultants, including Frank Jakovac, Avid's President and Chief Executive Officer and a Director, James Handlon, Avid's Chief Operational Officer and a Director, and Michelle Mathis, Avid's Director of Corporate and Legal Affairs and a Director. The loss of the services of any of these people could materially harm Avid's business because of the cost and time necessary to replace and train such personnel. Such a loss would also divert management attention away from operational issues. Avid was unable to honor its obligations under these employment agreements and, as a result, Avid and each officer mutually agreed to terminate their respective employment agreements effective December 1, 2001. Currently, Avid does not have employment agreements with Messrs. Jakovac or Handlon or Ms. Mathis. We do not maintain key-man life insurance policies on any of these people. On May 17, 2001, Barnum Mow, the President of Avid Sportswear, inc., resigned. On August 16, 2001, Jerry Busiere resigned as Secretary, Treasurer and a Director of Avid. On September 24, 2001, Earl T. Ingarfield, resigned as Chief Executive Officer, Chairman and a Director of Avid. On December 1, 2001, Michael LaValliere resigned as a Director of Avid.



         AVID COMMON STOCK IS A "PENNY STOCK" AND IS CONSIDERED A VERY RISKY INVESTMENT

         Avid common stock is a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o     With a price of less than $5.00 per share;

         o     That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for Avid common stock by reducing the number of potential investors. This may make it more difficult for investors in Avid common stock to resell shares to third parties or to otherwise dispose of them. This could cause Avid's stock price to decline.

         AVID COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY AND AN INVESTOR MAY LOSE A SUBSTANTIAL PART OR ALL OF ITS INVESTMENT

         Avid's common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of its common stock. Historically, there has been a limited public market for Avid's common stock and there can be no assurance that an active trading market for Avid's common stock will develop. As a result, this could adversely affect shareholders' ability to sell Avid's common stock in short time periods, or possibly at all. Avid's common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of its common stock.

RISKS ASSOCIATED WITH UNITED

         United is subject to various risks, which may have a material adverse effect on United's business, financial condition and results of operations. The material risks are discussed below:

         UNITED HAS NO OPERATING HISTORY OR REVENUE FROM WHICH TO EVALUATE ITS BUSINESS WHICH MAKES AN INVESTMENT IN UNITED VERY SPECULATIVE

         United has had no operating history or revenue from operations since its inception on November 26, 2001. In addition, United has very limited assets and financial resources. Due to United's lack of operations and revenue, the company expects to incur operating losses for the foreseeable future. Due to United's lack of operations, there is limited information upon which investors can evaluate its business. United does not have significant cash or a source of revenue to cover its operating costs and to allow it to continue as a going concern. External capital will be required for United to continue as a going concern. United has no commitments or other sources of capital available to it.

         BECAUSE  UNITED  HAS  NO  CURRENT   OPERATIONS   ITS  FUTURE   BUSINESS
         OPPORTUNITIES ARE HIGHLY SPECULATIVE


         The success of United's proposed plan of operation will be highly dependent on the success of its relationship with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and service homeland security products that are manufactured by View Systems/Milestone Technology, Inc. You should consider the likelihood of United's future success to be highly speculative in view of its lack of operating history.




         UNITED COULD FAIL TO RETAIN OR ATTRACT KEY PERSONNEL WHICH MAY ADVERSELY AFFECT ITS ABILITY TO DEVELOP ITS BUSINESS PLAN

         United's future success depends, in significant part, on the continued service of Frank Jakovac, its President. United cannot assure you that it would be able to find an appropriate replacement for Mr. Jakovac. Any loss or interruption of the services of Mr. Jakovac could adversely affect its ability to develop its business plan. United has not entered into an employment agreement with Mr. Jakovac. United does not presently maintain key-man life insurance policies on Mr. Jakovac. United cannot assure you that it will be successful in its efforts to recruit and retain the personnel it will need, and United's failure to do so could adversely affect its business.


         UNITED'S PRESIDENT AND SOLE DIRECTOR, WHOSE INTERESTS MAY DIFFER FROM OTHER SHAREHOLDERS IS EXPECTED, TO EXERT SIGNIFICANT INFLUENCE OVER THE DIRECTION OF THE COMPANY,

         Through his stock ownership, Mr. Frank Jakovac, United's President and sole director, will be able to exert significant influence over the direction of United and its business opportunities. The interests of Mr. Jakovac may differ from the interests of other shareholders.


         UNITED HAS BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM ITS INDEPENDENT AUDITOR

         United's independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the company's financial statements as of December 31, 2001, which states that United does not have an established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. United's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         UNITED COMMON STOCK MAY BE DEEMED A "PENNY STOCK"

         United common stock may be deemed a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o     With a price of less than $5.00 per share;

         o     That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for United common stock by reducing the number of potential investors. This may make it more difficult for investors in United common stock to resell shares to third parties or to otherwise dispose of them. This could cause United's stock price to decline.

         WITHOUT ADDITIONAL FINANCING, UNITED WILL NOT BE ABLE TO ACHIEVE ITS OBJECTIVES


         Without additional working capital, United will not be able to achieve the objectives of management which include assuming an effective management team and obtaining adequate working capital. There can be no assurance that United will obtain additional financing. The consequences of failing to obtain additional financing include the inability to maintain its relationship with View Systems/Milestone Technology, Inc. Also, even if additional financing is obtained, there is no assurance that management's goals as set forth in this Proxy Statement/Prospectus will be attained.

                                THE AVID MEETING

         This Proxy Statement/Prospectus if furnished to Avid shareholders in connection with the solicitation on behalf of the Avid Board of Directors of proxies to be used at the Avid Special Meeting to be held on , 2002, at 11:00 A.M., local time, at the offices of Kirkpatrick & Lockhart LLP, at 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131, and at any postponement or adjournment thereof. The form of proxy to be used in connection with the Avid Special Meeting has been enclosed with the copies of this Proxy Statement/Prospectus sent to Avid shareholders.

PURPOSE

         The purpose of the Avid Special Meeting is to consider and vote upon approval of the Merger Agreement and Articles of Merger.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

         Each Avid shareholder of record at the close of business on __________, 2002, will be entitled to one vote for each share then registered in such shareholder's name. As of that date, there was the equivalent of 247,933,309 shares of Avid common stock entitled to vote, which includes outstanding Avid preferred stock voting on an as-converted basis. A majority of the outstanding Avid capital stock, including the outstanding Avid preferred stock voting on an as-converted basis, will constitute a quorum for the transaction of business at the Avid Meeting. Abstentions and broker non-votes will not be included as affirmative votes with respect to the calculation of whether a quorum is achieved.

VOTE REQUIRED


         Approval of the Merger Agreement and Articles of Merger require the affirmative vote of a majority of the outstanding shares of Avid capital stock, including the outstanding Avid preferred stock voting on an as-converted basis. A failure to vote for approval of the Merger Agreement and Articles of Merger, which includes abstentions and broker non-votes, will have the same effect as a vote against the approval of the Merger Agreement and Articles of Merger, as a majority of the outstanding shares of Avid capital stock is required to approve the proposal.


SOLICITATION, VOTING AND REVOCATION OF PROXIES

         A proxy in the form accompanying this Proxy Statement/Prospectus, if properly executed and received by Avid before the Avid Special Meeting and not revoked, will be voted as specified therein. If no specification is made, the shares represented by the proxy will be voted FOR approval of the Merger Agreement and Articles of Merger. The cost of soliciting proxies from Avid shareholders will be borne by Avid. Avid will solicit proxies by mail, and directors, officers and employees of Avid may solicit proxies by telephone, telegraph or in person. Any proxy relating to the Avid Special Meeting may be revoked by the person executed it at any time before it is voted, by filing with the Secretary of Avid a written revocation or duly executed proxy bearing a later date or by attendance at the Avid Special Meeting and voting in person; however, mere attendance at the Avid Special Meeting will not itself have the effect of revoking the proxy.

OTHER BUSINESS

         The Avid Board of Directors knows of no other matter that will come before the Avid Special Meeting. Only other matters that are incidental to the conduct of the Avid Special Meeting and that are properly brought before the Avid Special Meeting will be voted on by the proxy holders.

                            UNITED SHAREHOLDER ACTION

         Under Nevada law, the action to approve the Merger may be taken by the unanimous written consent of the holders of all outstanding United common stock. Currently, United has 498,667 shares of common stock outstanding, all of which are held by Mr. Frank Jakovac. Mr. Jakovac has indicated that he will execute a written consent in favor of the Merger. Upon obtaining such consent, all required United shareholder action will have been taken and the Merger Agreement shall thereupon have been adopted by United.

                               THE PROPOSED MERGER

GENERAL

         BASIC TERMS OF MERGER

         Upon the consummation of the Merger, Avid will be merged with and into Merger Co., a wholly-owned subsidiary of United, as a result of which Merger Co. will be the surviving entity and will assume all of Avid's assets and liabilities. United is actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

         On the effective date of the Merger, the rights of holders of United and Avid securities will be affected as follows:

         (a) Avid common shareholders will receive one (1) share of United common stock in exchange for fifty (50) shares of Avid common stock owned; as a result, Avid common shareholders' rights as Avid shareholders shall terminate and shall be replaced by their ownership of United common stock. Holders of Avid common stock that would be entitled to receive a fractional share of United common stock pursuant to the merger shall be rounded up to a whole share of United common stock.

         (b) Avid Series A Convertible Preferred Stock will be converted into shares of United Common stock on an as-converted Avid common stock basis, which means that (1) share of United common stock shall be issued for the equivalent of fifty (50) shares of Avid common stock.

         (c) Options outstanding under the Avid 2000 Stock Incentive Plan shall terminate effective as of the effective date of the Merger.

         (d) The holders of Avid common stock purchase warrants, which represent the right to purchase up to 2,424,714 shares of Avid common stock at exercise prices ranging from $0.01 to $1.50, shall receive in exchange therefor United common stock purchase warrants which represent the right to purchase one
(1) share of United common stock in exchange for fifty (50) shares of Avid common stock at an identical exercise price per share.

         (e) All securities of United outstanding prior to the Effective Time shall remain outstanding after the Effective Time.

         As a result of the Merger, Avid will be merged with and into Merger Co., which is a wholly-owned subsidiary of United. Merger Co. will be the surviving corporation of this Merger, and all rights, powers, duties and obligations of Avid prior to the Merger shall be assumed by Merger Co. after the Merger. Avid's creditors prior to the Merger shall become creditors of Merger Co. after the Merger. Merger Co. is a corporation, which was formed for the purpose of the Merger and has engaged in no substantial business operations.

BACKGROUND OF MERGER

         Consummation of the Merger and the equity offering are, therefore, the final steps in the process of consolidating the Avid and United business plans and seeking potential operating businesses and business opportunities with the intent to acquire or merge. Through the Merger, Avid shareholders will become shareholders of United.

         The respective Boards of Directors of Avid and United, through independent examination and discussions with investment bankers and consultants, have determined the exchange ratio of fifty (50) shares of Avid common stock for one (1) share of United common stock.

BUSINESS REASONS FOR THE MERGER

         In reaching its decision to approve the Merger Agreement and to recommend its acceptance by Avid shareholders, the Avid Board of Directors considered the effects of the Merger through Board of Directors discussions and discussions with Avid's management, and reviewed the terms and conditions of the transactions contemplated by the Merger Agreement. The Avid Board of Directors analyzed the consideration to be received by the Avid shareholders in the Merger. The Avid Board of Directors considered a number of factors, with the following being the material factors:

         (1)   Avid currently has no operations.

         (2)   Avid's liabilities greatly exceed its tangible assets.

         (3) Financing has not been, and is not likely to become, available to Avid due to recent events; including, but not limited to the termination of the Dockers Golf license. Management believes other financing should become feasible to United after the Merger.

         (4)   The Avid shareholders will become United shareholders.

         (5) The receipt of United common stock in the Merger is intended to be a tax-free exchange to the Avid shareholders.

         (6) The prospects for assembling a qualified management team and for obtaining adequate capital and financing to carry out its business plan should be greater than those available to Avid.

         (7) The number of shares of United common stock outstanding will mean that Avid shareholders will experience substantial dilution upon consummation of the Merger.

         (8) The Board of Directors considered those matters described above under "RISK FACTORS."

         In view of the variety of factors considered, the Board of Directors of Avid did not find it practical to quantify or otherwise attempt to attach relative weights to specific factors considered. Based on its deliberations, the Board of Directors of Avid has determined that the Merger is in the best interests of Avid and its shareholders. The Board of Directors also considered and gave weight to the interest which a certain officer and director of Avid and United, Mr. Frank Jakovac, has in connection with the Merger. Management believes that the benefits of the Merger for United include, but are not limited to, the business experience of Avid's management, as well as the public company status of Avid.

         While there can be no assurance that all the above factors which are stated as objectives can be fulfilled through the Merger, management did perform certain inquiries and did consider certain matters relating to the proposed Merger. With respect to its belief that United, after the Merger, should have greater prospects for assembling a qualified management team, management relied upon the experience of Messrs. Jakovac and Handlon, who have substantial business experience. With respect to its belief that United after the completion of the Merger should achieve improved financial conditions and operations, management relied on its internally-generated business plan, which indicates that United can achieve profitability, assuming that (i) at least $1,000,000 is raised in an equity or debt financing; (ii) United successfully markets and obtains sales of homeland security products pursuant to its agreement with View Systems/Milestone Technology, Inc.; and (iii) there is continuing availability of qualified management personnel for what is a relatively new venture. Management has no reason to believe that the assumptions used in preparing its business plan are not reasonable.

         The Board of Directors of Avid has approved the Merger Agreement and Articles of Merger and unanimously recommends that the Avid shareholders vote FOR approval of the Merger Agreement and Articles of Merger.

UNITED'S REASONS FOR ENGAGING IN THE MERGER


         United's management believes that, after the Merger, United's public company status should improve United's ability to raise capital and to successfully market and sell homeland security products pursuant to its agreement with View Systems/Milestone Technology, Inc. Based on management's experience, more investors are likely to finance a company if there is a market in which to dispose of their stock in the future. The availability of financing will enable United to fund the marketing and sales of the Security Scan 2000 homeland security product.


INTEREST OF AN AVID DIRECTOR AND OFFICER IN THE MERGER

         In considering the proposed Merger, shareholders should be aware that a member of Avid's and United's management and Board of Directors has an interest which might present him with a conflict of interest in connection with the Merger. Mr. Frank Jakovac, Chief Executive Officer, President and a director of Avid immediately prior to the effective date of the Merger, is also currently the President and sole director of United and will remain a director of United immediately after the effective date of the Merger.

         In voting on major corporate transactions such as mergers and significant acquisitions, corporate boards frequently adopt special procedures to allow disinterested directors the opportunity to consider and vote upon such transactions free from the influence of interested directors. Although the term "interested director" does not have a precise, accepted definition, in its broadest sense, it would include all persons who are or were officers of a company, controlling shareholders of the company, and employees or associates of controlling shareholders. Under this broad definition, Avid has two (2) disinterested directors.

OUTSTANDING UNITED SECURITIES

         United currently has outstanding 498,667 shares of common stock, all of which are owned by Mr. Frank Jakovac. United's currently outstanding common stock will remain outstanding upon completion of the proposed Merger. An effect of the Merger from the standpoint of Avid shareholders will be to increase the percentage of common stock beneficially owned by directors and officers from under 1% (representing beneficial ownership as to Avid's common stock) to over 10% (representing anticipated beneficial ownership of United's common stock upon the effective date of the Merger).

STOCK OWNERSHIP

         At May 31, 2002, officers and directors of Avid held 400,000 shares of common stock, representing under 1% of the shares then outstanding.

EXPENSES OF THE MERGER

         If the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.

ACCOUNTING TREATMENT

         It is intended that the Merger will qualify to be accounted for as a recapitalization of Avid with Avid as the acquirer (reverse acquisition). Avid will be treated as the acquirer for accounting purposes because it is intended that the shareholders of Avid will control Merger Co. after the Merger. The historical financial statements prior to the effective date of the Merger will be those of Avid.

THE MERGER AGREEMENT

         Avid, United and Merger Co. entered into the Merger Agreement on June 18, 2002. The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Articles of Merger, copies of which are attached as Annex I and Annex II to this Proxy Statement/Prospectus and incorporated herein by reference.

         EFFECTIVE DATE OF THE MERGER

         The Merger will become effective on the date the Articles of Merger filed with the Secretary of State of the State of Nevada become effective. Avid and United intend that the effective date will occur as soon as reasonably practicable after the Avid Meeting takes place.

         EFFECT OF THE MERGER; CONVERSION OF SHARES

         On the effective date, Avid will be merged with and into Merger Co., the separate corporate existence of Avid will terminate, and Merger Co., as the surviving corporation, will own all of the assets and will be responsible for all of the liabilities of Avid and Merger Co. By virtue of the Merger, fifty
(50) issued and outstanding shares of Avid common stock will be converted into one (1) share of United common stock. In addition, shares of Avid Series A Convertible Preferred Stock will be converted into shares of United common stock on an as-converted Avid common stock basis, which means that one (1) share of United common stock shall be issued for the equivalent of fifty (50) shares of Avid common stock.

         DILUTION TO AVID SHAREHOLDERS

         Upon the successful consummation of the Merger, existing Avid shareholders will be diluted by United's current outstanding shares of common stock or approximately 10%. This means that as a result of the Merger, Avid's existing shareholders will, collectively, own 10% less of the company than prior to the Merger. The following tables set forth the effect of the Merger on existing shareholders of Avid capital stock:

                                             BEFORE CONSUMMATION OF MERGER
                           ---------------------------------------------------------------------
                                                                              PERCENTAGE
                                   AVID                                      OWNERSHIP OF
                               CAPITAL STOCK                                 AVID COMMON
                                  OWNED                                         STOCK
                           ---------------------------------------------------------------------
AVID COMMON SHAREHOLDERS      147,933,309  shares of Avid common stock          59.7%

AVID SERIES A CONVERTIBLE     100,000,000  shares of Avid common stock on an
PREFERRED SHAREHOLDERS        as-converted basis                                40.3%



                                             AFTER CONSUMMATION OF MERGER
                           ---------------------------------------------------------------------
                                                                              PERCENTAGE
                                  UNITED                                     OWNERSHIP OF
                               CAPITAL STOCK                                 AVID COMMON
                                  OWNED                                         STOCK
                           ---------------------------------------------------------------------
FORMER AVID COMMON              2,983,666                                       60.0%
 SHAREHOLDERS

FORMER AVID SERIES A          200,000,000                                       40.0%
CONVERTIBLE PREFERRED
SHAREHOLDERS

PRIOR UNITED COMMON               498,667                                       10.0%
 SHAREHOLDERS


         NO EXCHANGE OF CERTIFICATES REQUIRED

         Holders of Avid common stock certificates will not be required to surrender the certificates representing their shares.

         AVID ARTICLES OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

         The Articles of Merger provide that the Articles of Incorporation and By-Laws of Merger Co., as in effect immediately prior to the effective date, will be the Articles of Incorporation and By-Laws of Merger Co. immediately after the effective date and thereafter will continue to be its Articles of Incorporation and By-Laws until amended as provided therein and under Nevada law.

         Mr. Frank Jakovac, a director of Avid holding office immediately prior to the effective date will be the sole director of Merger Co. and United, respectively, on the effective date. In addition, Mr. Jakovac, the Chief Executive Officer and President of Avid immediately prior to the effective date, and Mr. James Handlon, the Chief Operating Officer of Avid immediately prior to the effective date, will be the officers of Merger Co. (holding the same office as they held with Avid) after the effective date.

         UNITED ARTICLES OF INCORPORATION AND BY-LAWS; DIRECTORS AND OFFICERS

         The Articles of Incorporation and By-Laws of United, as in effect immediately prior to the effective date (copies of which are attaches as Annexes III and IV to this Proxy Statement/Prospectus), will remain the Articles of Incorporation and By-Laws of United immediately after the effective date until amended as provided therein and under Nevada law.

         Mr.  Frank  Jakovac,   the  sole  director  of  United  holding  office
immediately prior to the effective date, will continue to be the sole director of United at the effective date.

         CONDUCT OF BUSINESS PENDING THE MERGER

         Avid currently has no operations and little or no cash on hand. Avid's liabilities greatly exceed its assets.

         CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER

         Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the fulfillment of the following conditions:

         (a) The Merger Agreement and the Merger shall have been approved by the requisite vote of Avid's shareholders and by United's shareholders.

         (b) The issuance of United common stock in connection with the Merger shall have been approved by United's shareholders.

         (c) The registration statement to which this Proxy Statement/Prospectus is related shall have become effective with the Securities and Exchange Commission, and no stop order suspending such effectiveness shall have been issued or proceedings for such purpose shall have been instituted, and this Proxy Statement/Prospectus shall not contain an untrue statement of a material fact and shall not omit any statement required to be contained herein or necessary to make any statement contained herein, in the light in which made not misleading.

         (d) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes illegal or otherwise prevents the consummation of the Merger shall be issued or sought.

         (e) No party to the Merger Agreement shall have terminated the Merger Agreement as permitted therein.

         The obligations of Avid to effect the Merger is subject to the representations and warranties of United set forth in Article III of the Merger Agreement being true as of the date of the Merger Agreement (or, if not, any exceptions shall have been removed on a basis satisfactory to Avid) and shall be true and correct as of the effective date as if made at the effective date.

         The obligations of United and Merger Co. to effect the Merger is subject to the representations and warranties of Avid set forth in Article III of the Merger Agreement being true as of the date of the Merger Agreement (or, if not, any exceptions shall have been removed on a basis satisfactory to United) and shall be true and correct as of the effective date as if made at the effective date.

         Any conditions to a party's obligation to consummate the Merger (other than Avid and United shareholder approval) may be waived by such party before or after such party's shareholders taking action on the Merger and the Merger consummated without another vote of the Avid shareholders subject to the provision described below under "Amendment and Termination of the Merger Agreement an the Articles of Merger, Effect of Termination." In general, Avid would determine to waive a condition only on the basis of a judgment that, notwithstanding waiver of the particular condition, the Merger is still in the best interests of its shareholders. If such a waiver would have a material adverse impact on the Avid shareholders and, under applicable state or federal law or the terms of the Merger Agreement, Avid would be required to re-solicit proxies from its respective shareholders, it will do so.

         AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT AND THE ARTICLES OF MERGER; EFFECT OF TERMINATION

         The Merger Agreement may be amended by Avid and United (whose approval shall be binding upon Merger Co.); PROVIDED, HOWEVER, that, after approval of the Merger by the shareholders of Avid, no amendment may be made which would materially and adversely affect the shareholders of Avid, without the further approval of the shareholders of Avid.

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the shareholders of Avid:

         (a) by mutual consent of the Boards of Directors of United and Merger Co. and the Avid Board of Directors; or

         (b) by United or Avid if the Avid Special Meeting is held and, at such Special Meeting, the vote regarding the Merger contemplated to be taken thereat is taken and the requisite approval is not obtained or if the approval of the shareholders of United is not obtained; PROVIDED, HOWEVER, that no party shall have the right to terminate the Merger Agreement unilaterally if the event giving rise to such right shall be primarily attributable to such party or to any affiliated party. The termination of the Merger Agreement shall automatically terminate the Articles of Merger.

         In the event of the termination of the Merger Agreement by any party as provided therein, the Merger Agreement shall become void and there shall be no liability thereunder on the part of any party or its respective officers and directors except liability on the part of any party for intentional breach or misrepresentation or common law fraud and except that the agreements regarding expenses and confidentiality contained in the Merger Agreement shall survive the termination thereof.

         TREATMENT OF AVID STOCK OPTIONS

         As of the effective date, options outstanding under Avid's 2000 Stock Incentive Plan shall terminate.

         RESTRICTIONS ON RE-SALES BY AFFILIATES

         The shares of United common stock issuable in the Merger have been registered under the 1933 Act. Therefore, such shares may be traded freely and without restriction by those Avid shareholder not deemed to be "affiliates" of Avid or United (as such term is used in Rule 145 under the 1933 Act). Those persons who are deemed affiliates of Avid or United will be restricted from publicly selling the shares of United commons tock they receive in connection with the Merger unless such sales are made pursuant to either an effective registration statement under the 1933 Act or an exemption from registration. United is not required to provide any such registration statement (and this Proxy Statement/Prospectus may not be used for selling such shares), nor is it required to take any action to make any such exemption available.

         The Avid shareholders who are deemed to be affiliates of Avid or United may, however, sell their shares in accordance with Rule 145 under the Securities Act. Rule 145 requires that affiliates sell shares of United common stock acquired in the Merger in accordance with certain provisions of Rule 144 under the Securities Act. Under such provisions, shares of United common stock acquired by affiliates in the Merger may be sold: (i) if current public information with respect to United (as required by the reporting requirements of the Securities Exchange Act of 1934) is available; (ii) if the stock is sold in a "broker's transaction" (as defined in the Rule); and (iii) if the amount of stock sold or to be sold by the affiliate within any three-month period does not exceed the greater of (a) one percent of the outstanding United common stock or
(b) the average weekly volume trading of United common stock on the NASDAQ system during the four-week period prior to the proposed sale.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         The shareholders of Avid common stock as of _____________, 2002 are entitled to dissent from the proposed Merger and obtain payment for the fair value of their shares under sections 78.3792-78.3793 of the Nevada Revised Statutes in connection with the Merger. If the Merger is consummated, each Avid shareholder, who has not voted in favor of the Merger (which includes voting against the Merger and abstaining from voting) and who otherwise complies with the Nevada Revised Statutes, will be entitled to such rights. The following discussion is not a complete statement of laws relating to appraisal rights and is qualified in its entirety by references to the Nevada Revised Statutes. All references in the Nevada Revised Statutes and in this summary to "shareholders" or "shareholders" are to the record holders of the shares of Avid common stock as to which appraisal rights are asserted.

         Under the Nevada Revised Statutes, holders of Avid common stock who desire to exercise their appraisal rights must satisfy all of the following conditions. A written notice of the shareholder's intent to demand payment for his shares if the proposed action is effectuated must be delivered to the Secretary of Avid before the taking of the vote on the Merger. The shareholder's notice of intent must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of the Nevada Revised Statutes.

         Avid shareholders electing to exercise their appraisal rights must deliver a notice of intent to: Secretary, Avid Sportswear & Golf Corp., 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212, so as to be received prior to taking the vote at the Special Meeting. The shareholder's notice of intent must specify the shareholder's name and mailing address, the number of shares of Avid common stock owned, and that the shareholder is thereby demanding appraisal of his shares.

         The shareholder's notice of intent must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate or certificates representing such shareholder's shares of Avid common stock. If the Avid common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the shareholder's notice of intent must be executed by the fiduciary. If the Avid common stock is owned of record by more than one person, as in a joint tenancy in common, the shareholder's notice of intent must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may executed the shareholder's notice of intent for a shareholder of record; however, the agent must identify the record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Avid Special Meeting.

         NRS Section 92A.400 provides that a shareholder may exercise appraisal rights for less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Avid common stock outstanding in the name of such shareholder.

         If the holders of more than one percent (1%) of the outstanding shares of Avid common stock object to the Merger, the Board of Directors of either United or Avid may terminate the Merger Agreement.

         If the Merger is approved by the holders of the requisite number of Avid shares, Avid shall give written notice of the adoption of the Merger Agreement within ten (10) days of such adoption to each Avid shareholder who filed a notice of intent and who did not vote for adoption of the Merger Agreement.

         Within twenty (20) days after the giving of notice to him, any shareholder who elects to dissent shall file with Secretary of Avid a notice of election to dissent, stating his name and address, the number, classes and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. An Avid shareholder who elects to exercise appraisal rights must deliver a notice of election to dissent to: Secretary, Avid Sportswear & Golf. Corp., 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212. Any Avid shareholder failing to file a notice of election to dissent within such twenty
(20) day period shall be bound by the terms of the proposed corporate action. Any Avid shareholder filing a notice of election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing to the notice of election to dissent.

         Upon filing of a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided for in NRS Section and shall not be entitled to vote or to exercise any rights of a shareholder. A notice of election to dissent may be withdrawn in writing by the shareholder at any time before an offer is made by Avid to pay for his shares. After the time such offer is made, no such notice of election to dissent may be withdrawn unless Avid consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election if the notice of election to dissent is withdrawn, the proposed Merger is abandoned or rescinded or the shareholders of Avid revoke the authority to effect the Merger, no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by the Nevada Revised Statutes.

         Within ten (10) days after the expiration of the period in which shareholders may file their notices of elections to dissent, or within ten (10) days after the Merger is effected, whichever is later (but in no case later than ninety (90) days from the date the Merger was approved by the shareholders), Avid will make a written offer to each dissenting shareholder who has filed a notice of election to dissent to pay an amount which Avid estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the ninety (90) day period after the shareholders' authorization of the Merger, the offer may be made conditional upon the consummation of such action.

         If within thirty (30) days after the making of such offer the shareholder accepts the same, payment for his shares shall be made within ninety
(90) days after making of such offer or the consummation of the proposed Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have interest in such shares.

         If Avid fails to make such offer within the period set forth above or if Avid makes the offer and any dissenting shareholder fails to accept the same within thirty (30) days thereafter, then Avid, within thirty (30) days after receipt of written demand from any dissenting shareholder given within sixty
(60) days after the date on which such corporate action was effected, shall (or at its election at any time within such period of sixty days may), file an action in any court of competent jurisdiction in Nevada, requesting that the fair value of such shares be determined. The Court shall also determine whether each dissenting shareholder, as to whom Avid requests the court to make such determination, is entitled to receive payment for their shares. If Avid fails to institute the proceeding as set forth herein, any dissenting shareholder may do so in the name of Avid.

         The above information is a summary of the Nevada Revised Statutes relating to the procedure for the exercise of a shareholders' right of appraisal and is qualified in its entirety by reference to the full text of the Nevada Revised Statutes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of the material United States federal income tax consequences of the Merger to Avid shareholders upon their exchange of Avid common stock for United common stock pursuant to the Merger. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date of this proxy statement-prospectus. There can be no assurance that future legislative, administrative or judicial changes will not affect the accuracy of the statements or conclusions set forth in this tax summary. Furthermore, this summary will not be binding on the Internal Revenue Service or the courts, and no rulings will be sought from the Internal Revenue Service with regard to the tax treatment of the Merger. Accordingly, there can be no certainty that the Internal Revenue Service will not challenge the conclusions reflected in this summary or that a court would not sustain such a challenge. This summary is limited to Avid shareholders that hold their shares as a capital asset and does not consider the tax treatment to shareholders that hold their shares through a partnership or other pass-through entity. This summary does not address all aspects of United States federal income taxation that may be applicable to Avid shareholders in light of their particular circumstances or to Avid shareholders subject to special treatment under United States federal income tax law, such as:

         o     certain United States expatriates;

         o shareholders that hold Avid common stock as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment;

         o Avid shareholders whose functional currency is not the United States dollar;

         o     Avid   shareholders  who  acquired  Avid  common  shares  through exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

         o     foreign persons and entities;

         o     financial institutions;

         o     insurance companies;

         o     tax-exempt entities;

         o     dealers in securities; and

         o     traders in securities that mark-to-market.

         Furthermore, this summary does not address any aspect of state, local or foreign taxation.

MERGER

         We intend to treat the Merger as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. Provided that the Merger is respected as such: (i) no gain or loss will be recognized by an Avid shareholder who exchanges Avid shares solely for United shares; (ii) the basis of United shares received by an Avid shareholder will equal the basis of the Avid shares exchanged therefor; and (iii) the holding period of the United shares received by an Avid shareholder in the merger will include the holding period of the shareholder's Avid shares.

         REPORTING REQUIREMENTS

         An Avid shareholder who receives United shares in the merger should file a statement with his or her United States federal income tax return for the taxable year in which the Merger takes place setting forth his or her tax basis in the Avid shares exchanged in the Merger and the fair market value of the

United shares and the amount of any cash received in the Merger. In addition, Avid shareholders will be required to retain permanent records of these facts relating to the Merger.

         THE SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THIS SUMMARY DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH AVID SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME, REPORTING OR OTHER TAX CONSEQUENCES OF THE MERGER TO THAT SHAREHOLDER.

GOVERNMENTAL FILINGS

         Avid has determined that no filings or approvals are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Avid and United are not currently aware that any governmental permits, approvals, consents or similar actions are required for consummation of the Merger except for federal and state approvals under applicable securities laws.

MARKET PRICES OF AVID COMMON STOCK

         The company's common stock began trading on the Over-the-Counter Bulletin Board on March 24, 1998, under the symbol GFIO. On July 22, 1999, our company's symbol was changed to AVSG. On December 2, 1999, our company's commons tock was no longer eligible for quotation on the Over-the-Counter Bulletin Board because our company's Registration Statement on Form 10-SB had not been declared effective by the Commission as of that date. On that date, our company's common stock began trading on the pink sheets. Our company began trading again on the Over-the-Counter Bulletin Board, May 9, 2000. The company's high and low bid prices by quarter during 1999, 2000, 2001 and 2002 are as follows(1):

                                                      CALENDAR YEAR 2002
                                                      ------------------
                                                   HIGH BID            LOW BID
                                                   --------            -------
             First Quarter                         $0.0025             $0.0011
             Second Quarter                        $0.0022             $0.0011
             (April 1 - May 31, 2002)




                                                      CALENDAR YEAR 2001
                                                      ------------------

                                                   HIGH BID            LOW BID
                                                   --------            -------
             First Quarter                         $0.1400             $0.0350
             Second Quarter                        $0.1350             $0.0080
             Third Quarter                         $0.1620             $0.0061
             Fourth Quarter                        $0.0400             $0.0019


                                                      CALENDAR YEAR 2000
                                                      ------------------

                                                   HIGH BID            LOW BID
                                                   --------            -------
             First Quarter                         $0.8100             $0.2500
             Second Quarter                        $0.6250             $0.2500
             Third Quarter                         $0.6875             $0.2550
             Fourth Quarter                        $0.4063             $0.0938

                                                     CALENDAR YEAR 1999(2)
                                                     ---------------------
                                                   HIGH BID            LOW BID
                                                   --------            -------
             First Quarter                         $2.0000             $0.7500
             Second Quarter                        $1.4688             $0.8750
             Third Quarter                         $1.1250             $0.6875
             Fourth Quarter                        $1.0938             $0.2500


         On May 31, 2002, our company's high and low bid prices were $0.0011 and $0.0011, respectively. As of May 31, 2002, Avid had 242 holders of record.

(1)      These   quotations   reflect   high   and  low  bid   pries   from  the
         Over-the-Counter Bulletin Board and the pink sheets.

(2) These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                            DESCRIPTION OF SECURITIES


DESCRIPTION OF AVID CAPITAL STOCK


         AUTHORIZED CAPITAL STOCK. The authorized capital stock of our company consists of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of May 31, 2002, our company has 147,933,309 shares of common stock and 5,000 shares of Series A Convertible Preferred Stock outstanding, respectively. The company also has the following options and warrants outstanding:

                         TYPE           NUMBER OF SHARES          EXERCISE PRICE
                         ----           ----------------          --------------


                   Options                  864,477                    $0.38

                   Options                  600,000                    $0.30
                   Options                  475,000                    $0.35
                   Warrants                 100,000                    $0.50
                   Warrants                 285,714                    $1.50
                   Warrants                  39,000                    $0.01

                   Warrants               2,000,000                    $0.35



         The following description is of the material terms of our capital stock. Additional information may be found in our company's articles of incorporation included as an exhibit to our Registration Statement on Form 10-SB (as amended) filed with the Securities and Exchange Commission.

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the Nevada Revised Statutes, or the rules of any quotation system or national securities exchange on which stock of our company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. The company has no present plans to issue any shares of preferred stock.


DESCRIPTION OF UNITED CAPITAL STOCK

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. In the event of liquidation, dissolution or winding up of our company, shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION BYLAWS OF UNITED AND NEVADA LAW

         The following provisions of the Articles of Incorporation and Bylaws of United could discourage potential acquisition proposals and could delay or prevent a change in control of United. Such provisions may also have the effect of preventing changes in the management of our company, and preventing shareholders from receiving a premium on their common stock.


         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Currently, Avid does not have any available authorized shares of common stock.




         NEVADA BUSINESS COMBINATION LAW. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada Business Combination Law generally prohibits a Nevada corporation from engaging in a business combination with an "interested shareholder" (defined generally as any person who beneficially owns 10% or more of the outstanding voting stock of United or any person affiliated with such person) for a period of three years following the date that such shareholder became an interested shareholder, unless the combination or the purchase of shares made by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the corporation before that date. A corporation may not engage in any combination with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:


         o The combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the date such interested shareholder acquired such shares;

         o A combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares; or

         o The aggregate amount of cash and the market value, as of the date of consummation, of consideration other than cash to be received per share by all of the holders of outstanding common shares of the corporation not beneficially owned by the interested shareholder, satisfies the fair value requirements of Section
               78.441 of Nevada Revised Statutes.


         SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders of United may be called by its Board of Directors or other persons authorized to do so under Nevada law. Under applicable Nevada law, shareholders do not have the right to call a special meeting of the shareholders. This may have the effect of discouraging potential acquisition proposals and could delay or prevent a change in control of our company by precluding a dissident shareholder from forcing a special meeting to consider removing the Board of Directors or otherwise.


         TRANSFER AGENT AND REGISTRAR. Transfer Online is the transfer agent and registrar for our common stock. Its address is 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.



COMPARISON OF RIGHTS OF SHAREHOLDERS

         Both Avid and United are incorporated under the laws of the State of Nevada. The rights of Avid shareholders are governed by Nevada law and Avid's Articles of Incorporation and By-Laws. The rights of United shareholders are governed by Nevada law and United's Articles of Incorporation and By-Laws. Upon consummation of the Merger, Avid shareholders will become United shareholders and their rights will be governed by Nevada law and United's Articles of Incorporation and By-Laws. There are no substantive differences between the Articles of Incorporation and By-Laws of Avid and the Articles of Incorporation and By-laws of United.

                           INFORMATION CONCERNING AVID


BUSINESS OF AVID

         Currently, Avid has no on-going operations. Avid is seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses; however, in management's opinion, the excess of Avid's liabilities over its assets and the lack of available funding make any such acquisition or merger other than the Merger with Merger Co. unlikely. Previously, through Avid's wholly-owned subsidiary, it designed, manufactured and marketed distinctive premium and moderately-priced sportswear. Avid sold its products primarily through golf pro shops and resorts, corporate sales accounts and better specialty stores. Until May, 2001, Avid's sportswear was marketed under three distinct labels: Avid Sportswear, British Open collection and Dockers Golf. On January 19, 2001, Avid received a letter from IMG that the company was in default of the license with The Championship Committee Merchandising Limited for failure to pay timely its royalty payments for the second, third and fourth quarters of 2000 of approximately $94,000. On April 30, 2001, IMG subsequently terminated this license. On May 9, 2001, the Dockers Golf label was terminated by the licensor. From its incorporation on September 19, 1997 until March 1, 1999, Avid had no operations. On March 1, 1999, Avid acquired Avid Sportswear, Inc., which had been in the business of designing, manufacturing and marketing golf apparel since October 6, 1988. For accounting purposes, the acquisition was treated as a purchase of Avid Sportswear, Inc. All of Avid's business operations had been conducted through Avid Sportswear, Inc.

         On May 9, 2001, Avid received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers Trademark License Agreement between Avid's wholly-owned subsidiary, Avid Sportswear, Inc. and Levi Strauss &Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of the company's total product sales during the Year 2000. Due to the loss of this license, Avid's operating results for the quarter ended September 30, 2001 will not be indicative of future results. Avid believes that the loss of this license will have a material adverse effect on its results of operations in future periods. As a result of the loss of this license, Avid has no ongoing operations.

         On May 17, 2001, Barnum Mow, the President of Avid Sportswear, Inc. resigned. In addition, on May 14, 2001, Stephen A. Korn, the Chief Financial Officer of Avid Sportswear, Inc., was terminated by the company and, on May 29, 2001, the Executive Vice-President of Merchandising and Design of Avid Sportswear, Inc. resigned.

         On July 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with Mr. Mow. Mr. Mow filed a complaint in Los Angeles Superior Court, Central District, against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing and violation of Labor Code ss. 227.3. Mr. Mow seeks damages in the amount of $444,307.00, prejudgment interest thereon, costs of suiT incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         On August 1, 2001, Avid and its wholly-owned subsidiary were named in litigation with Mr. Korn. Mr. Korn filed a complaint in Los Angeles Superior Court, Central District, against Avid and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violations of Labor Code ss.ss. 201 and 227.3. Mr. Korn seeks damaGES in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss. 203, costS of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         On September 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice-President of Merchandising and Design of Avid's wholly-owned subsidiary. Mr. Roderick filed a complaint in Los Angeles Superior Court, Central District, against Avid and its wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

         On May 22, 2001, Avid received a letter from GE Capital Commercial Services, Inc. that, effective May 22, 2001, it was terminating its obligation to make any further advances to Avid pursuant to the Factoring Agreement between Avid and GE Capital Commercial Services, Inc. In addition, GE Capital Commercial

Services, Inc. declared all of the advances and other obligations owing by Avid to GE Capital Commercial Services, Inc. to be immediately due and payable. Subsequently, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the company's chairman has no further obligations as the guarantor of the factoring agreement.

         On July 24, 2001, Avid hired Frank Jakovac as its new President and Chief Executive Officer. Also, on July 24, 2001, Avid hired James Handlon as its new Chief Operating Officer and Michelle Mathis as its new Director of Corporate and Legal Affairs. Messrs. Jakovac and Handlon and Ms. Mathis were also elected as members of its company's Board of Directors. Effective December 1, 2001, the employment agreements for Messrs. Jakovac and Handlon and Ms. Mathis were terminated by the mutual consent of Avid and each respective individual. Messrs. Jakovac and Handlon and Ms. Mathis continue to remain as officers and directors of Avid.

         On August 16, 2001, Jerry L. Busiere resigned as a director of Avid. On September 24, 2001, Earl T. Ingarfield resigned as Chairman of the Board of Directors of Avid. On December 1, 2001, Michael LaValliere resigned as a director of Avid.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF AVID

The following table shows selected historical consolidated financial data and other information for Avid. The annual financial information for 1997, 1998, and 1999 are derived from audited consolidated financial statements not included in this proxy statement/prospectus. The annual financial information for 2000 and 2001 are derived from the audited consolidated financial of Avid and related notes which appear elsewhere in this document. The information should be read in conjunction with, and is qualified in its entirety by reference to Avid's consolidated financial statements and notes included elsewhere in this proxy statement/prospectus.

                                                                      YEARS ENDED DECEMBER 31,
                                       ----------------------------------------------------------------------------------------
                                          1997 (1)(2)       1998 (1)(2)       1999 (1)          2000 (1)         2001 (1)
                                       ----------------------------------------------------------------------------------------
STATEMENT OF INCOME DATA:
Sales, net                                $  2,848,815      $  3,721,829     $  2,682,417     $  11,186,719    $  20,720,343
                                       ----------------------------------------------------------------------------------------
Cost of sales                                1,964,284         2,678,906        1,854,985         9,951,682       14,322,676
Manufacturing expenses                         459,952           576,260        1,276,271         3,748,889        3,123,856
General and administrative expenses            788,029         1,001,688        3,860,502         5,293,764        8,982,322
Depreciation and amortization                   53,057            74,441          369,072           463,936          407,259
                                       ----------------------------------------------------------------------------------------
Total costs and expenses                     3,265,322         4,331,295        7,360,830        19,458,271       26,836,113
                                       ----------------------------------------------------------------------------------------
Loss from operations                          (416,507)         (609,466)      (4,678,413)       (8,271,552)      (6,115,770)
Interest income (expense), net                (105,849)         (134,384)                -         (390,002)        (503,979)
                                       ----------------------------------------------------------------------------------------
Loss before extraordinary gain                (522,356)         (743,850)      (4,678,413)       (8,661,554)      (6,619,749)
Extraordinary gain                                   -                 -                -                 -           41,988
                                       ----------------------------------------------------------------------------------------
Loss before cumulative effect of              (522,356)         (743,850)      (4,678,413)       (8,661,554)      (6,577,761)
  change in accounting principle
Cumulative effect of change in
  accounting principle                               -                 -                -                 -          389,522
                                       ----------------------------------------------------------------------------------------
Net Loss                                  $   (522,356)     $   (743,850)    $ (4,678,413)     $ (8,661,554)    $ (6,188,239)
                                       ========================================================================================
BALANCE SHEET DATA:
Cash                                      $    (26,822)     $     40,282     $    237,407      $     25,452     $    213,434
Working capital                                548,871        (1,053,623)      (1,295,146)       (4,073,648)      (3,677,308)
Total assets                                 1,474,969         1,500,975        5,279,834         6,317,115        1,476,523
Total debt                                   1,560,547         2,280,403        3,753,747         7,582,340        5,000,929
Total stockholders' equity (deficit)           (85,578)         (779,428)        1,526,087       (1,265,225)      (3,524,406)

STATEMENT OF CASH FLOW DATA:
Net cash used by operating activities     $   (679,638)     $   (562,102)   $  (2,276,268)    $  (3,972,789)    $   (396,124)
Net cash used by investing activities         (101,089)         (190,312)        (309,660)         (711,565)        (263,751)
Net cash provided by financing
  activities                                   380,000           792,696        2,669,098         4,472,399          847,857
                                       ----------------------------------------------------------------------------------------
Net increase (decrease) in cash           $   (400,727)     $     40,282     $     83,170     $    (211,955)     $   187,982
                                       ========================================================================================

----------------------------

(1) Avid discontinued all operations, with the exception of the Vida, Inc. subsidiary, as of November 30, 2001. As such, all revenues and expenses reported in fiscal years 1997, 1998, 1999, 2000, and 2001, have been classified as discontinued operations. The financial information above has been presented solely for comparative purposes.

(2) As the main operating component of the Company, Avid Sportswear, Inc., was purchased during 1999, the financial information presented for the years ended December 31, 1997 and 1998, represent the audited financial information of Avid Sportswear, Inc., and exclude financial information related to the parent company. The excluded information is immaterial to the financial position of the Company.

AVID MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF AVID'S OPERATIONS

         PLAN OF OPERATIONS

         Currently, Avid has no on-going operations. We are seeking potential operating businesses and business opportunities, with the intent to acquire or merge with such businesses; however, in management's opinion, the excess of Avid's liabilities over its assets and the lack of available funding make any such acquisition or merger other than the Merger with Merger Co. unlikely.


         ADDITIONAL FUND RAISING ACTIVITIES. As of March 31, 2002, we had $23,895 cash-on-hand. We currently have little or no cash-on-hand. We have historically funded our operations through a combination of internally generated cash, funds loaned to our company by certain of our officers and directors and through the sale of securities. We will need to raise additional funds to execute a new business strategy. Our current liabilities exceeded our current assets as of March 31, 2002.


         Avid's new management believes that approximately 19,225,000 shares of common stock were issued without approval of the board of directors and without appropriate restrictive legends. The company has retained a consultant experienced in these matters to perform an independent review of these transactions, as well as all related party transactions.


         SUMMARY OF ANTICIPATED PRODUCT DEVELOPMENT. Our company does not have any available funds for any further product development and is re-evaluating our product development efforts in light of the termination of the Dockers Golf label and the British Open Collection label.

         SIGNIFICANT PLANT AND EQUIPMENT PURCHASES. In 2001, we did not make any significant plant and/or equipment purchases. In 2002, we do not anticipate purchasing additional equipment.

         CHANGES IN NUMBER OF EMPLOYEES. We currently have one (1) employee. As shown in the following chart, we do not anticipate hiring additional personnel during 2002. We believe that our personnel will be adequate to accomplish the tasks set forth in the plan.


                                                                    CURRENT
                   DEPARTMENT                                      EMPLOYEES
                   ----------                                      ---------
                   Administrative and Other Support Positions             1
                                                                     -------
                   Total Employees                                        1
                                                                     =======

MANAGEMENT'S DISCUSSION AND ANALYSIS

         RESULTS OF OPERATIONS

                  THREE-MONTH PERIODS ENDED MARCH 31, 2002 AND 2001

         Effective November 30, 2001, Avid ceased all operations relating to the manufacture and sale of golf apparel and related products. The following results are not indicative of our future results.

         Our results of operations for the three-month periods ended March 31, 2002 and 2001, respectively, included three months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc. As a result of the termination of the Dockers Golf license, these results are not indicative of future results.

         SALES, NET. Sales, net decreased $6.6 million, from $6.6 million to $0 in the three months ended March 31, 2002 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales subsequent to the termination of the Dockers Golf license on May 9, 2001.

         COST OF GOODS SOLD. Cost of goods sold decreased $4.7 million, from $4.7 million to $0 in the three months ended March 31, 2002 compared to the same period in the prior year. This decrease was primarily attributable to reduced sales subsequent to the termination of the Dockers Golf License.

         GROSS PROFIT. Gross profit decreased $1.9 million, from $1.9 to $0 in the three months ended March 31, 2002, compared to the same period in the prior year. This decrease was attributable to the decrease in sales, net in the current period compared to the same period in the prior year.

         SELLING EXPENSES. Selling expenses decreased $0.9 million, from $0.9 million to $0 in the three months ended March 31, 2002 compared to the same period in the prior year. This decrease was attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001.


         NET LOSS. Net loss decreased $0.2 million, or 43.5%, from $0.4 million to $0.2 million in the three months ended March 31, 2002 compared to the same period in the prior year. This decrease was primarily attributable to the decrease in our expenses due to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001. We anticipate that our net loss will increase as a result of the termination of the Dockers Golf license.


                  YEARS ENDED DECEMBER 31, 2001 AND 2002

         Effective November 30, 2001, Avid ceased all operations relating to the manufacture and sale of golf apparel and related products. The following results are not indicative of our future results.

         Our results of operations for the years ended December 31, 2001 and 2000, respectively, included 12 months of operations of our wholly-owned subsidiary, Avid Sportswear, Inc.

         SALES, NET. Sales, net increased $9.5 million, or 85.2%, from $11.2 million to $20.7 million in the year ended December 31, 2001 compared to the same period in the prior year. This increase was primarily attributable to increased sales efforts in connection with the Dockers Gold product line prior its termination on May 9, 2001.

         COST OF GOODS SOLD. Cost of goods sold increased $4.4 million, or 43.9%, from $10.0 million to $14.3 million in the year ended December 31, 2001 compared to the same period in the prior year. Cost of goods sold as a percentage of sales, net decreased from 89.0% in the year ended December 31, 2000 to 69.1% in the year ended December 31, 2001. This decrease was primarily attributable to the reduced need to give concessions to customers caused by late shipping and the decreased liquidation of inventory from prior seasons.

         GROSS PROFIT. Gross profit increased $5.2 million, or 418.0%, from $1.2 million to $6.4 million in the year ended December 31, 2001, compared to the same period in the prior year. Gross profit as a percentage of sales, net increased from 11.0% to 30.9% in the year ended December 31, 2000 and 2001, respectively. This increase was primarily attributable to the increase in sales, net in the current period compared to the same period in the prior year.

         SELLING EXPENSES. Selling expenses decreased $0.1 million, or 4.7%, from $2.8 million to $2.7 million in the year ended December 31, 2001 compared to the same period in the prior year. This decrease was primarily attributable to our reduced sales efforts subsequent to the termination of the Dockers Golf license on May 9, 2001.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.5 million, or 9.4%, from $5.2 million to $5.7 million in the year ended December 31, 2001 compared to the same period in the prior year. This increase was primarily attributable to the increased expense associated with the addition of management personnel at our wholly-owned subsidiary prior to the termination of the Dockers Golf license on May 9, 2001.

         INTEREST EXPENSE. Interest expense increased $0.1 million or 29.2%, in the year ended December 31, 2001, compared to the same period in the prior year.

         NET LOSS. Net loss decreased $2.1 million, or 24.3%, from $8.7 million to $6.6 million in the year ended December 31, 2001 compared to the same period in the prior year. This decrease was primarily attributable to the increase in sales, net prior to the termination of the Dockers Golf license on May 9, 2001, and the decrease in cost of goods sold as a percentage of sales, net in the year ended December 31, 2001.

         LIQUIDITY AND CAPITAL RESOURCES. As of March 31, 2002, we had $23,895 cash-on-hand and our current liabilities exceeded our current assets. A discussion of how we generated and used cash in the three-month period follows:

                  OPERATING ACTIVITIES. Our operating activities used $0.2 million in cash during the three-month period ended March 31, 2002, consisting mainly of a net loss of $0.2 million. This item was partially offset by other current liabilities of $12,699.

                  INVESTING ACTIVITIES. Our investing activities used $25,000 in cash during the three-month period ended March 31, 2002, consisting mainly of a decrease in notes receivable.

                  FINANCING ACTIVITIES. Financing activities provided no cash during the three-month period ended March 31, 2002.

         Due to our significant quarterly losses and the loss of the Dockers Golf and British Open Collection product lines, we will need to rely on external financing to fund our operations for the foreseeable future. Expenses increased in the nine months ended September 30, 2001 due to, among other things, the increase in general and administrative expenses.

         In August 2000, we entered into a factoring, letter of credit and revolving inventory facility. On May 22, 2001, the factor terminated its obligations to make any further advances to our company under the factoring agreement and declared all of the advances and obligations owing by our company to the facto to be immediately due and payable. Subsequently, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also, on July 20, 2001, the company's wholly-owned subsidiary received notice from the factor that the company's chairman has no further obligations as the guarantor of the factoring agreement.

         As of August 18 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Earl T. Ingarfield, Michael LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank.

         In November 2000, our company raised $300,000 in gross proceeds and $255,000 in net proceeds from the sale of convertible debentures. See "Item 2. Changes in Securities and Use of Proceeds."

         On  November  28,  2000,  we  entered  into an  Equity  Line of  Credit
Agreement  with  GMF  Holdings,  Inc.  Pursuant  to the  Equity  Line of  Credit
Agreement, GMF Holdings, Inc. agreed to acquire up to $10 million of our debentures. The debentures are convertible into shares of our common stock at a conversion price equal to 80% of the closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our company's common stock is traded for the 10 days immediately following the notice date of conversion. The timing of each sale and the number of debentures to be sold was at our discretion, subject to various conditions. Through December 31, 2001, our company has raised $1.2 from the sale of debentures pursuant to the Equity Line of Credit and 59.3 million shares of our company's common stock have been issued upon conversion of the debentures. As a result of the loss of the Dockers' license, no additional funds pursuant to the Equity Line of Credit are available to our company.

         In December 2000, our company raised $400,000 from the sale of 2,000,000 shares of common stock.

         On January 19, 2001, we received a letter form IMG that our company is in default of the license with The Championship Committee Merchandising Limited for failure to pay timely our royalty payments for the second, third and fourth quarters of 2000 of approximately $94,000. IMG subsequently terminated this license.

         On May 9, 2001, we received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between our company's wholly-owned subsidiary, Avid Sportswear, Inc. and Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end of season sales being greater than 25% of the company's total product sales during the Year 2000.


         Avid's independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 2001, 2000 and 1999 financial statements, as well as the company's financial statements as of March 31, 2002, which states that Avid does not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Avid's ability to obtain additional funding will determine its ability to continue as a going concern. Avid's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         In May 2002, Avid sold 5,000 shares of its Series A Convertible Preferred Stock at $4.00 per share. Each share of Series A Convertible Preferred Stock is convertible into Avid common stock at a conversion price of $.00005 per share.

CONTINGENT LIABILITIES

         The company's new management believes that the company issued shares of common stock without legends restricting the resale of such shares. The company's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of Section 5 of the 1933 Act. Accordingly, additional shares may have been resold in violation of
Section 5 of the 1933 Act. The company may be liable for rescission and other damages with respect to these sales.

         The Company's new management believes that the Company may be liable for unpaid compensation to Mr. Earl Ingarfield pursuant to the Employment Agreement dated February 29, 2000 between Avid and Mr. Ingarfield.

OUR DOCKERS' TRADEMARK LICENSE HAS BEEN TERMINATED BY LEVI STRAUSS & CO.

         On May 9, 2001, we received a letter from Levi Strauss & Co. that, effective May 9, 2001, it was terminating the Dockers' Trademark License Agreement between our company's wholly-owned subsidiary, Avid Sportswear, Inc., and Levi Strauss & Co. as a result of Avid Sportswear, Inc.'s second quality and closeout or end-of-season sales being greater than 25% of our company's total product sales during Year 2000. As a result of the loss of the license, our company has no ongoing operations.

THE PRESIDENT OF OUR WHOLLY-OWNED SUBSIDIARY, AVID SPORTSWEAR, INC., RESIGNED ON MAY 17, 2001

         On May 17, 2001, Barnum Mow resigned as President of our wholly-owned subsidiary, Avid Sportswear, Inc. On April 24, 2001, Mr. Mow resigned as a director of our company and as a director of Avid Sportswear, Inc. The operations of our company largely depended on the efforts and abilities of Mr. Mow. On July 26, 2001, Mr. Mow filed a complaint against our company and our wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of California Labor Code ss.
227.3. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

LEGAL PROCEEDINGS

         On July 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with Barnum Mow, former Chief Executive Officer of the wholly-owned subsidiary. Mr. Mow filed a complaint against Avid and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Code Section 227.3. Mr. Mow seeks damages in the amount of 444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         On August 1, 2001, Avid and its wholly-owned subsidiary were named in litigation with Stephen A. Korn, former CFO of the wholly-owned subsidiary. Mr. Korn filed a complaint against Avid and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violation of Labor Code Sections 201 & 227.3. Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code Section 203, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

         On September 26, 2001, Avid and its wholly-owned subsidiary were named in litigation with David Roderick, former Executive Vice President of Merchandising and Design of the wholly-owned subsidiary. Mr. Roderick filed a complaint against Avid and its wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

DESCRIPTION OF PROPERTY

         Avid is currently renting office space on a month-to-month basis for approximately $2,000 per month. Management believes that the property is in good condition and is sufficient for its current operating plans.

                          INFORMATION CONCERNING UNITED

BUSINESS OF UNITED


         United has been a development stage company that has had no operations or income since its inception in November 2001. United has entered into a business relatioship that will enable it to market, sell, install and distribute a homeland security product in North America. United has limited cash and no other material assets. United currently does not have a source of revenue to cover operating costs to allow it to continue as a going concern. Further, there can be no assurance that United will have the ability to successfully consummate the acquisition or merger of any business opportunities that will be of material value to it.


UNITED'S PLAN OF OPERATIONS


         On May 18, 2002, United entered into an agreement with View Systems/Milestone Technology, Inc., which enables United to market, sell, install and distribute, in North America, View Systems/Milestone Technology's Security Scan 2000 homeland security product. View Systems/Milestone Technology developed the Security Scan 2000 and currently manufactures the product. This product, initially developed by the United States Department of Justice, is a "security arch," also known as a "security portal." This product is intended to replace traditional metal detectors. The Security Scan 2000 is a software-based product that produces a silhouette image of a person and pinpoints potential weapons through a color-coding imaging system. The security arch is intended to be located in a security room that will "lock-down" in the event a potential weapon is identified and prevent unauthorized entry. The Security Scan 2000 is designed to produce more reliable indicators, unlike traditional metal detectors, which produce false positives for jewelry, belts, money-clips and similar non-weapons. The Secure Scan 2000 allows trained personnel to quickly determine the existence/non-existence of a weapon by pinpointing its exact location and transmitting a digital image to a monitor for verification and search. The Secure Scan is easy to install as either a stand-alone unit or as part of a permanent entrance to a building. The system can be remotely operational, which could reduce personnel and provide a cost saving.

         Because United lacks funds, it may be necessary for the officers and directors to either advance funds to the company or to accrue expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, United's officers and directors anticipate deferring any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. United has no cash on hand to satisfy its cash requirements. If United engages outside advisors or consultants in its search for business opportunities, it may be necessary for it to attempt to raise additional funds. As of the date hereof, United has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital United will need to raise capital, most likely, the only method available to the company would be the private sale of its securities. Because of the nature of United as a development-stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that United will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the company.


         United's independent auditors have added an explanatory paragraph to their audit opinion issued in connection with United's financial statements as of December 31, 2001, which states that United does not have an established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. United's financial statements do not include any adjustments that might result form the outcome of this uncertainty.

         Currently, United's only officer is Mr. Frank Jakovac. United intends to hire Mr. James Handlon and Ms. Michelle Mathis upon the successful consummation of the Merger. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management believes that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.


         Currently, United's common stock is not traded on a public trading market. Currently, United does not file reports with the Commission. As of May 31, 2002, there are no outstanding options or warrants to purchase, or securities convertible into, common stock of United. As of May 30, 2002, none of United's common stock is eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended. United is registering 2,983,666 shares of its common stock on behalf of United shareholders following the effective date of the Merger. As of May 31, 2002, United had 1 shareholder of record. United has not paid any dividends on its common stock since inception on November 26, 2001. United will not be delivering annual reports to its shareholders. The Registration Statement and Avid's reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N. W., Room 1024, Washington, D.C. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street,
N. W., Room 1024, Washington, D.C. 20549. The Commission maintains a site of on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Commission at 1-800-SEC-0330.



LEGAL PROCEEDINGS

         None.

           UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS



The following unaudited condensed combined pro forma financial statements ("the pro forma financial statements") and explanatory notes have been prepared and give effect to the merger as a recapitalization of Avid with Avid as the acquirer (reverse acquisition). The historical financial statements prior to the effective date of the merger will be those of Avid.

In accordance with Article 11 of Regulation S-X under the Securities Act, unaudited condensed combined pro forma balance sheets (the "pro forma balance sheets") as of March 31, 2002, and December 31, 2001, and unaudited condensed combined pro forma statements of income (the "pro forma statements of income") for the year ended December 31, 2001, have been prepared to reflect, for accounting purposes, the acquisition by United of Avid. For both the pro forma balance sheets and the pro forma statements of income, the average number of common shares gives effect to the exchange ratio of 50 shares of Avid for one share of United.


The following pro forma financial statements have been prepared based upon the historical financial statements of United and Avid. The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements and related notes thereto of United as of December 31, 2001, for the period ended December 31, 2001, included in this proxy statement/prospectus; and (b) the historical consolidated financial statements and related notes thereto of Avid as of December 31, 2001, and 2000, and for the years ended December 31, 2001, 2000, and 1999, included in this proxy statement/prospectus. See "Index to Financial Statements."


The March 31, 2002, pro forma balance sheet assumes that the Avid merger was completed on March 31, 2002. The March 31, 2002, pro forma balance sheet includes the historical unaudited consolidated balance sheet data of United as of March 31, 2002, and the historical unaudited consolidated balance sheet data of Avid as of March 31, 2002. United and Avid have no intercompany activity that would require elimination in preparing the pro forma financial statements.

The December 31, 2001, pro forma balance sheet assumes that the Avid merger was completed on December 31, 2001. The December 31, 2001, pro forma balance sheet includes the historical audited consolidated balance sheet data of United as of December 31, 2001, and the historical audited consolidated balance sheet data of Avid as of December 31, 2001. United and Avid have no intercompany activity that would require elimination in preparing the pro forma financial statements.

The pro forma statements of income assume the Avid merger occurred on December 31, 2001. The pro forma statements of income for the year ended December 31, 2001, include the audited historical consolidated statement of income data of United for the year ended December 31, 2001, and the audited historical consolidated statement of income data of Avid for the year ended December 31, 2001.


The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges or one-time charges which may result from the mergers or the final result of valuations of inventories, property, plant and equipment, intangible assets, debt, and other obligations. As the Avid merger has not been consummated as of the date of the preparation of these pro forma financial statements, there can be no assurance that the Avid merger will be consummated in the future.


                 UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET


                                               United               Avid        Combined                               Pro Forma
                                                as of               as of      Historical        Pro Forma             Combined
                                           March 31, 2002      March 31, 2002 United and Avid    Adjustments        United and Avid
                                           ----------------   --------------  ---------------  --------------       ----------------


ASSETS

Current Assets:
     Cash                                              $ -         $ 23,895        $ 23,895         $ 20,000  (1)          $ 43,895
     Accounts receivable                                 -          810,187         810,187                -                810,187
     Notes receivable                                    -          275,000         275,000                -                275,000
                                           ----------------   --------------  --------------   --------------       ----------------
        Total Current Assets                             -        1,109,082       1,109,082           20,000              1,129,082
                                           ----------------   --------------  --------------   --------------       ----------------

Other Assets:
     Deposits                                            -          150,000         150,000                -                150,000
     Trademarks                                          -            2,902           2,902                -                  2,902
                                           ----------------   --------------  --------------   --------------       ----------------
        Total Other Assets                               -          152,902         152,902                -                152,902
                                           ----------------   --------------  --------------   --------------       ----------------

TOTAL ASSETS                                           $ -      $ 1,261,984     $ 1,261,984         $ 20,000            $ 1,281,984
                                           ================   ==============  ==============   ==============       ================

LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIT)

Current Liabilities:
     Accounts payable                                  $ -      $ 4,077,515     $ 4,077,515              $ -            $ 4,077,515
     Accrued liabilities                                 -          242,338         242,338                -                242,338
     Notes payable                                       -          561,525         561,525                -                561,525
     Capital leases - current portion                    -          131,629         131,629                -                131,629
     Equity option and warrant liability                 -              621             621                -                    621
                                           ----------------   --------------  --------------   --------------       ----------------
        Total Current Liabilities                        -        5,013,628       5,013,628                -              5,013,628
                                           ----------------   --------------  --------------   --------------       ----------------

        Total Liabilities                                -        5,013,628       5,013,628                -              5,013,628
                                           ----------------   --------------  --------------   --------------       ----------------

Stockholders' Equity:
     Preferred stock                                     -                -               -                5  (1)
                                                                                                          (5) (2)                 -
     Common stock                                       75          147,933         148,008          100,000  (2)
                                                                                                    (247,933) (3)
                                                                                                       4,959  (4)             5,034
     Additional paid-in capital                        925       16,740,589      16,741,514           19,995  (1)
                                                                                                     (99,995) (2)
                                                                                                     247,123  (3)
                                                                                                      (4,959) (4)        16,903,678
     Stock subscription receivable                    (190)               -            (190)               -                   (190)
     Accumulated deficit during the
       development stage                                 -         (227,238)       (227,238)               -               (227,238)
     Accumulated deficit prior to the
       development stage                                 -      (20,412,928)    (20,412,928)               -            (20,412,928)
     Accumulated deficit                              (810)               -            (810)             810  (3)                 -
                                           ----------------   --------------  --------------   --------------       ----------------
        Total Stockholders' Equity                       -       (3,751,644)     (3,751,644)          20,000             (3,731,644)
                                           ----------------   --------------  --------------   --------------       ----------------

TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY (DEFICIT)                    $ -      $ 1,261,984     $ 1,261,984         $ 20,000            $ 1,281,984
                                           ================   ==============  ==============   ==============       ================

----------------------------

(1)     During May, 2002, Avid issued 5,000 shares of $0.001 par value preferred stock in exchange for $20,000.

(2)     Per the provisions of the merger agreement, all of the  5,000  outstanding  preferred  shares  of  Avid  will  convert  into
        100,000,000 shares of Avid common stock immediately preceding the merger.   This adjustment shows the conversion of the Avid
        $0.001 par value preferred shares into Avid $0.001 par value common shares.

(3)     To elimiate the retained deficit of United and the common stock of Avid as of the date of the merger.

(4)     To reflect the 50-for-1 exchange of Avid shares for shares of United.



                 UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET



                                             United              Avid            Combined                               Pro Forma
                                              as of              as of          Historical          Pro Forma           Combined
                                          Dec. 31, 2001      Dec. 31, 2001    United and Avid      Adjustments       United and Avid
                                         ----------------   ----------------  ----------------   ----------------   ----------------

ASSETS

Current Assets:
     Cash                                            $ -          $ 213,434         $ 213,434           $ 20,000 (1)      $ 233,434
     Accounts receivable                               -            810,187           810,187                  -            810,187
     Notes receivable                                  -            300,000           300,000                  -            300,000
                                         ----------------   ----------------  ----------------   ----------------   ----------------
        Total Current Assets                           -          1,323,621         1,323,621             20,000          1,343,621
                                         ----------------   ----------------  ----------------   ----------------   ----------------

Other Assets:
     Deposits                                          -            150,000           150,000                  -            150,000
     Trademarks                                        -              2,902             2,902                  -              2,902
                                         ----------------   ----------------  ----------------   ----------------   ----------------
        Total Other Assets                             -            152,902           152,902                  -            152,902
                                         ----------------   ----------------  ----------------   ----------------   ----------------

TOTAL ASSETS                                         $ -        $ 1,476,523       $ 1,476,523           $ 20,000        $ 1,496,523
                                         ================   ================  ================   ================   ================

LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIT)

Current Liabilities:
     Accounts payable                                $ -        $ 4,077,515       $ 4,077,515                $ -        $ 4,077,515
     Accrued liabilities                               -            228,312           228,312                  -            228,312
     Notes payable                                     -            561,525           561,525                  -            561,525
     Capital leases - current portion                  -            131,629           131,629                  -            131,629
     Equity option and warrant liability               -              1,948             1,948                  -              1,948
                                         ----------------   ----------------  ----------------   ----------------   ----------------
        Total Current Liabilities                      -          5,000,929         5,000,929                  -          5,000,929
                                         ----------------   ----------------  ----------------   ----------------   ----------------

        Total Liabilities                              -          5,000,929         5,000,929                  -          5,000,929
                                         ----------------   ----------------  ----------------   ----------------   ----------------

Stockholders' Equity:
     Preferred stock                                   -                  -                 -                 5  (1)
                                                                                                             (5) (3)              -
     Common stock                                    750            147,933           148,683              (675) (2)
                                                                                                        100,000  (3)
                                                                                                       (247,933) (4)
                                                                                                          4,959  (5)          5,034
     Additional paid-in capital                      250         16,740,589        16,740,839            19,995  (1)
                                                                                                            675  (2)
                                                                                                        (99,995) (3)
                                                                                                        247,123  (4)
                                                                                                         (4,959) (5)     16,903,678
     Stock subscription receivable                  (190)                 -              (190)                -                (190)
     Accumulated deficit during the
       development stage                               -                  -                 -                 -                   -
     Accumulated deficit prior to the
       development stage                               -        (20,412,928)      (20,412,928)                -         (20,412,928)
     Accumulated deficit                            (810)                 -              (810)              810  (4)              -
                                         ----------------   ----------------  ----------------  ----------------    ----------------
        Total Stockholders' Equity                     -         (3,524,406)       (3,524,406)           20,000          (3,504,406)
                                         ----------------   ----------------  ----------------  ----------------    ----------------

TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY (DEFICIT)                  $ -        $ 1,476,523       $ 1,476,523          $ 20,000         $ 1,496,523
                                         ================   ================  ================  ================    ================

----------------------------

(1)     During May, 2002, Avid issued 5,000 shares of $0.001 par value preferred stock in exchange for $20,000.

(2)     On June 21, 2002, United amended its articles of incorporation changing the par  value of its  common stock  from  $0.01  to
        $0.001.  This adjustment reclassifies amounts recorded as additional paid-in capital to common stock.

(3)     Per the  provisions of the merger agreement,  all  of the 5,000 outstanding  preferred  shares  of  Avid will  convert into
        100,000,000 shares of Avid common stock immediately preceding the merger.  This adjustment  shows the conversion of the Avid
        $0.001 par value preferred shares into Avid $0.001 par value common shares.


(4)     To elimiate the retained deficit of United and the common stock of Avid as of the date of the merger.

(5)     To reflect the 50-for-1 exchange of Avid shares for shares of United.



                                   UNITED COMPANIES CORPORATION
                 UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS



                                              United             Avid                                              Pro Forma
                                            Year Ended        Year Ended         Combined          Pro Forma       Combined
                                           Dec. 31, 2001     Dec. 31, 2001    United and Avid     Adjustments   United and Avid
                                          ----------------  ---------------- -----------------   -------------  ----------------

Sales                                                 $ -               $ -                $ -            $ -               $ -
General and administrative expenses                   810            21,021             21,831              -            21,831
                                          ----------------  ---------------- ------------------  -------------  ----------------

Loss before cumulative effect of
   change in accounting principle                    (810)          (21,021)           (21,831)             -           (21,831)
                                          ----------------  ---------------- ------------------  -------------  ----------------

Cumulative effect of change in
   accounting principle                                 -           389,522            389,522              -           389,522
                                          ----------------  ---------------- ------------------  -------------  ----------------

Income before discontinued operations                (810)          368,501            367,691              -           367,691
                                          ----------------  ---------------- ------------------  -------------  ----------------

Discontinued operations                                 -        (6,556,740)        (6,556,740)             -        (6,556,740)
                                          ----------------  ---------------- ------------------  -------------  ----------------

Net loss                                           $ (810)     $ (6,188,239)      $ (6,189,049)           $ -      $ (6,189,049)
                                          ================  ================ ==================  =============  ================


Basic loss per share:
   Loss before cumulative effect of
      change in accounting principle              $ (0.01)         $ (0.00)            $ (0.00)                         $ (0.00)
   Cumulative effect of change in
      accounting principle                              -              0.00               0.00                             0.08
   Discontinued operations                              -             (0.06)             (0.06)                           (1.30)
                                          ----------------  ----------------  -----------------                 ----------------

   Basic loss per share                           $ (0.01)          $ (0.06)           $ (0.06)                         $ (1.23)
                                          ================  ================  =================                 ================

   Weighted average shares outstanding             75,000       115,074,738        115,149,738                        5,033,666 (1)
                                          ================  ================  =================                 ================



----------------------------

(1)     Weighted average shares outstanding reflects the  conversion  of  5,000  shares  of  Avid  preferred  stock into 100,000,000 shares oid common stock, and the one-for-fifty exchange of Avid common stock for United common stock.



                         PRINCIPAL SHAREHOLDERS OF AVID


BENEFICIAL OWNERS

         As of May 31, 2002, other than (i) the persons identified in the following table and (ii) the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

                                                                               SHARES
                                                                         BENEFICIALLY           PERCENT
NAME AND ADDRESS              TITLE OF CLASS                                    OWNED       OF CLASS(1)
----------------              --------------                                    -----       -----------
Lido Capital Corporation      Common Stock                                 16,756,017            11.23%
885 Tallevast Road, No. C
Sarasota, Florida  34243

RCN Services, Inc.            Series A Convertible Preferred Stock              2,000            21.28%
2326 Timbergreen Circle
Magnolia, Texas


Herman Tollner                Series A Convertible Preferred Stock              2,000            21.28%
No. 1 Country Club Lane
Freeport, Pennsylvania


Dick Anagost                  Series A Convertible Preferred Stock                500             6.33%
33 South Commercial Street
Manchester, New Hampshire


-----------------------

(1) Applicable percentage is based on 147,933,309 shares of common stock outstanding, plus any securities convertible or exchangeable into shares of common stock for the purpose of computing the percentage ownership of such person only.

DIRECTORS AND EXECUTIVE OFFICERS OF AVID

         The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table below and by all directors and executive officers as a group as of May 31, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of May 31, 2002, we had 147,933,309 shares of common stock outstanding.

                                        BENEFICIALLY OWNED       PERCENT
NAME AND ADDRESS                              SHARES             OF CLASS(1)

Frank Jakovac                                 400,000                 *
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


James Handlon                                   - 0 -              0.0%
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


Michelle Mathis                                 - 0 -              0.0%
834 Ridge Avenue
Pittsburgh, Pennsylvania  15212


All officers and directors as
     a group (3 persons)                      400,000                 *


-----------------------

*        Less than 1%.

(1) Applicable percentage of ownership is based on 147,933,309 shares of common stock outstanding, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 31, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                        PRINCIPAL SHAREHOLDERS OF UNITED
                   AND SECURITY OWNERSHIP OF UNITED MANAGEMENT

         Mr. Frank Jakovac is the sole shareholder of United. Currently, United has 498,667 shares of common stock issued and outstanding, all of which is owned by Mr. Jakovac. Mr. Jakovac is the Chief Executive Officer, President and sole Director of United.

                                   MANAGEMENT

BACKGROUND OF UNITED'S EXECUTIVE OFFICER AND DIRECTOR (ALL CAPS)


         MR. FRANK JAKOVAC

         Mr. Jakovac is currently Chief Executive Officer and President of United and its sole director. Mr. Jakovac is also the Chief Executive Officer, President and Chairman of the Board of Avid Sportswear and Golf Corp. During the five years preceding his current employment, Mr. Jakovac was an entrepreneur who invested in commercial real estate development projects in the southeastern region of the United States. Prior to investing in real estate development projects, Mr. Jakovac was CEO and President of Memorex Finance Corporation, a captive finance company owned by Memorex Corporation.


UNITED'S DIRECTORS AFTER THE MERGER

         Mr. Frank Jakovac will remain as United's sole director after the Merger.

EXECUTIVE OFFICERS

         Mr. Frank Jakovac will remain as United's President after the Merger.

UNITED EXECUTIVE COMPENSATION

         Since inception, Mr. Frank Jakovac has not received compensation for his services as United's President.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF UNITED

         None.

AVID'S BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Avid's Board of Directors consists of Messrs. Frank Jakovac and James Handlon and Ms. Michelle Mathis. Only Mr. Jakovac will be a director of Merger Co. after the Merger.

AVID'S EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides information about the compensation paid by our company to its Chief Executive Officer and all other current executive officers who were serving as executive officers at the end of 2000 and 2001 and who received in excess of $100,000:

                                        ANNUAL COMPENSATION                    LONG-TERM    COMPENSATION
                                                                               RESTRICTED    SECURITIES
                                                                OTHER ANNUAL      STOCK      UNDERLYING      ALL OTHER
                                         SALARY       BONUS     COMPENSATION     AWARD(S)     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION(S)   YEAR      ($)         ($)          ($)            ($)          (#S)            ($)
------------------------------   ----   --------     -------    ------------    ----------  -------------   -------------
Frank Jakovac(1)                 2001    $72,917          --             --             --            --              --
President, Chief Executive       2000         --          --             --             --            --              --
Officer and Director

Earl T. Ingarfield(2)            2001   $216,667          --             --             --            --              --
Former Chief Executive Officer,  2000   $325,000          --             --             --            --              --
President and Chairman of the
Board of Directors

Barnum Mow(3)                    2001   $152,692          --             --             --            --              --
Former President of Avid         2000   $300,000          --             --          --(4)         --(5)              --
Sportswear, Inc.




                                       40

                                        ANNUAL COMPENSATION                    LONG-TERM    COMPENSATION
                                                                               RESTRICTED    SECURITIES
                                                                OTHER ANNUAL      STOCK      UNDERLYING      ALL OTHER
                                         SALARY       BONUS     COMPENSATION     AWARD(S)     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION(S)   YEAR      ($)         ($)          ($)            ($)          (#S)            ($)
------------------------------   ----   --------     -------    ------------    ----------  -------------   -------------

David Roderick, Executive        2001    $82,958          --             --             --            --              --
Former Vice-President of         2000   $150,000          --      12,500(6)             --            --              --
Merchandising and Design of
Avid Sportswear, Inc.

---------------------

(1) Mr. Jakovac became President, Chief Executive Officer and a Director in June 2001.

(2) Mr. Ingarfield became Chief Executive Officer, President and Chairman of the Board of Directors in June, 1998. On September 24, 2001, Mr. Ingarfield resigned as Chief Executive Officer and Chairman of the Board of Directors of Avid.

(3) Mr. Mow became Chief Executive Officer and President of our wholly-owned subsidiary on September 17, 1999. On May 17, 2001, Mr. Mow resigned as Chief Executive Officer and President of our wholly-owned subsidiary and as a Director of Avid.

(4) On January 17, 2000, our Company issued 1,200,000 shares of our common stock to Mr. Mow. These shares were forfeited pursuant to an amendment to Mr. Mow's employment agreement effective January 31, 2001.

(5) On January 17, 2001, our Company granted 864,477 options to purchase our common stock. All of these options were terminated effective May 17, 2001 pursuant to Mr. Mow's resignation as Chief Executive Officer and President of our wholly-owned subsidiary and as a Director of Avid.

(6) Mr. Roderick's other annual compensation consists of a company car and automobile insurance.

EMPLOYMENT AGREEMENTS

         On June 25, 2001, the company entered into a three-year employment agreement with Frank J. Jakovac, to act as President and Chief Executive Officer. The base salary for services was $127,500 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $255,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Mr. Jakovac was granted and fully vested in 5% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Mr. Jakovac mutually agreed to terminate the agreement. Mr. Jakovac received no shares of common stock or options pursuant to the employment agreement.

         On June 25, 2001, the company entered into a three-year employment agreement with James W. Handlon to act as Executive Vice-President and Chief Operating Officer. The base salary for services was $125,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $245,000 per year, payable in semi-monthly installments. An initial bonus of 1,250,000 shares of common stock at $0.01 per share vested immediately, and $25,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Mr. Handlon was granted and fully vested in 5% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Mr. Handlon mutually agreed to terminate the agreement. Mr. Handlon received no shares of common stock or options pursuant to the employment agreement.

         On June 25, 2001, the company entered into a three-year employment agreement with Michelle Mathis to act as the Director of Corporate and Legal Affairs. The base salary for services was $50,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was $100,000 per year, payable in semi-monthly installments. An initial bonus of 800,000 shares of common stock at $0.01 per share vested immediately, and $10,000 to be paid upon signing new business equaling or greater than $1,000,000 of new revenue. Ms. Mathis was granted and fully vested in 1% of the company's total shares of issued stock. Avid was unable to honor its obligations under this employment agreement and as a result, Avid and Ms. Mathis mutually agreed to terminate the agreement. Ms. Mathis received no shares of common stock or options pursuant to the employment agreement.

         On February 29, 2000, we entered into a three-year employment agreement with Mr. Ingarfield. Pursuant to this agreement, Mr. Ingarfield was employed as the Chief Executive Officer and President of Avid. Mr. Ingarfield had an annual base salary of $325,000, plus annual cost of living adjustments and other increases to be determined by the Board of Directors. Except in the event of a change of control or other special circumstance, Mr. Ingarfield's salary (less employment taxes) was to be paid quarterly in our company's stock on the last day of each calendar quarter. In addition, Mr. Ingarfield was to be entitled to annual incentive bonus compensation in an amount to be determined by the Board of Directors. Mr. Ingarfield was entitled to a company car. In the event that Mr. Ingarfield's employment was terminated by our company without "cause" or by Mr. Ingarfield for "good reason" (which includes a change of control), he was entitled to receive all accrued or earned but unpaid salary, bonus (defined as an amount equal to the prior years' bonus) and benefits for the lesser of the balance of the term or three years. In addition, Mr. Ingarfield was entitled to certain relocation expenses incurred in a change of principal residence. The agreement provided that Mr. Ingarfield will not compete with our company during his employment and for two years thereafter unless his employment was terminated by our company without "cause" or by Mr. Ingarfield for "good reason." Mr. Ingarfield has demand and piggy-back registration rights with respect to his stock in our company. Mr. Ingarfield may require our company to file a registration statement with respect to this stock on an annual basis. Mr. Ingarfield's employment with Avid was terminated on September 24, 2001.

         Our wholly-owned subsidiary entered into a three-year employment agreement with Barnum Mow, commencing September 17, 1999. Mr. Mow resigned from employment with Avid on May 17, 2001. On July 26, 2001, our company and our wholly-owned subsidiary were named in litigation with Mr. Mow. Mr. Mow filed a complaint against our company and our wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing and violation of Labor Code Section 227.3. Mr. Mow seeks damages in the amount of $444,307.00, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate of potential loss.

         Our wholly-owned subsidiary also entered into a five-year employment agreement with David Roderick, effective January 1, 1999. From January, 1999, until September, 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September, 1999, Mr. Roderick became the Executive
Vice-President of Merchandising and Design. His base salary was $181,000, subject to increases as determined by the employer. Mr. Roderick resigned from employment with Avid on May 29, 2001. On September 26, 2001, our company and our wholly-owned subsidiary were named in litigation with David Roderick, former
Executive Vice-President of Merchandising and Design of our wholly-owned subsidiary. Mr. Roderick filed a complaint against our company and our wholly-owned subsidiary alleging fraud, negligent misrepresentation, unjust enrichment, and breach of written contract. Mr. Roderick seeks damages in an amount proven at trial, punitive damages in an amount proven at trial, costs of suit incurred, and attorney's fees. Due to the preliminary status of the lawsuit, it is not possible to evaluate the likelihood of an unfavorable outcome or estimate the extent of potential loss.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF AVID

         LOANS. From time to time we have entered into related party transactions primarily to finance the operations of our company. The company has borrowed money periodically from Messrs. Ingarfield, Browning and LaValliere. Some of the loans described below have been made by Lido Capital Corporation, an entity wholly-owned by Mr. Ingarfield. Because Mr. Ingarfield has exclusive control over Lido Capital Corporation, all loans from Mr. Ingarfield and Lido Capital Corporation are reflected as loans from Mr. Ingarfield. Below is a summary of all loans to and from related parties since January 1, 1998:

         o In January 1999, Mr. Browning loaned $50,000 to our company. In addition, Mr. Ingarfield repaid $237,000. Our company loaned an additional $126,500 to Mr. Ingarfield in January 1999.

         o In February 1999, Mr. Ingarfield repaid $20,000 to our company and our company loaned Mr. Ingarfield $5,704. In addition, Mr. LaValliere and Mr. Browning loaned $35,000 and $47,000, respectively, to our company.

         o In March 1999, Mr. Ingarfield repaid $500 to our company. In addition, our company loaned Mr. Ingarfield $15,000.

         o In April 1999, Mr. Ingarfield repaid $116,250 to our company and our company loaned an additional $26,562 to Mr. Ingarfield.

         o In May 1999, Mr. Ingarfield paid off the balance of his loan to our company in the amount of $53,516 and loaned our company $136,484. Further, our company repaid $40,292 to Mr. Ingarfield.

         o In June 1999, Mr. Ingarfield loaned $151,000 to our company and our company repaid $51,000 to Mr. Ingarfield.

         o     In July 1999, Mr. Ingarfield loaned $30,000 to our company.

         o     In August 1999, Mr. Ingarfield loaned $30,000 to our company.

         o     In September 1999, Mr. Ingarfield loaned $53,000 to our company.

         o     In October 1999, Mr. Ingarfield loaned $25,000 to our company.

         o     In November 1999, Mr. Ingarfield loaned $53,919 to our company.

         o In December 1999, Mr. Ingarfield loaned $394,509 to our company. In addition, Mr. Browning loaned $300,000 to our company. As described in more detail below, the entire outstanding principal balance, plus accrued interest, of Mr. Ingarfield's loan and $97,000 of Mr. Browning's loan were converted into shares of our common stock on December 28, 1999.

         Effective December 1, 1999, Messrs. Ingarfield, LaValliere and Browning entered into revolving convertible demand notes in the amounts of $1,500,000, $125,000 and $500,000, respectively. Each of these notes is due on demand and bears an annual interest rate of 10%. As of December 28, 1999, accrued but unpaid interest on these loans was $52,927, owed as follows: $39,131 to Mr. Ingarfield, $10,659 to Mr. Browning and $3,137 to Mr. LaValliere. Interest on all three notes is payable monthly commencing on April 1, 2000. The holders can elect to convert the indebtedness into shares of common stock at any time at a price equal to 80% of our common stock's closing price on the date of conversion. The company recognized additional interest expense of $293,381 to reflect the 20% discount. Effective December 28, 1999, Messrs. Ingarfield, Browning and LaValliere elected to convert all or a portion of the then outstanding principal and interest under such convertible notes into shares of common stock, as follows:

    NAME:                 INDEBTEDNESS:     CONVERSION PRICE:     NO. OF SHARES:
    -----                 -------------     -----------------     --------------
    Mr. Ingarfield            $821,750             $0.22             3,735,227
    Mr. Browning              $107,659             $0.22               489,359
    Mr. LaValliere             $38,137             $0.22               173,350

         o In January 2000, Mr. Ingarfield loaned our company a total of $557,562, Mr. LaValliere loaned our company a total of $125,000 and Mr. Browning loaned our company a total of $200,000.

         o In February 2000, our company issued 1,200,000 shares of our common stock to Barnum Mow in consideration of his employment.

         o In February 2000, Mr. Ingarfield loaned our company a total of $182,000. Pursuant to the terms of his convertible demand note, on January 25, 2000, Mr. Ingarfield elected to convert $247,562 into 825,207 shares of our common stock at a conversion price of $0.30 per share, or 80% of the closing price on that date. Also on that date, Mr. LaValliere elected to convert $125,000 into 416,667 shares of common stock at a conversion price of $0.30 per share.

         o On February 1, 2000, Mr. Ingarfield elected to convert $236,498 into 695,583 shares of our common stock at a conversion price of $0.34 per share, or 80% of the closing price on that date.

         o In March 2000, Mr. Ingarfield loaned our company a total of $119,462.

         o In April 2000, our company repaid $372,964 to Mr. Ingarfield. Also in April 2000, our company loaned a total of $201,706 to Mr. Ingarfield upon the same terms as the funds previously borrowed from Mr. Ingarfield.

         o     In May  2000,  our  company  loaned  a  total  of  $8,500  to Mr.
               Ingarfield.

         o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock. In addition, in June 2000, our company loaned Mr. Ingarfield a total of $207,000.

         o In July 2000, Mr. Ingarfield repaid all of the indebtedness owed by him to our company. In addition, Mr. Ingarfield loaned our company a total of $111,425.

         o In August 2000, the outstanding balance of the company's loan with First State Bank, including all collateral security and guarantees associated therewith, were assigned to Mr. LaValliere and Lido Capital Corporation in consideration of payment in full of all outstanding indebtedness to First State Bank. The outstanding amounts owed to Mr. LaValliere and Lido Capital Corporation are convertible into common stock of our company under the terms of the December 1, 1999 convertible demand notes.

         SALE OF STOCK. In addition to the loans referenced above, our company has sold common stock to Earl Ingarfield, Thomas Browning and Michael LaValliere in order to help finance our company's operations. We also issued common stock to David Roderick in connection with the acquisition of Avid Sportswear, Inc. Below is a summary of all sales or issuance of common stock to such persons since January 1, 1999:

         o In January 1999, we sold 100,000 shares of common stock to the parents of Mr. Ingarfield for $0.25 in cash per share. Total consideration paid for these shares was $25,000.

         o In January 1999, we issued 1,000,000 shares of common stock to Mr. Roderick in connection with the acquisition of Avid Sportswear, Inc. The company valued these shares at $0.75 per share, for total consideration of $750,000.

         o In December 1999, and as noted above, we issued 3,735,227 shares to Mr. Ingarfield, 489,359 shares to Browning and 173,350 shares to LaValliere upon the conversion of indebtedness. Messrs. Ingarfield, Browning and LaValliere converted $821,750, $107,659 and $38,137, respectively, of indebtedness. These shares were converted at a price of $0.22 per share.

         o In January 2000, we issued 825,207 shares to Mr. Ingarfield upon the conversion of $247,562 of indebtedness and 416,667 shares to Mr. LaValliere upon the conversion of $125,000 of indebtedness. On February 1, 2000, Mr. Ingarfield elected to convert $236,498 of indebtedness into 695,583 shares of our common stock at a conversion price of $0.34 per share.

         o In June 2000, Mr. LaValliere elected to tender a $60,523 receivable owed to him by the company under the terms of the private placement offering in exchange for 172,923 shares of our common stock.

         OTHER. In addition to the transactions listed above, our company entered into the following transactions with related parties:

         o On January 17, 2000, our company granted options to purchase up to 200,000 shares, or a total of 1,000,000 shares, of our stock to each of Messrs. Ingarfield, Browning, LaValliere, Ponsler and Abrams. Messrs. Ponsler and Abrams are shareholders of our company. The purchase price of these options was $0.30 per share, or $0.075 per share less than the closing price on January 17, 2000. These options were granted in exchange for these individuals agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. See "Executive Compensation - Stock Plan." Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

         On January 17, 2000, our company granted Mr. Mow 1.2 million shares of restricted stock in our company. These shares were valued at $360,000, or $0.30 per share. In addition, Mr. Mow was granted options to purchase 864,477 shares of stock at $0.375 per share. The 1,200,000 shares of our company's common stock granted on January 17, 2000 were forfeited by Mr. Mow pursuant to an amendment to Mr. Mow's employment agreement effective January 31, 2001.

AVID'S 2000 STOCK INCENTIVE PLAN

         On January 17, 2000, we adopted our company's 2000 Stock Incentive Plan, under which our key employees, consultants, independent contractors, officers and director are eligible to receive grants of stock or stock options. It is presently administered by the Board of Directors. Subject to the provisions of the incentive plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and determine the terms and conditions and the number of shares issued pursuant thereto.

         The maximum term of any option granted under the incentive plan is ten years, except that with respect to incentive stock options granted to a person possessing more than ten percent of the total combined voting power of all our classes of stock, the maximum term of such options is five years. The exercise price of incentive stock options under the incentive plan is the fair-market value of the stock underlying the options on the date of grant and, in the case of an incentive stock option granted to a ten-percent shareholder, the exercise price must be at least 110% of the fair-market value of our stock at the time the option is granted.

         On January 17, 2000, we granted stock options as follows:

  NAME:                   NO. OF SHARES:    EXERCISE PRICE:     EXPIRATION:
  -----                   --------------    ---------------     -----------
  Earl T. Ingarfield          200,000            $0.30          January 16, 2010
  Thomas Browning             200,000            $0.30          January 16, 2010
  Michael LaValliere          200,000            $0.30          January 16, 2010
  Steven Ponsler              200,000            $0.30          January 16, 2010
  Jeff Abrams                 200,000            $0.30          January 16, 2010

         These options were granted in exchange for these individuals' agreement to personally guaranty certain obligations of our company, including leases for our facilities. We do not believe that we could have obtained these leases without the personal guarantees. Subsequently, the options to Messrs. Ponsler and Abrams were cancelled when our company's senior lender required payment of its loan facility to our company and such payment was made solely by Mr. LaValliere and Lido Capital Corporation.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2001 and for each of the years ended December 31, 2001 and 2000 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Avid's ability to continue as a going concern as described in Note 13) to the consolidated financial statements of HJ & Associates, LLC, independent accountants, given on the authority of said firm's experts in auditing and accounting.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.


                              AVAILABLE INFORMATION

         United has filed a registration statement on Form S-4 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") under the 1933 Act with respect to the United common stock offered herby. This Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information about United and its stock, reference is made to the Registration Statement and to the exhibits filed as a part thereof.

         Avid is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and Avid's reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N. W., Room 1024, Washington, D.C. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission, at 450 Fifth Street,
N. W., Room 1024, Washington, D.C. 20549. The Commission maintains a site of on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Commission at 1-800-SEC-0330.

         Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

         No  person  has been  authorized  to give any  information  or make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus and, if so given or made, such information or representation must not be relied upon has having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those shares of United common stock to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where, to any persons to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor the sale of any security hereunder shall imply that the information contained herein is correct at any time subsequent to the date hereof.

                          INDEX TO FINANCIAL STATEMENTS

AVID SPORTSWEAR & GOLF CORP.

Consolidated Balance Sheets as of March 31, 2002 (Unaudited) and
    December 31, 2001 (Audited) .............................................F-2
Consolidated Statements of Operations (Unaudited) for the Three
    Months Ended March 31, 2002 and 2001 ....................................F-3

Consolidated Statements of Stockholders' Equity (Deficit) ...................F-4
Consolidated Statements of Cash Flows (Unaudited) for the Three
    Months Ended March 31, 2002 and 2001 ....................................F-9

Notes to Consolidated Financial Statements .................................F-11
Independent Auditors' Report ...............................................F-15
Consolidated Balance Sheets (Audited) as of December 31, 2001 and 2000 .....F-16
Consolidated Statements of Operations (Audited) for the Years Ended
    December 31, 2001 and 2000 .............................................F-18
Consolidated Statements of Stockholders' Equity (Deficit) ..................F-19
Consolidated Statements of Cash Flows (Audited) for the Years Ended
    December 31, 2001 and 2000 .............................................F-25
Notes to Consolidated Financial Statements .................................F-27

UNITED COMPANIES CORPORATION

Consolidated Balance Sheet as of March 31, 2002 (Unaudited) ................F-54
Consolidated Statement of Operations .......................................F-55
Consolidated Statement of Stockholders' Equity .............................F-56
Consolidated Statement of Cash Flow ........................................F-57
Notes to Consolidated Financial Statements .................................F-58
Independent Auditors' Report ...............................................F-62
Consolidated Balance Sheet as of December 31, 2001 (Audited) ...............F-63
Consolidated Statement of Operations .......................................F-64
Consolidated Statement of Stockholders' Equity .............................F-65
Consolidated Statement of Cash Flows .......................................F-66
Notes to Consolidated Financial Statements .................................F-67

                          AVID SPORTSWEAR & GOLF CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      MARCH 31, 2002 AND DECEMBER 31, 2001

                                       AVID SPORTSWEAR & GOLF CORP.
                                       (A Development Stage Company)
                                        Consolidated Balance Sheets

   ASSETS
                                                                 March 31,               December 31,
                                                                    2002                     2001
                                                            ---------------------    ---------------------
                                                                (Unaudited)
CURRENT ASSETS

     Cash                                                   $             23,895     $            213,434
     Accounts receivable, net                                            810,187                  810,187
     Note receivable                                                     275,000                  300,000
                                                            ---------------------    ---------------------
                 Total Current Assets                                  1,109,082                1,323,621
                                                            ---------------------    ---------------------
OTHER ASSETS

     Deposits                                                            150,000                  150,000
     Trademarks                                                            2,902                    2,902
                                                            ---------------------    ---------------------

                 Total Other Assets                                      152,902                  152,902
                                                            ---------------------    ---------------------
                 TOTAL ASSETS                               $          1,261,984     $          1,476,523
                                                            =====================    =====================

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

     Accounts payable                                       $          4,077,515     $          4,077,515
     Accrued liabilities                                                 242,338                  228,312
     Notes payable                                                       561,525                  561,525
     Capital leases - current portion                                    131,629                  131,629
     Equity option and warrant liability                                     621                    1,948
                                                            ---------------------    ---------------------
                 Total Current Liabilities                             5,013,628                5,000,929
                                                            ---------------------    ---------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY (DEFICIT)

     Preferred stock; $0.001 par value; 10,000,000 shares
        authorized; zero issued and outstanding                                -                        -
     Common stock; $0.001 par value; 150,000,000 shares
        authorized; 147,933,309 and 147,933,309 shares
        issued and outstanding, respectively                             147,933                  147,933
     Additional paid-in capital                                       16,740,589               16,740,589
     Accumulated deficit prior to the development stage              (20,412,928)             (20,412,928)
     Accumulated deficit during the development stage                   (227,238)                       -
                                                            ---------------------    ---------------------

                 Total Stockholders' Equity (Deficit)                 (3,751,644)              (3,524,406)
                                                            ---------------------    ---------------------

                 TOTAL LIABILITIES AND STOCKHOLDERS'
                    EQUITY (DEFICIT)                        $          1,261,984     $          1,476,523
                                                            =====================    =====================

               The accompanying notes are integral to the consolidated financial statements.

                                             AVID SPORTSWEAR & GOLF CORP.
                                             (A Development Stage Company)
                                         Consolidated Statements of Operations
                                                      (Unaudited)


                                                                                                 From Inception of
                                                         For the Three Months Ended              the Development
                                                                  March 31,                      Stage on January 1,
                                                  --------------------------------------------    2002, through
                                                          2002                    2001            March 31, 2002
                                                  --------------------    --------------------   ---------------------
 SALES, NET                                        $                -      $                -     $                 -
                                                  --------------------    --------------------   ---------------------
 EXPENSES                                                    (228,565)                      -                (228,565)
 INCOME ON EQUITY OPTIONS AND WARRANTS                          1,327                       -                   1,327
                                                  --------------------    --------------------   ---------------------
 LOSS BEFORE
      DISCONTINUED OPERATIONS                                (227,238)                      -                (227,238)
                                                  --------------------    --------------------   ---------------------

 DISCONTINUED OPERATIONS (Note 4)                                   -                (401,973)                      -
                                                  --------------------    --------------------   ---------------------

 NET LOSS                                          $         (227,238)     $         (401,973)    $          (227,238)
                                                  ====================    ====================   =====================
 BASIC LOSS PER SHARE:

         Loss before discontinued operations       $            (0.00)     $                -
         Discontinued operations                                    -                   (0.01)
                                                  --------------------    --------------------
         Basic loss per share                      $            (0.00)     $            (0.01)
                                                  ====================    ====================
         Weighted average shares outstanding          147,933,309                  40,557,231
                                                  ====================    ====================

               The accompanying notes are integral to the consolidated financial statements.

                                              AVID SPORTSWEAR & GOLF CORP.
                                             (A Development Stage Company)
                               Consolidated Statements of Stockholders' Equity (Deficit)
                                 Common Stock                    Additional
                       ----------------------------------         Paid-In           Subscriptions         Accumulated
                           Shares             Amount              Capital            Receivable             Deficit
                       ---------------    ---------------    ------------------   ------------------   -------------------
Balance at December      46,429,406             46,429           13,855,035             (942,000)          (14,224,689)
31, 2000

January 10, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.06 per
share                       133,333                133                7,867                    -                     -

January 10, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.07 per
share                       241,176                241               16,159                    -                     -

January 19, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.05 per
share                       360,000                360               17,640                    -                     -

January 23, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.05 per
share                     1,612,000              1,612               78,988                    -                     -

January 29, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.05 per
share                       190,000                190                9,310                    -                     -

January 30, 2001,
common stock issued
to a related party
for conversion of
debt, valued at
$0.075 per share         11,500,000             11,500              851,000                    -                     -

January 30, 2001,
cancelled common
stock issued for
services, valued at
$0.30 per share          (1,200,000)            (1,200)               1,200                    -                     -

February 5, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.05 per
share                        82,000                 82                4,018                    -                     -

February 7, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.05 per
share                       612,000                612               29,988                    -                     -

February 12, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.05 per
share                       200,000                200                9,800                    -                     -

February 12, 2001,
common stock issued
for conversion of
interest,
non-related, at
$0.05 per share              11,078                 11                  554                    -                     -

February 19, 2001,
issued common stock,
valued at $0.08 per
share, to related
party for conversion
of debt                   2,310,547              2,311              182,533                    -                     -

February 19, 2001,
common stock issued
for conversion of
interest,
non-related, at
$0.09 per share             425,939                426               37,909                    -                     -

February 22, 2001,
common stock issued
for conversion of
debt, non-related,
valued at $0.06 per
share                        45,775                 46                2,554                    -                     -
                    -----------------   ----------------   ------------------    -----------------    ------------------
Balance Forward          62,953,254     $       62,953     $     15,104,555      $      (942,000)     $    (14,224,689)
                    -----------------   ----------------   ------------------    -----------------    ------------------

               The accompanying notes are integral to the consolidated financial statements.

                                              AVID SPORTSWEAR & GOLF CORP.
                                             (A Development Stage Company)
                               Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                 Common Stock                    Additional
                       ----------------------------------         Paid-In           Subscriptions         Accumulated
                           Shares             Amount              Capital            Receivable             Deficit
                       ---------------    ---------------    ------------------   ------------------   -------------------
Balance Forward          62,953,254      $      62,953     $     15,104,555      $      (942,000)     $    (14,224,689)

February 22, 2001,
common stock issued for
conversion of debt,
non-related, valued at
$0.06 per share             200,000                200               11,000                    -                     -

February 28, 2001,
common stock issued for
conversion of debt,
non-related, valued at
$0.05 per share             360,769                361               17,839                    -                     -

March 8, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.05 per share             375,000                375               17,625                    -                     -

March 8, 2001, common
stock issued for
conversion of interest,
non-related, at $0.05
per share                    20,679                 21                  972                    -                     -

March 13, 2001, common
stock issued for cash,
non-related, at $0.05
per share                 4,000,000              4,000              196,000             (200,000)                    -

March 20, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share             176,300                176                5,324                    -                     -

March 26, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share             857,142                857               23,143                    -                     -

March 30, 2001, common
stock issued for cash,
non-related, at $0.05
per share                 2,000,000              2,000               98,000             (100,000)                    -

April 2, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           2,260,713              2,261               61,039                    -                     -

April 9, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           1,607,141              1,607               43,393                    -                     -

April 10, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share             571,426                571               15,429                    -                     -

April 17, 2001, common
stock issued for
consulting services,
valued at $0.06 per
share                       125,000                125                7,375                    -                     -

April 18, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           2,000,000              2,000               54,000                    -                     -

April 24, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           1,406,250              1,406               43,594                    -                     -
                     ---------------   ----------------   -------------------   ------------------   -------------------
Balance Forward         78,913,674      $      78,913      $     15,699,288      $    (1,242,000)     $    (14,224,689)
                     ---------------   ----------------   -------------------   ------------------   -------------------

               The accompanying notes are integral to the consolidated financial statements.


                                              AVID SPORTSWEAR & GOLF CORP.
                                             (A Development Stage Company)
                               Consolidated Statements of Stockholders' Equity (Deficit)
                                 Common Stock                    Additional
                       ----------------------------------         Paid-In           Subscriptions         Accumulated
                           Shares             Amount              Capital            Receivable             Deficit
                       ---------------    ---------------    ------------------   ------------------   -------------------

Balance Forward          78,913,674     $       78,913     $     15,699,288      $    (1,242,000)     $    (14,224,689)


April 30, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share             164,474                165                4,835                    -                     -


April 30, 2001, common
stock issued for
conversion of interest,
non-related, at $0.03
per share                   129,922                130                3,508                    -                     -

May 3, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           2,434,207              2,434               71,566                    -                     -

May 10, 2001, common
stock issued for cash,
non-related, valued at
$0.04 per share           3,000,000              3,000              147,000             (150,000)                    -

May 10, 2001, common
stock issued for cash,
non-related, valued at
$0.03 per share           7,500,000              7,500              232,500             (240,000)                    -

May 10, 2001, common
stock issued for cash,
non-related, valued at
$0.03 per share           1,000,000              1,000               30,200              (31,200)                    -

May 10, 2001, common
stock issued for
consulting services,
valued at $0.03 per
share                     5,000,000              5,000              162,500                    -                     -

May 11, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           2,467,102              2,467               72,533                    -                     -

May 18, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.03 per share           3,178,568              3,179               85,821                    -                     -

May 22, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.01 per share           8,214,278              8,214              106,786                    -                     -

May 22, 2001, common
stock issued for
conversion of interest,
non-related, at $0.03
per share                    34,589                 35                1,016                    -                     -

May 22, 2001, common
stock issued for
conversion of interest,
non-related, at $0.03
per share                   119,336                119                3,222                    -                     -

May 24, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.01 per share           2,979,165              2,979               25,621                    -                     -

May 31, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.01 per share             749,999                750                9,750                    -                     -
                    -----------------   ----------------   ------------------    -----------------    ------------------
Balance Forward         115,885,314     $      115,885     $     16,656,146      $    (1,663,200)     $    (14,224,689)
                    -----------------   ----------------   ------------------    -----------------    ------------------

               The accompanying notes are integral to the consolidated financial statements.

                                              AVID SPORTSWEAR & GOLF CORP.
                                             (A Development Stage Company)
                               Consolidated Statements of Stockholders' Equity (Deficit)
                                 Common Stock                    Additional
                       ----------------------------------         Paid-In           Subscriptions         Accumulated
                           Shares             Amount              Capital            Receivable             Deficit
                       ---------------    ---------------    ------------------   ------------------   -------------------

Balance Forward         115,885,314     $      115,885     $     16,656,146      $    (1,663,200)     $    (14,224,689)

June 1, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.01 per share          10,911,454             10,912               93,838                    -                     -

June 4, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.01 per share          18,765,625             18,766              161,384                    -                     -

June 4, 2001, common
stock issued for
conversion of interest,
non-related, valued at
$0.01 per share             235,961                236                2,029                    -                     -

June 12, 2001, common
stock issued for
conversion of interest,
non-related, at $0.01
per share                   179,330                179                1,542                    -                     -

June 12, 2001, common
stock issued for
conversion of interest,
non-related, at $0.01
per share                   200,955                201                2,612                    -                     -

June 19, 2001, common
stock issued for
conversion of debt,
non-related, valued at
$0.01 per share           1,136,363              1,136                8,864                    -                     -

June 19, 2001, common
stock issued for
conversion of interest,
non-related, at $0.01
per share                    18,307                 18                  143                    -                     -

June 20, 2001, cancelled
common stock issued for
consulting services,
valued at $0.03 per
share                    (4,400,000)            (4,400)            (143,000)                   -                     -

July 19, 2001, common
stock issued for
consulting services,
valued at $0.01 per
share                     5,000,000              5,000               45,000                    -                     -

October 10, 2001, common
stock issued to
employees for services,
valued at $0.01 per
share                     1,000,000              1,000               10,000                    -                     -

November 29, 2001,
cancellation of
previously recorded
common stock
subscription receivable  (1,000,000)            (1,000)                   -               30,200                     -

Cash received in
exchange for common
stock subscriptions               -                  -                    -              228,300                     -

Write-off of
uncollectible common
stock subscriptions
receivable                        -                  -                    -            1,404,700                     -

Discount on debentures
issued at less than
market value                      -                  -              293,501                    -                     -

Reclassification as a
result of a change in
accounting principle for
outstanding options and
warrants                          -                  -             (391,470)                   -                     -
                    -----------------   ----------------   ------------------    -----------------    ------------------
Balance at December
31, 2001                147,933,309     $      147,933     $     16,740,589      $             -      $    (14,224,689)
                    -----------------   ----------------   ------------------    -----------------    ------------------

               The accompanying notes are integral to the consolidated financial statements.

                                              AVID SPORTSWEAR & GOLF CORP.
                                             (A Development Stage Company)
                               Consolidated Statements of Stockholders' Equity (Deficit)
                                 Common Stock                   Additional
                       --------------------------------          Paid-In           Subscriptions         Accumulated
                           Shares           Amount               Capital            Receivable             Deficit
                       ---------------  ---------------    ------------------  ------------------    ----------------
Balance Forward          147,933,309    $     147,933      $     16,740,589      $             -        $  (14,224,689)

Net loss for the year
ended December 31, 2001            -                 -                    -                    -            (6,188,239)
                         ===========    ==============     ================      ===============        ==============


Balance at December 31,
2001                     147,933,309    $      147,933     $     16,740,589      $             -        $  (20,412,928)

Net loss for the three
months ended March 31,
2002                               -                 -                    -                    -              (227,238)
                         -----------    --------------     ----------------      ---------------        --------------
Balance at March 31,
2002                     147,933,309    $      147,933     $     16,740,589      $             -        $  (20,640,166)
                         ===========    ==============     ================      ===============        ==============

Accumulated deficit
incurred prior to the
development stage                                                                                       $  (20,412,928)

Accumulated deficit
incurred during the
development stage                                                                                             (227,238)
                                                                                                       ----------------
Total Accumulated
Deficit                                                                                                 $  (20,640,166)
                                                                                                       ===============
               The accompanying notes are integral to the consolidated financial statements.


                                                 AVID SPORTSWEAR & GOLF CORP.
                                                (A Development Stage Company)
                                            Consolidated Statements of Cash Flows
                                                         (Unaudited)
                                                                                                             From Inception of
                                                                              For the Three Months Ended      the Development
                                                                                       March 31,             Stage on January
                                                                      ------------------------------------   1, 2002, through
                                                                             2002               2001          March 31, 2002
                                                                      ----------------  ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net loss                                                         $     (227,238)      $     (401,973)    $      (227,238)
     Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation and amortization                                              -              139,061                   -
        Conversion of debt below market value                                      -              352,041                   -
        Change in operating asset and liability accounts:
           (Increase) decrease in accounts receivable, net                         -           (2,225,709)                  -
           (Increase) decrease in inventory, net                                   -              204,943                   -
           (Increase) decrease in other assets                                     -              (98,134)                  -
           Increase (decrease) in accounts payable                                 -            1,922,193                   -
           Increase (decrease) in other current liabilities                   12,699             (540,839)             12,699
                                                                      ---------------    -----------------   -----------------
              Net Cash Used by Operating Activities                         (214,539)            (648,417)           (214,539)
                                                                      ---------------    -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of fixed assets                                                      -               (6,682)                  -
     Decrease in notes receivable                                             25,000                    -              25,000
                                                                      ---------------    -----------------   -----------------
              Net Cash Provided (Used) by Investing Activities                25,000               (6,682)             25,000
                                                                      ---------------    -----------------   -----------------
CASH FLOWS FROM FINANCING ACTIVITIES

     Payments on notes payable                                                     -              (50,000)                  -
     Proceeds from related party notes payable                                     -               86,486                   -
     Payments on related party notes payable                                       -             (205,320)                  -
     Proceeds from convertible debentures                                          -              874,000                   -
     Proceeds from subscribed common stock                                         -               29,100                   -
     Payments on capital leases                                                    -               (8,060)                  -
     Debt offering costs                                                           -              (54,418)                  -
                                                                      ---------------    -----------------   -----------------
              Net Cash Provided by Financing Activities                            -              671,788                   -
                                                                      ---------------    -----------------   -----------------
NET INCREASE (DECREASE) IN CASH                                             (189,539)              16,689            (189,539)

CASH AT BEGINNING OF PERIOD                                                  213,434               25,452             213,434
                                                                      ---------------    -----------------   -----------------
CASH AT END OF PERIOD                                                 $       23,895      $        42,141     $        23,895
                                                                      ===============    =================   =================

               The accompanying notes are integral to the consolidated financial statements.


                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)
                                   (Unaudited)



                                                                                                   From Inception of
                                                               For the Three Months Ended          the Development
                                                                       March 31,                   Stage on January
                                                          -------------------------------------    1, 2002, through
                                                                2002                2001            March 31, 2002
                                                          -----------------  ------------------  -------------------
CASH PAID FOR:

       Interest                                           $              -    $              -      $            -
       Income Tax                                         $              -    $              -      $            -

SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES

       Issuance of common stock for debt                  $              -    $        949,426      $            -
       Issuance of common stock for subscription          $              -    $        300,000      $            -
       Conversion of debt below market value              $              -    $        352,041      $            -


        The accompanying notes are an integral part of these consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2002 and December 31, 2001


NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows at March 31, 2002, and 2001, and for all periods presented have been made.

         Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2001, audited consolidated financial statements. The results of operations for the period ended March 31, 2002, and 2001, are not necessarily indicative of the operating results for the full years.


NOTE 2 - GOING CONCERN

         The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated significant losses from operations for the three months ended March 31, 2002, and 2001, and has current liabilities in excess of current assets at March 31, 2002. Additionally, the Company reentered the development stage on January 1, 2002, because all operations, with the exception of Vida, Inc., were discontinued as of November 30, 2001. See Note 3.

         Management believes that the company will be able to obtain a significant ownership position in a worldwide license to manufacture and sell a world recognized brand product in the immediate future. In management's opinion the Company will need to raise capital to acquire the ownership position in the desired license which is predicated on changing its capital structure. The changing of the capital structure will require shareholder approval, which management believes will be granted in the near future. There are no assurances that the Company will be able to raise the capital required or obtain shareholder approval for the change in capital structure.


NOTE 3 - SUBSEQUENT EVENT

         During May 2002, the Company issued 5,000 shares of the Company's authorized but unissued preferred stock in exchange for $20,000.


NOTE 4 - DISCONTINUED OPERATIONS

         Effective November 30, 2001, the Company ceased operations relating to the manufacture and sale of golf wear related products. This discontinuation of operations included all operations of the Company and its subsidiaries with the exception of Vida, Inc., which has continued to operate on a limited basis. The financial statements have been retroactively restated to reflect this event. No tax benefit has been attributed to the discontinued operations. The Company was deemed to have reentered the development stage on January 1, 2002.

                          AVID SPORTSWEAR & GOLF CORP.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2002 and December 31, 2001


NOTE 4 - DISCONTINUED OPERATIONS (Continued)

         The following is a summary of the loss from discontinued operations resulting from the elimination of all operations, with the exception of Vida, Inc.


                                                                                                   From Inception of
                                                             For the Three Months Ended            the Development
                                                                      March 31,                    Stage on January 1,
                                                         --------------------------------------      2002, through
                                                                2002                2001             March 31, 2002
                                                         ------------------   -----------------   -------------------
         SALES, NET                                       $              -     $     6,621,395     $               -
                                                         ------------------   -----------------   -------------------

         COST OF SALES                                                   -           4,720,863                     -
                                                         ------------------   -----------------   -------------------

         GROSS MARGIN                                                    -           1,900,532                     -
                                                         ------------------   -----------------   -------------------

         EXPENSES

            Shipping expenses                                            -             100,630                     -
            Design expenses                                              -              73,424                     -
            Selling expenses                                             -             917,528                     -
            Depreciation and amortization expense                        -             139,810                     -
            General and administrative                                   -             915,452                     -
                                                         ------------------   -----------------   -------------------

                      Total Operating Expenses                           -           2,146,844                     -
                                                         ------------------   -----------------   -------------------

         OPERATING LOSS                                                  -            (246,312)                    -
                                                         ------------------   -----------------   -------------------

         OTHER INCOME (EXPENSE)

            Interest expense                                             -            (155,661)                    -
            Interest income                                              -                   -                     -
                                                         ------------------   -----------------   -------------------

                      Total Other Income (Expense)                       -            (155,661)                    -
                                                         ------------------   -----------------   -------------------

              NET LOSS FROM DISCONTINUED
                 OPERATIONS                              $               -     $      (401,973)    $               -
                                                         ==================   =================   ===================


The accompanying notes are an integral part of these consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

                                 C O N T E N T S


Independent Auditors' Report................................................F-15

Consolidated Balance Sheets.................................................F-16

Consolidated Statements of Operations.......................................F-18

Consolidated Statements of Stockholders' Equity (Deficit)...................F-19

Consolidated Statements of Cash Flows.......................................F-25

Notes to the Consolidated Financial Statements..............................F-27

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Avid Sportswear & Golf Corp.

We have audited the accompanying consolidated balance sheets of Avid Sportswear & Golf Corp. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2001, 2000, and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Avid Sportswear & Golf Corp. as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years ended December 31, 2001, 2000, and 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has current liabilities in excess of current assets of $3,675,360 and has generated significant losses for the years ended December 31, 2001, 2000, and 1999. Additionally, the Company reentered the development stage on January 1, 2002. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.




HJ & Associates, LLC
Salt Lake City, Utah
March 26, 2002

                              AVID SPORTSWEAR & GOLF CORP.
                              Consolidated Balance Sheets


                                        ASSETS

                                                              December 31,
                                               ------------------------------------------
                                                       2001           2000
                                               --------------------   -------------------
CURRENT ASSETS

    Cash                                       $           213,434    $           25,452
    Accounts receivable, net (Note 1)                      810,187                75,719
    Due from factor, net (Note 10)                               -               816,663
    Note receivable (Note 17)                              300,000                     -
    Inventory (Note 2)                                           -             1,961,464
    Prepaid expenses                                             -               134,900
    Other current assets                                         -                71,540
                                               --------------------   -------------------
                Total Current Assets                     1,323,621             3,085,738
                                               --------------------   -------------------

PROPERTY AND EQUIPMENT

    Machinery and equipment                                      -               484,495
    Furniture and fixtures                                       -                90,263
    Computers and software                                       -               408,046
    Office equipment                                             -                49,770
    Show booths                                                  -               460,927
    Leasehold improvements                                       -                31,470
                                               --------------------   -------------------
                Total Property and Equipment                     -             1,524,971
                                               --------------------   -------------------

    Less accumulated depreciation                                -               468,861
                                               --------------------   -------------------
                Net property and equipment                       -             1,056,110
                                               --------------------   -------------------

OTHER ASSETS

    Goodwill, net (Note 14)                                      -             2,090,171
    Debt offering costs                                          -                66,405
    Deposits (Note 17)                                     150,000                15,789
    Trademarks                                               2,902                 2,902
                                               --------------------   -------------------
                Total Other Assets                         152,902             2,175,267
                                               --------------------   -------------------
                TOTAL ASSETS                   $         1,476,523    $        6,317,115
                                               ====================   ===================

 The accompanying notes are integral to the consolidated financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                     Consolidated Balance Sheets (Continued)



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                         December 31,
                                                                           -----------------------------------------
                                                                                  2001                 2000
                                                                           -------------------  --------------------
CURRENT LIABILITIES

    Cash overdraft                                                          $               -    $           87,534
    Accounts payable                                                                4,077,515             5,086,000
    Accrued liabilities                                                               228,312               479,688
    Notes payable (Note 5)                                                            561,525               661,525
    Note payable - related parties (Note 4)                                                 -               713,683
    Capital leases - current portion (Note 11)                                        131,629                44,279
    Customer deposits                                                                       -                86,677
    Equity option and warrant liability (Note 1)                                        1,948                     -
                                                                           -------------------   -------------------
                Total Current Liabilities                                           5,000,929             7,159,386
                                                                           -------------------   -------------------
LONG-TERM LIABILITIES

    Convertible debentures                                                                  -               300,000
    Capital leases - long term portion (Note 11)                                            -               122,954
                                                                           -------------------   -------------------
                Total Noncurrent Liabilities                                                -               422,954
                                                                           -------------------   -------------------
                Total Liabilities                                                   5,000,929             7,582,340
                                                                           -------------------   -------------------


COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS EQUITY (DEFICIT)

    Preferred stock; $0.001 par value; 10,000,000 shares
       authorized; zero issued and outstanding                                              -                     -
    Common stock; $0.001 par value; 150,000,000 shares
       authorized; 147,933,309 and 46,429,406 shares issued
       and outstanding at 2001 and 2000, respectively                                 147,933                46,429
    Additional paid-in capital                                                     16,740,589            13,855,035
    Common stock subscription receivable                                                    -              (942,000)
    Retained deficit                                                              (20,412,928)          (14,224,689)
                                                                           -------------------   -------------------
                Total Stockholders' Equity (Deficit)                               (3,524,406)           (1,265,225)
                                                                           -------------------   -------------------
                TOTAL LIABILITIES AND STOCKHOLDERS'
                  EQUITY (DEFICIT)                                          $       1,476,523    $        6,317,115
                                                                           ===================   ===================

           The accompanying notes are integral to the consolidated financial statements.

                                             AVID SPORTSWEAR & GOLF CORP.
                                        Consolidated Statements of Operations


                                                                   For the Years Ended
                                                                       December 31,
                                                 ---------------------------------------------------------
                                                       2001                2000                1999
                                                 -----------------  ------------------  ------------------
 SALES, NET                                       $             -    $              -    $              -
                                                 -----------------  ------------------  ------------------
 EXPENSES                                                  21,021                   -                   -
                                                 -----------------  ------------------  ------------------

 LOSS BEFORE CUMULATIVE EFFECT
     OF CHANGE IN ACCOUNTING PRINCIPLE                    (21,021)                  -                   -
                                                 -----------------  ------------------  ------------------
 CUMULATIVE EFFECT OF CHANGE
     IN ACCOUNTING PRINCIPLE (Note 1)                     389,522                   -                   -
                                                 -----------------  ------------------  ------------------
 INCOME BEFORE
     DISCONTINUED OPERATIONS                              368,501                   -                   -
                                                 -----------------  ------------------  ------------------

 DISCONTINUED OPERATIONS (Note 18)                     (6,556,740)         (8,661,554)         (5,035,978)
                                                 -----------------  ------------------  ------------------

 NET LOSS                                         $    (6,188,239)   $     (8,661,554)   $     (5,035,978)
                                                 =================  ==================  ==================

 BASIC LOSS PER SHARE:

        Loss before cumulative effect of
          change in accounting principle          $         (0.00)   $              -    $              -
        Cumulative effect of change in
          accounting principle                               0.00                   -                   -
        Discontinued operations                             (0.06)              (0.23)              (0.25)
                                                 -----------------  ------------------  ------------------
        Basic loss per share                      $         (0.06)   $          (0.23)   $          (0.25)
                                                 =================  ==================  ==================

        Weighted average shares outstanding         115,074,738            37,696,446          20,264,997
                                                 =================  ==================  ==================

           The accompanying notes are integral to the consolidated financial statements.

                                                AVID SPORTSWEAR & GOLF CORP.
                                  Consolidated Statements of Stockholders' Equity (Deficit)



                                             Common Stock                Additional
                                   -------------------------------        Paid-In        Subscriptions        Accumulated
                                      Shares            Amount            Capital          Receivable            Deficit
                                   --------------   ---------------   ----------------   ----------------   ------------------
Balance, December 31, 1998            14,612,000     $     14,612     $       893,193    $       (60,000)    $      (527,157)

January 5, 1999, common stock
issued for cash, services, and
debt, valued at $0.75 per share          590,000              590             441,910                  -                   -

January 5, 1999, common stock
issued for cash and debt,
valued at $0.75 per share                866,670              867             649,133                  -                   -

January 8, 1999, common stock
issued for cash at $0.75 per
share                                    210,668              211             157,789                  -                   -

January 8, 1999, warrants
issued below market value                      -                -              53,235                  -                   -

January 11, 1999, common stock
issued for cash and services,
valued at $0.75 per share                560,000              560             419,440                  -                   -

January 11, 1999, common stock
issued for media services,
valued at $0.75 per share                800,000              800             599,200                  -                   -

January 20, 1999, common stock
issued for cash and services,
valued at $0.75 per share                160,000              160             119,840                  -                   -

January 27, 1999, common stock
issued to purchase Avid
Sportswear, valued at $0.75            1,100,000            1,100             823,900                  -                   -
per share

February 4, 1999, common stock
issued for cash at $0.75 per
share                                    372,002              372             278,630                  -                   -

March 11, 1999, common stock
issued for cash and services,
valued at $0.75 per share              1,220,000            1,220             913,780                  -                   -

March 11, 1999, common stock
issued for cash at $0.75 per
share                                     83,334               83              62,417                  -                   -

March 11, 1999, common stock
issued for cash at $0.75 per
share                                     18,334               18              13,732                  -                   -

March 28, 1999, common stock
issued for cash at $0.75 per
share                                    101,100              101              75,724                  -                   -

September 20, 1999, common
stock issued for cash and
services, valued at $0.75 per
share                                     50,000               50              37,450                  -                   -

December 28, 1999, common
stock issued for conversion of
debt, valued at $0.22 per              5,344,200            5,344           1,170,380                  -                   -
                                   ----------------   --------------   -----------------   ----------------   -----------------
Balance Forward
                                      26,088,308     $     26,088     $     6,709,753    $       (60,000)    $      (527,157)
                                   ---------------- --------------   -----------------   ----------------   -------------------

The accompanying notes are integral to the consolidated financial statements.



                                                AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                             Common Stock                Additional
                                   -------------------------------        Paid-In        Subscriptions        Accumulated
                                      Shares            Amount            Capital          Receivable            Deficit
                                   --------------   ---------------   ----------------   ----------------   ------------------
Balance Forward                       26,088,308     $      26,088    $     6,709,753     $      (60,000)    $       (527,157)

December 31, 1999, common stock
issued for cash at $0.35 per
share                                    285,714               286             99,714                  -                   -

Conversion of debt below market
value                                          -                -             293,381                  -                   -

Stock offering costs                           -                -             (10,000)                 -                   -

Receipt of stock subscription                  -                -                   -             30,000                   -

Net loss for the year ended
December 31, 1999                              -                -                   -                  -          (5,035,978)
                                 ----------------   --------------   -----------------   ----------------   -----------------
Balance at December 31, 1999          26,374,022           26,374           7,092,848            (30,000)         (5,563,135)

January 17, 2000, common stock
issued for services, valued at
$0.30 per share                        1,200,000            1,200             358,800                  -                   -

January 25, 2000, common stock
issued to a related party for
conversion of debt, valued at
$0.38 per share                        1,241,874            1,241             464,461                  -                   -

February 1, 2000, common stock
issued to a related party for
conversion of debt, valued at
$0.44 per share                          695,583              696             303,274                  -                   -

March 6, 2000, cancellation of
common stock subscription
receivable                              (100,000)            (100)            (14,900)            15,000                   -

May 17, 2000, through July 11,
2000, common stock issued
pursuant to SB-2, valued at
$0.35 per share                       14,702,927           14,703           5,131,322           (527,000)                  -

Stock offering costs                           -                -            (268,815)                 -                   -

June 30, 2000, common stock
issued for services, valued at
$0.35 per share                           15,000               15              5,235                   -                   -

November 15, 2000, common stock
issued for services, valued at
$0.16 per share                          300,000              300              46,575                  -                   -

December 15, 2000, common stock
issued for subscription at $0.20
per share                              2,000,000            2,000             398,000           (400,000)                  -

Warrants and options issued
below market value per FAS 123
valuations                                     -                -             338,235                  -                   -

Net loss for the year ended
December 31, 2000                              -                -                   -                  -          (8,661,554)
                                  ---------------   --------------   -----------------   ----------------   -----------------
Balance at December 31, 2000          46,429,406           46,429          13,855,035           (942,000)        (14,224,689)

January 10, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.06 per
share                                    133,333              133               7,867                  -                   -
                                 ----------------   --------------   -----------------   ----------------   -----------------
Balance Forward                       46,562,739     $     46,562     $    13,862,902    $      (942,000)    $   (14,224,689)
                                 ----------------   --------------   -----------------   ----------------   -----------------

The accompanying notes are an integral part of these consolidated financial statements.


                                                AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                             Common Stock                Additional
                                   -------------------------------        Paid-In        Subscriptions        Accumulated
                                      Shares            Amount            Capital          Receivable            Deficit
                                   --------------   ---------------   ----------------   ----------------   ------------------

Balance Forward                      46,562,739     $      46,562    $    13,862,902     $     (942,000)    $    (14,224,689)

January 10, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.07 per
share                                   241,176              241              16,159                  -                   -

January 19, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                   360,000              360              17,640                  -                   -

January 23, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                 1,612,000            1,612              78,988                  -                   -

January 29, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                   190,000              190               9,310                  -                   -

January 30, 2001, common stock
issued to a related party for
conversion of debt, valued at
$0.075 per share                     11,500,000           11,500             851,000                  -                   -

January 30, 2001, cancelled
common stock issued for services,
valued at $0.30 per share            (1,200,000)          (1,200)              1,200                  -                   -

February 5, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                    82,000               82               4,018                  -                   -

February 7, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                   612,000              612              29,988                  -                   -

February 12, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                   200,000              200               9,800                  -                   -

February 12, 2001, common stock
issued for conversion of
interest, non-related, valued at
$0.05 per share                          11,078               11                 554                  -                   -

February 19, 2001, common stock
issued to a related party for
conversion of debt, valued at
$0.08 per share                       2,310,547            2,311             182,533                  -                   -

February 19, 2001, common stock
issued for conversion of
interest, non-related, valued at
$0.09 per share                         425,939              426              37,909                  -                   -

February 22, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.06 per
share                                    45,775               46               2,554                  -                   -

February 22, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.06 per
share                                   200,000              200              11,000                  -                   -
                                ----------------   --------------   -----------------   ----------------   -----------------
Balance Forward                      63,153,254     $     63,153     $    15,115,555    $      (942,000)    $   (14,224,689)
                                ----------------   --------------   -----------------   ----------------   -----------------

The accompanying notes are an integral part of these consolidated financial statements.

                                               AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                             Common Stock                Additional
                                   -------------------------------        Paid-In        Subscriptions        Accumulated
                                      Shares            Amount            Capital          Receivable            Deficit
                                   --------------   ---------------   ----------------   ----------------   ------------------
Balance Forward                       63,153,254     $     63,153     $    15,115,555    $      (942,000)    $   (14,224,689)

February 28, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                    360,769              361              17,839                  -                   -

March 8, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.05 per
share                                    375,000              375              17,625                  -                   -

March 8, 2001, common stock
issued for conversion of
interest, non-related, valued at
$0.05 per share                          20,679               21                  972                  -                   -

March 13, 2001, common stock
issued for cash, non-related, at
$0.05 per share                       4,000,000            4,000              196,000           (200,000)                  -

March 20, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                   176,300              176                5,324                  -                   -

March 26, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                   857,142              857               23,143                  -                   -

March 30, 2001, common stock
issued for cash, non-related, at
$0.05 per share                       2,000,000            2,000               98,000           (100,000)                  -

April 2, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                 2,260,713            2,261               61,039                  -                   -

April 9, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                 1,607,141            1,607               43,393                  -                   -


April 10, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                   571,426              571               15,429                  -                   -

April 17, 2001, common stock
issued for consulting services,
valued at $0.06 per share               125,000              125                7,375                  -                   -

April 18, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                 2,000,000            2,000               54,000                  -                   -

April 24, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                 1,406,250            1,406               43,594                  -                   -

April 30, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per
share                                   164,474              165                4,835                  -
                                ----------------   --------------   -----------------   ----------------   -----------------
Balance Forward                      79,078,148     $     79,078     $     15,704,123    $    (1,242,000)    $   (14,224,689)
                                ----------------   --------------   -----------------   ----------------   -----------------

The accompanying notes are an integral part of these consolidated financial statements.

                                               AVID SPORTSWEAR & GOLF CORP.
                            Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                             Common Stock                Additional
                                   -------------------------------        Paid-In        Subscriptions        Accumulated
                                      Shares            Amount            Capital          Receivable            Deficit
                                   --------------   ---------------   ----------------   ----------------   ------------------
Balance Forward                       79,078,148     $     79,078     $    15,704,123    $    (1,242,000)    $  (14,224,689)

April 30, 2001, common stock
issued for conversion of interest,
non-related, valued at $0.03 per
share                                   129,922              130               3,508                  -                   -

May 3, 2001, common stock issued
for conversion of debt, non-
related, valued at $0.03 per share     2,434,207            2,434              71,566                  -                   -

May 10, 2001, common stock
issued for cash, non-related,
valued at $0.04 per share              3,000,000            3,000             147,000           (150,000)                  -

May 10, 2001, common stock
issued for cash, non-related,
valued at $0.03 per share              7,500,000            7,500             232,500           (240,000)                  -

May 10, 2001, common stock
issued for cash, non-related,
valued at $0.03 per share              1,000,000            1,000              30,200            (31,200)                  -

May 10, 2001, common stock
issued for consulting services,
valued at $0.03 per share`             5,000,000            5,000             162,500                  -                   -

May 11, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.03 per share     2,467,102            2,467              72,533                  -                   -


May 18, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.03 per       3,178,568            3,179              85,821                  -                   -
share

May 22, 2001, common stock
issued for conversion of debt,non-
related, valued at $0.01 per           8,214,278            8,214             106,786                  -                   -
share

May 22, 2001, common stock
issued for conversion of
interest, non-related, valued at          34,589               35               1,016                  -                   -
$0.03 per share

May 22, 2001, common stock
issued for conversion of
interest, non-related, valued at
$0.03 per share                          119,336              119               3,222                  -                   -

May 24, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.01 per
share                                  2,979,165            2,979              25,621                  -                   -

May 31, 2001, common stock
issued for conversion of debt,
non-related, valued at $0.01 per
share                                    749,999              750               9,750                  -                   -
                                 ----------------   --------------   -----------------   ----------------   -----------------
Balance Forward                      115,885,314     $    115,885     $    16,656,146    $    (1,663,200)    $   (14,224,689)
                                 ----------------   --------------   -----------------   ----------------   -----------------

The accompanying notes are an integral part of these consolidated financial statements.

                                                    AVID SPORTSWEAR & GOLF CORP.

                                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                      Additional
                                               Common Stock            Paid-In        Subscriptions       Accumulated
                                           Shares       Amount         Capital          Receivable          Deficit
                                           ------       ------         -------          ----------          -------


Balance Forward                          115,885,314  $  115,885    $  16,656,146     $  (1,663,200)    $  (14,224,689)

June 1, 2001, common stock
issued for conversion of debt, non-
related, valued at $0.01 per share         10,911,454     10,912           93,838                -                  -

June 4, 2001 common stock
issued for conversion of debt, non-
related, valued at $0.01 per share         18,765,625     18,766          161,384                -                  -

issued for conversion of interest,
non-related, valued at $0.01 per
share                                         235,961        236            2,029                -                  -

issued for conversion of interest,
non-related, valued at $0.01 per
share                                         179,330        179            1,542                -                  -

issued for conversion of interest,
non-related, valued at $0.01 per
share                                         200,955        201            2,612                -                  -

June 19, 2001 common stock
issued for conversion of debt, non-
related, valued at $0.01 per share           1,136,363     1,136            8,864                -                  -

issued for conversion of interest,
non-related, valued at $0.01 per
share                                           18,307        18              143                -                  -

stock issued for consulting
services, valued at $0.03 per
share                                       (4,400,000)   (4,400)        (143,000)               -                  -

July 19, 2001, common stock
issued for consulting services,
valued at $0.01 per share                    5,000,000     5,000           45,000                -                  -

October 10, 2001, common stock
issued to employees for services,
valued at $0.01 per share                    1,000,000     1,000           10,000                -                  -

November 29, 2001, cancellation
of common stock subscription
receivable                                  (1,000,000    (1,000)               -           30,200                  -

Cash received for common stock
subscriptions                                        -         -                -          228,300                  -

Write-off of uncollectible common
stock subscriptions receivable                       -         -                -        1,404,700                  -

Discount on debentures issued at
less than market value                               -         -          293,501                -                  -

Reclassification as a result of a
change in accounting principle for
outstanding options and warrants                     -         -         (391,470)               -                  -

Net loss for the year ended
December 31, 2001                                    -         -                -                -         (6,188,239)
                                           -----------  ----------   ------------    -------------      --------------
                                           147,933,309  $ 147,933    $ 16,740,589    $           -      $ (20,412,928)
                                           ===========  ==========   ============    =============      ==============

                           The accompanying notes are integral to the consolidated financial statements.


                                                    AVID SPORTSWEAR & GOLF CORP.
                                                Consolidated Statements of Cash Flows

                                                                                        For the Years Ended
                                                                                            December 31,
                                                                       ---------------------------------------------------------
                                                                            2001                 2000                1999
                                                                       ----------------   ------------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                           $    (6,188,239)    $     (8,661,554)    $    (5,035,978)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
       Depreciation and amortization                                           407,259              463,936             369,072
       Loss on impairment of goodwill                                        1,898,520                    -                   -
       Loss on sale of fixed assets                                            666,610               39,827                   -
       Loss on disposition of leased assets                                    132,397                    -                   -
       Conversion of debt below market value                                   293,501              153,656             293,381
       Value of common stock issued (cancelled) for services                    87,600              534,625           1,890,000
       Warrants and options issued below market value                                -              338,235              53,235
       Cumulative effect of change in accounting principle                    (389,522)
       Write-off of related party notes receivable                             334,847                    -                   -
       Write-off of subscription receivable                                  1,434,900                    -                   -
       Recovery of bad debt expense                                                  -                    -             (80,704)
       Change in operating asset and liability accounts:
         (Increase) decrease in accounts receivable, net                        82,195             (576,578)             80,775
         (Increase) decrease in inventory, net                               1,961,464              (76,074)           (876,299)
         (Increase) decrease in other assets                                    75,483             (187,115)            (13,165)
         Increase (decrease) in accounts payable                            (1,008,803)           3,632,773             926,954
         Increase (decrease) in accrued liabilities                           (184,336)             365,480             116,461
                                                                       ----------------   ------------------   -----------------
           Net Cash Provided (Used) by Operating Activities                  (396,124)          (3,972,789)          (2,276,268)
                                                                       ----------------   ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of fixed assets                                                   (14,853)            (733,915)           (343,705)
    Proceeds from sale of fixed assets                                          44,025                    -                   -
    Proceeds from disposal of leased assets                                      7,077                    -                   -
    Cash acquired through the purchase of Avid Sportswear, Inc.                      -                    -              34,045
    (Increase) in notes receivable                                            (300,000)              22,350                   -
                                                                       ----------------   ------------------   -----------------
            Net Cash Provided (Used) by Investing Activities                  (263,751)            (711,565)           (309,660)
                                                                       ----------------   ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Cash overdraft                                                             (87,534)              87,534                   -
    Payments to Avid shareholders                                                    -                    -            (725,000)
    Proceeds from notes payable                                                      -              261,525           1,962,274
    Payments on notes payable                                                 (100,000)          (1,160,524)         (1,852,869)
    Proceeds from related party notes payable                                        -            1,307,723           1,479,677
    Payments on related party notes payable                                   (100,000)                   -            (265,058)
    Proceeds from convertible debentures                                       874,000              300,000                   -
    Stock offering costs                                                             -             (268,815)                  -
    Issuance of common stock for cash                                                -            4,048,501           1,804,074
    Receipt of related party receivable                                              -                    -             253,500
    Proceeds from subscribed common stock                                      228,300                    -              12,500
    Common stock repurchased                                                         -              (17,500)                  -
    Payments on capital leases                                                 (35,604)             (17,350)                  -
    Debt offering costs                                                         68,695              (68,695)                  -
                                                                       ----------------   ------------------   -----------------
           Net Cash Provided (Used) by Financing Activities                    847,857            4,472,399           2,669,098
                                                                       ----------------   ------------------   -----------------
NET INCREASE (DECREASE) IN CASH                                                187,982             (211,955)             83,170
CASH AT BEGINNING OF PERIOD                                                     25,452              237,407             154,237
                                                                       ----------------   ------------------   -----------------
CASH AT END OF PERIOD                                                  $       213,434     $         25,452     $       237,407
                                                                       ================   ==================   =================



                            The accompanying notes are integral to the consolidated financial statements.


                          AVID SPORTSWEAR & GOLF CORP.
               Consolidated Statements of Cash Flows (Continued)


                                                                     For the Years Ended
                                                                       December 31,
                                                       ---------------------------------------------
                                                            2001           2000           1999
                                                       --------------  -------------   -------------
CASH PAID FOR:

   Interest                                              $     73,390   $    143,545   $     94,392
   Income Tax                                            $          -   $          -   $          -

SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES

   Issuance of common stock for subsidy                  $          -   $          -   $    825,000
   Issuance of common stock for debt                     $  2,122,530   $  1,069,039   $  1,385,724
   Issuance of common stock for interest                 $    153,697   $          -   $          -
   Issuance of common stock for services                 $     87,600   $    534,625   $  1,890,000
   Issuance of common stock for subscription             $    721,200   $    927,000   $          -
   Conversion of debt below market value                 $    293,501   $    153,656   $    293,381
   Options and warrants issued below marke value         $          -   $    338,235   $          -
   Cumulative effect of change in accounting principle   $    389,522              -   $          -

  The accompanying notes are integral to the consolidated financial statements

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 -     NATURE OF ORGANIZATION

          This summary of significant accounting policies of Avid Sportswear & Golf Corp. is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

          a. Organization and Business Activities

          Avid Sportswear & Golf Corp. was incorporated under the laws of the State of Nevada on September 19, 1997 as Golf Innovations Corp. On April 19, 1999, the Board of Directors voted to change the name of the Company to Avid Sportswear & Golf Corp. to better reflect the business of the Company. Additionally, the Board of Directors voted to change the authorized capitalization to 50,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. On July 13, 1999, the Board of Directors authorized a 3-for-1 forward stock split. On December 28, 2000, the shareholders authorized an increase in the number of common shares to 150,000,000 All references to common stock have been retroactively restated. The rights and preferences of the preferred stock are to be set at a later date. The Company was engaged in the business of producing and selling golf wear related products. As of November 30, 2001, the Company has discontinued operations in all consolidated companies except Vida, Inc., which continues to operate on a limited basis.

          The Company has reentered the development stage effective January 1, 2002.

          b. Depreciation

          Depreciation was provided using the straight-line method over the assets' estimated useful lives as follows:

             Machinery and equipment     5-10 years
             Furniture and fixtures      10 years
             Show booths                 5 years
             Leasehold improvements      5 years, or end of lease, whichever is
                                         earliest
             Office equipment            5 years
             Computer equipment          3 years

          c. Accounting Method

          The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

          d. Cash and Cash Equivalents

          For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 -     NATURE OF ORGANIZATION (Continued)

          e. Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

          f. Basic Loss Per Share

          The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the financial statements as follows:

                                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                               -----------------------------------------------
                                                                   2001             2000             1999
                                                               --------------  ----------------  -------------
          Loss before cumulative effect of change in
            accounting principle                                     $(0.00)      $         -     $          -

          Cumulative  effect of change in  accounting
            principle                                                 (0.00)      $         -     $          -

          Discontinued operations                                     (0.06)          $(0.23)          $(0.25)
                                                               --------------  ----------------  -------------
          Basic loss per share                                       $(0.06)          $(0.23)          $(0.25)
                                                               ==============  ================  =============

          Weighted average shares outstanding                   115,074,738       37,696,446       20,264,997
                                                               ==============  ================  =============

          Fully diluted loss per share is not presented as any common stock equivalents are antidilutive in nature.

          g. Income Taxes

          No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $16,350,000 at December 31, 2001 which will fully expire in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 -     NATURE OF ORGANIZATION (Continued)

          g. Income Taxes (Continued)

          The income tax benefit differs from the amount computed at federal statutory rates as follows:

                                                                           FOR THE YEARS ENDED
                                                                              DECEMBER 31,
                                                          ----------------------------------------------
                                                                 2001             2000             1999
                                                          -------------  ---------------  --------------

          Income tax benefit at statutory rate            $  2,266,791     $  3,611,857     $  1,996,318
          Change in valuation allowance                    (2,266,791)      (3,611,857)      (1,996,318)
                                                          $          -     $          -     $          -
                                                          =============  ===============  ==============

          h. Recent Accounting Pronouncements

          SFAS NO. 138 -- The Company has adopted the provisions of FASB Statement No. 138 'Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)' Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the company's financial statements.

          The Company has adopted the provisions of FASB Statement No. 140 'Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)' This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's financial statements.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 1 -     NATURE OF ORGANIZATION (Continued)

          h. Recent Accounting Pronouncements (Continued)

          FIN 44 -- The Company had adopted the provisions of FIN 44 'Accounting for Certain Transactions Involving Stock Compensation (an
          interpretation of APB Opinion No. 25.)' This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's financial statements.

          SFAS  NO.'S  141 AND 142 -- In June  2001,  the  Financial  Accounting
          Standards Board (FASB) adopted Statement of Financial Accounting Standards SFAS No. 141, `Business Combinations,' and SFAS No. 142, `Goodwill and Other Intangible Assets.' SFAS No. 141 is effective as to any business combination occurring after June 30, 2001 and certain transition provisions that affect accounting for business combinations prior to June 30, 2001 are effective as of the date that SFAS No. 142 is applied in its entirety, which will be January 1, 2002 for the Company.

          SFAS No. 142 is effective, generally, in fiscal years beginning after December 15, 2001, which will be the fiscal year ending December 31, 2002 for the Company.

          SFAS No. 141 provides standards for accounting for business combinations. Among other things, it requires that only the purchase method of accounting be used and that certain intangible assets acquired in a business combination (i.e. those that result from contractual or other legal rights or are separable) be recorded as an asset apart from goodwill. The transition provisions require that an assessment be made of previous business combinations and, if appropriate, reclassifications be made to or from goodwill to adjust the recording of intangible assets such that the criteria for recording intangible assets apart from goodwill is applied to the previous business combinations.

          SFAS No. 142 provides, among other things, that goodwill and intangible assets with indeterminate lives shall not be amortized. Goodwill shall be assigned to a reporting unit and annually assessed for impairment. Intangible assets with determinate lives shall be amortized over their estimated useful lives, with the useful lives reassessed continuously, and shall be assessed for impairment under the provisions of SFAS No. 121, `Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.' Goodwill is also assessed for impairment on an interim basis when events and circumstances warrant. Upon adoption of SFAS No. 142, the Company will assess whether an impairment loss should be recognized and measured by comparing the fair value of the `reporting unit' to the carrying value, including goodwill. If the carrying value exceeds fair value, then the Company will compare the implied fair value of the goodwill' (as defined in SFAS No. 142) to the carrying amount of the goodwill. If the carrying amount of the goodwill exceeds the implied fair value, then the goodwill will be adjusted to the implied fair value.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 1 -     NATURE OF ORGANIZATION (Continued)

          h. Recent Accounting Pronouncements (Continued)

          While the Company has not completed the process of determining the effect of these new accounting pronouncements on its financial statements, the Company currently expects that there will be no reclassification in connection with the transition provisions of SFAS No. 141 based on clarifications of the transition provisions issued by the FASB in October 2001. Accordingly, the Company expects that, after implementation of SFAS No. 142, all intangible assets will be amortizable and the goodwill will not be amortizable.

          SFAS NO. 143 -- On August 16, 2001, the FASB issued SFAS No. 143, 'Accounting for Asset Retirement Obligations,' which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair value. Upon initially recognizing a liability for an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset.

          Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. While the Company has not completed the process of determining the effect of this new accounting pronouncement on its consolidated financial statements, the Company currently expects that the effect of SFAS No. 143 on the Company's financial statements, when it becomes effective, will not be significant.

          SFAS NO. 144 -- On October 3, 2001, the Financial Accounting Standards Board issued SFAS No. 144, `Accounting for the Impairment or Disposal of Long-Lived Assets' which is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively. SFAS 144 supercedes SFAS Statement No. 121

          (FAS 121), `Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.' SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board Opinion No. 30 (APB 30), `Reporting Results of Operations Reporting the Effects of Disposal of a Segment of a Business.'

          SFAS 144  develops  one  accounting  model (based on the model in SFAS
          121) for long-lived assets that are to be disposed of by sale, as well as addresses the principal implementation issues. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. That requirement eliminates the requirement of APB 30 that discontinued operations be measured at net realizable value or that entities include under `discontinued operations' in the financial statements amounts for operating losses that have not yet occurred. Additionally, FAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 -     NATURE OF ORGANIZATION (Continued)

          h. Recent Accounting Pronouncements (Continued)

          While the Company has not completed the process of determining the effect of this new accounting pronouncement on its consolidated financial statements, the Company currently expects that the effect of SFAS No. 144 on the Company's financial statements, when it becomes effective, will not be significant.

          i. Purchase of Avid Sportswear, Inc.

          On December 18, 1998, the Company entered into a stock purchase and sales agreement with Avid Sportswear, Inc. (Avid), a Nevada corporation. Avid was in the business of manufacturing and selling golf related clothing. This Agreement was finalized on March 1, 1999. The Agreement called for the Company to purchase all of the outstanding stock of Avid Sportswear, Inc., for $725,000 and 1,100,000 shares of common stock valued at $0.75 per share. Additionally, the Company agreed to pay off all of the notes payable to the shareholders of Avid Sportswear, Inc., and the notes payable to Nations Bank, fka Bank IV. The total amount of these notes was $1,826,119 at the date of closing. The Company accounted for the acquisition as a purchase as of March 1, 1999. The operations of Avid were included from March 1, 1999.

          Goodwill of $2,559,331, generated from the purchase of Avid, was being amortized over a ten-year life using the straight-line method. All unamortized goodwill was written off during the year ended December 31, 2001, when the company discontinued operations. See Note 14.

          j. Allowance for Doubtful Accounts

          The Company's accounts receivable and due from factor are shown net of an allowance for doubtful accounts of $-0- and $46,906, respectively, at December 31, 2001 and 2000, respectively.

          k. Reclassification

          Certain December 31, 2000 and 1999 balances have been reclassified to conform with the December 31, 2001 financial statement presentation.

          l. Advertising Expense

          The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2001, 2000, and 1999, was $221,743, $224,261, and $330,718, respectively. All advertising expense is included in the loss from discontinued operations.

          m. Principles of Consolidation

          The consolidated financial statements presented include the accounts of Avid Sportswear & Golf Corp., Avid Sportswear, Inc., and Vida, Inc. All significant intercompany accounts have been eliminated.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 1 -     NATURE OF ORGANIZATION (Continued)

          n. Revenue Recognition

          The Company's revenue was created primarily from the sale of men's golf apparel and did include shipping and handling charges. Revenue was recognized when the product was shipped to the customer, the amount was determinable and collection was reasonably assured. The terms were customarily FOB origination. Product returns for the years ended December 31, 2001, 2000, and 1999 were not significant. The Company had no source of revenue at December 31, 2001. Additional revenue recognition policies will be determined when operations commence again.

          o. Stock Options

          The Company applies Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

          SFAS Statement No. 123, "Accounting for Stock-Based Compensation" requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

          p. Change in Accounting Principles

          Effective December 31, 2001, the Company adopted the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially settled in, a Company's Own Stock".

          This issue provides that warrants to purchase common shares which are outstanding and for which the number of authorize but unissued shares is in sufficient to satisfy the maximum number of shares that could be required upon the exercise of such warrants, then the contract is reclassified from equity to an asset or liability. The effect of the application of this pronouncement that requires asset or liability classification for those contracts that existed as of December 31, 2001, would be calculated as of December 31, 2001, and presented as of that date as a cumulative effect of a change in accounting principle. At December 31, 2001, $391,470 was reclassified from equity to a liability and mark-to-market adjustment of $389,522 was recorded as the cumulative effect of a change in accounting principle.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 2 -     INVENTORY

          Inventories for December 31, 2001 and 2000 consisted of the following:

                                                     DECEMBER 31,
                                       ----------------------------------------
                                               2001                 2000
                                       -------------------  -------------------

          Finished goods           $                     -  $         1,961,464
                                       -------------------  -------------------

              Total                $                     -  $         1,961,464
                                       ===================  ===================

          The balance at December 31, 2000 is net of a reserve for obsolete inventory for $100,000.

          Inventories for finished goods were stated at the lower of cost or market and based on the first-in, first-out basis.

NOTE 3 -     EQUITY TRANSACTIONS

          On January 5, 1999, the Company issued 590,000 shares of common stock at $0.25 per share for cash of $117,500 and debt conversion of $35,000. Additional expense of $295,000 was recorded to reflect the discount from $0.75 per share which was the price that the Company was selling restricted stock to independent third parties.

          On January 5, 1999, the Company issued 866,670 shares of common stock valued at $0.75 per share for cash of $475,000 and conversion of debt of $175,000.

          On January 8, 1999, the Company issued 210,668 shares of common stock valued at $0.75 per share for cash of $158,000.

          On January 11, 1999, the Company issued 560,000 shares of common stock for cash at $0.25 per share or $140,000. Additional expense of $280,000 was recorded to value the shares at $0.75 per share.

          On January 11, 1999, the Company issued 800,000 shares of common stock for media services at $0.75 per share.

          On January 20, 1999, the Company issued 160,000 shares of common stock for cash at $0.25 per share or $40,000. Additional expense of $80,000 was recorded to value the shares at $0.75 per share.

          On January 27, 1999, the Company issued 1,100,000 shares of common stock for the purchase of Avid Sportswear, Inc. valued at $0.75 per share.

          On February 4, 1999, the Company issued 372,002 shares of common stock at $0.75 per share for cash of $279,002.

          On March 11, 1999, the Company issued 1,220,000 shares of common stock for cash at $0.25 per share or $305,000. Additional expense of $610,000 was recorded to value the shares at $0.75 per share.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 3 -     EQUITY TRANSACTIONS (Continued)

          On March 11, 1999, the Company issued 83,334 shares of common stock for cash of $67,500.

          On March 29, 1999, the Company issued 18,334 shares of common stock valued at $0.75 per share for cash of $13,750.

          On May 28, 1999, the Company issued 101,100 shares of common stock for cash at $0.75 per share for cash of $75,825.

          On September 22, 1999, the Company issued 50,000 shares of common stock at $0.25 per share for cash of $12,500. Additional expense of $25,000 was recorded to value the shares at $0.75 per share.

          On December 28, 1999, the Company issued 5,344,200 shares of common stock valued at $0.275 per share for the conversion of $1,175,724 of debt. The shares are valued at the market price on the date of issuance with additional interest expense of $293,381, recorded to reflect a 20% discount on the conversion.

          On December 31, 1999, the Company issued 285,714 shares of common stock valued at $0.35 per share for cash of $100,000.

          On January 17, 2000, the Company issued 1,200,000 shares of common stock valued at $0.30 per share for services of $360,000 to the President of the Subsidiary.

          On January 25, 2000, the Company issued 1,241,874 shares of common stock valued at $0.38 per share to related parties for the conversion of debt of $372,561 and recorded additional expense of $93,141 as a result of the beneficial conversion below the market.

          On February 1, 2000, the Company issued 695,583 shares of common stock valued at $0.44 per share to a related party for the conversion of debt of $243,454 and recorded additional expense of $60,516 as a result of the beneficial conversion below the market.

          On March 16, 2000, the Company canceled 100,000 shares of common stock and the related stock subscription receivable valued at $15,000. The shares were returned to the treasury and canceled.

          From May 17, 2000 to July 11, 2000, the Company sold 14,702,997 shares of common stock valued at $0.35 per share for cash of $4,061,502, conversion of a note payable of $375,000, conversion of a related party note payable of $60,523 and services of $122,000. Additionally, the Company has a stock subscription receivable of $527,000. These shares as well as 285,714 shares issued in December 1999, were registered pursuant to an SB-2 offering. The Company paid stock offering costs of $268,815 for commissions, legal and accounting fees.

          On June 30, 2000, the Company issued 15,000 shares of common stock of $0.35 per share for services of $5,250.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 3 -     EQUITY TRANSACTIONS (Continued)

          On November 15, 2000, the Company issued 300,000 shares of common stock valued at $0.16 per share for services of $46,875.

          On August 9, 2000,  the Company  issued  300,000  options to unrelated
          parties  below  market  value.  The  Company   recognized   additional
          compensation expense of $108,759.

          On August 14, 2000, the Company issued 175,000 options to an unrelated
          party  below  market   value.   The  Company   recognized   additional
          compensation expense of $43,922.

          On December 15, 2000, the Company issued 2,000,000 shares of common stock to unrelated third parties at $0.20 per share. The Company recorded a stock subscription receivable of $400,000 in connection with this transaction.

          On December 29, 2000, the Company issued 2,000,000 warrants to an unrelated party as partial consideration for entering into a line of credit agreement below market value. The Company recognized additional compensation expense of $185,554.

          From January 10, 2001 to June 19, 2001, the Company converted $1,174,000 of debt into 64,292,260 shares of common stock. The Company recognized additional interest expense of $293,501, related to the beneficial conversion feature of the debentures pursuant to EITF 98-5.

          From February 12, 2001 to June 19, 2001, the Company converted $16,566 of interest related to convertible debentures into 950,157 shares of common stock at an average price per share of $0.02.

          From January 30, 2001 to February 19, 2001, the Company converted $948,530 of related debt and interest of $137,131 into 14,236,486 shares of common stock at an average price per share of $0.08.

          During the year ended December 31, 2001, the Company issued 16,500,000 shares of common stock in exchange for $691,000 of common stock subscriptions receivable. Of this amount, the Company collected $228,300. The Company wrote-off $1,404,700, including the remaining portion of the 2001 subscriptions, as uncollectible.

          During the year ended December 31, 2001, the Company issued 6,725,000 shares of common stock to employees and consultants for services rendered at an average price per share of $0.01.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 4 -     NOTES PAYABLE - RELATED PARTIES

          Notes payable - related parties consisted of the following at December 31, 2001 and 2000:

                                                                                       DECEMBER 31,
                                                                          ------------------------------------
                                                                                     2001               2000
                                                                          -----------------       ------------

          Note payable to company controlled by CEO, bearing
            interest at 10%, unsecured and due on demand                  $               -   $        166,557

          Notes payable to CEO, bearing interest at 10%
            unsecured and due on demand                                                   -            447,126

          Note payable to Director dated December 9, 1999,
            bearing interest at 10%, unsecured and due on
            demand.                                                                       -            100,000
                                                                          -----------------       ------------

            Total Notes Payable - Related Parties                                         -            713,683


            Less current portion                                                          -           (713,683)
                                                                          -----------------   ----------------

            Long-Term Portion                                             $               -   $             --
                                                                          =================   ================


NOTE 5 -     NOTES PAYABLE

          Notes payable consisted of the following at December 31, 2001 and 2000:

                                                                                        DECEMBER 31,
                                                                          ------------------------------------
                                                                                     2001               2000
                                                                          -----------------   ----------------
          Note payable to a shareholder  dated December 1, 1999 as advanced, bearing  interest at 12%,  principal and interest due by January
            31, 2000, secured by personal
            guarantee of previous certain officers.                       $         561,525   $        561,525

          Note payable to an  individual  dated  December 24, 1999,  bearing interest at 12%, secured by personal guarantee of
            chief executive officer, due on demand.                                   -                100,000
                                                                          -----------------   ----------------

                      Total notes payable                                           561,525            661,525

                      Less: current portion                                        (561,525)          (661,525)

                                                                          -----------------   ----------------

                      Total long-term debt                                $               -   $             --
                                                                          =================   ================

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 6 -     CONVERTIBLE DEBENTURES

                                                                                            DECEMBER 31,
                                                                                  ------------------------------------
                                                                                         2001               2000
                                                                                  -----------------   ----------------

             Four (4) convertible debentures for $300,000, dated October 26,
               2000, bearing interest at 6%, due by November 1, 2005, unsecured, convertible into the Company's common stock at 120% of the closing bid price on November 1, 2000 or 80% of the closing bid price for the lowest trading price for 20 days immediately prior to the conversion date. The Company can require mandatory
               conversion if the closing bid price is $1.25 or higher per share for 10 consecutive trading days or upon the 5-year anniversary
               date.                                                             $            -      $        300,000

             Thirty-two (32) convertible debentures for $874,000, dated January
               17, 2001, bearing interest at 6%, due by January 17, 2006, unsecured, convertible into the Company's common stock at 120% of the closing bid price on January 17, 2001 or 80% of the closing bid price for the lowest trading price for 20 days immediately prior to the conversion date. The Company can require mandatory conversion if the closing bid price is $1.25 or higher per share
               for 10 consecutive trading days upon the 5-year anniversary date. -----------------   ----------------

                      Less current portion                                                    -                  -
                                                                                 -----------------   ----------------
                      Long-term portion                                          $            -      $        300,000
                                                                                 =================   ================


             The Company paid debt offering costs of $68,695 associated with the issuance of the convertible debentures. The costs were amortized over the life of the debentures. Amortization expense of $66,405 and $2,290 was recognized for the years ended December 31, 2001 and 2000, respectively. All outstanding debentures were converted to common stock during the year ended December 31, 2001. During the years ended December 31, 2001, 2000, and 1999, the Company recognized additional interest expense related to the beneficial conversion feature of the debentures of $293,501, $0, and $0, respectively. These amounts are included in the interest expense of discontinued operations.

NOTE 7 -     COMMITMENTS AND CONTINGENCIES

             a. Operating Leases

             The Company leased office and warehouse space and other equipment items under non-cancelable operating leases which were due to expire in March 2004. The monthly office rent amount was $10,584. Rent expense for the years ended December 31, 2001, 2000, and 1999 was $405,138, $124,590, and $124,846, respectively.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 -     COMMITMENTS AND CONTINGENCIES (Continued)

          The Company has terminated the California office lease as of November 31, 2001 against the terms of the lease agreement and are liable for all rents up to the contracted termination date of March 2004. The Company has accrued for all future obligations, of $275,654, as of December 31, 2001.

          Future payments required under the lease terms are as follows:

                                     2002             2003            2004             2005           2006
                                --------------   -------------    -------------   -------------  --------------
          Pitney Bowes          $        1,210   $           -    $           -   $            - $            -
          Office lease                       -               -                -               -               -
                                --------------   -------------    -------------   -------------  --------------

                                $        1,210   $           -    $           -   $           -  $            -
                                ==============   =============    =============   =============  ==============

          Pitney Bowes:         $403 per quarter, expires September 2002.
          Office lease:         $10,584 per month, expires March 2004.

          b. Royalty Agreement - British Open Collection

          BRITISH OPEN COLLECTION. On December 8, 1998, the Company obtained the sole and exclusive right and license to use certain trademarks associated with the British Open Golf Championship. The licensor was The Championship Committee Merchandising Limited, which is the exclusive licensor of certain trademarks from The Royal & Ancient Golf Club of St. Andrews, Scotland. This license was for the United States and its territories and had a seven year term. Under this license, the Company could manufacture, advertise, distribute and sell products bearing the licensed trademarks to specialty stores and the menswear departments of department stores. The Company was not permitted to sell these products to discount stores or mass-market retail chains. In return for this license, the Company was to pay the licensor through their agent, IMG, on a quarterly basis, a royalty equal to five percent of net wholesale sales of products bearing these trademarks, subject to a guaranteed minimum royalty. Net wholesale sales means the invoiced wholesale billing price, less shipping, discounts actually given, duties, insurance, sales taxes, value-added taxes and credits allowed for returns or defective merchandise. The first contract year was from January 1, 1999, to June 30, 2000. The second contract year was covered the period of July 1, 2000 through June 30, 2001. At December 31, 2000, the Company had accrued a liability to IMG of $62,500, which represented the minimum royalty due for July 1, 2000, through December 31, 2000.

          The agreement was mutually terminated by both parties on May 10, 2001. As a result of the termination, the Company paid IMG $150,000 in full satisfaction of the Company's obligations under the terminated licensing agreement.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 -     COMMITMENTS AND CONTINGENCIES (Continued)

          c. Royalty Agreement - Dockers Golf

          DOCKERS GOLF. On May 10, 1999, our wholly-owned subsidiary obtained the exclusive, nonassignable right to use the "Dockers Golf" trademark solely in connection with the manufacturing, advertising, distribution and sale of products to approved retailers. The licensor was Levi Strauss & Co. This license was for the United States, its territories and Bermuda. The license had an initial term expiring on December 31, 2003 and would have renewed for an additional three year term expiring December 31, 2006 if: (i) net sales of the licensed products for calendar year 2002 were at least $17.0 million and (ii) our wholly-owned subsidiary had not violated any material provisions of the license. Thereafter, the licensor would have negotiated in good faith for up to two additional three year terms if: (i) the license was renewed for the initial renewal period, (ii) our wholly-owned subsidiary's net sales for each year in the initial renewal period had exceeded its projected sales for each such year and (iii) our wholly-owned subsidiary had not violated any material provisions of the license. Subject to a guaranteed minimum royalty, our wholly-owned subsidiary would have paid the licensor a royalty of six percent of net sales of first quality products and four percent of net sales of second quality products and close-out or end-of season products. If second quality products and close-out or end-of-season products account for more than ten percent of total licensed product sales, then the royalty on such products would have been six percent instead of four percent.

          Dockers terminated the agreement on May 9, 2001 claiming that the Company had breached certain terms of the licensing agreement. This termination is currently the subject of mediation hearings taking place in the first quarter of 2002. The Company has recorded accrued royalties of $441,000 related to the agreement. As of December 31, 2001, this is the full amount being sought by Dockers in the mediation.

          d. Employment Agreements

          The Company's wholly-owned subsidiary entered into a three year employment agreement with Barnum Mow, which commenced on September 17, 1999. Upon the expiration of the initial term, the agreement will automatically renew for one year terms unless either party elects not to renew the agreement by providing written notice to the other party at least four months' prior to the expiration of any term. Mr. Mow is employed as the Chief Executive Officer and President of Avid Sportswear, Inc. His base salary is $300,000 per year, subject to increases as determined by the employer. In addition to his salary, Mr. Mow also received a bonus of $50,000 in 2000. His bonus would be the same for each year during the term unless the employer establishes a formal bonus plan. The employer also agreed to reimburse Mr. Mow for all reasonable expenses incurred in connection with the performance of his duties.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 -     COMMITMENTS AND CONTINGENCIES (Continued)

          d. Employment Agreements (Continued)

          Effective January 31, 2001, Avid Sportswear, Inc. and Mr. Mow entered into an Amendment to Mr. Mow's Employment Agreement. As a result of Avid Sportswear, Inc.'s financial performance for the fiscal year ended December 31, 2000, Mr. Mow agreed to forfeit 1,200,000 shares of common stock of Avid Sportswear and Golf Corp. granted to Mr. Mow on January 17, 2000. Mr. Mow resigned his position in May 2001. On July 26, 2001, Mr. Mow filed a complaint against the Company and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Codess.ss.227.3. Mr. Mow seeks damages, prejudgment interest thereon, costs of suit incurred, and attorney's fees and costs according to statute. The Company has determined that it is too early to evaluate the likelihood of an unfavorable outcome.

          The Company's wholly-owned subsidiary had also entered into a five year employment agreement with David Roderick, effective January 1, 1999. From January 1999 until September 1999, Mr. Roderick was employed as the President of Avid Sportswear, Inc. In September 1999, Mr. Roderick became the Vice President of Production and Sales. His base salary was $150,000, subject to increases as determined by the employer. In addition, Mr. Roderick was eligible for bonuses at the discretion of the Board of Directors. The employer agreed to reimburse Mr. Roderick for all reasonable expenses incurred in connection with the performance of his duties. Mr. Roderick resigned his position in May 2001. He has also filed a complaint against the Company and its wholly-owned subsidiary alleging breach of contract, breach of implied covenant of good faith and fair dealing, and violation of Labor Code ss.ss. 227.3. Since filing the initial complaint, Mr. Roderick has not pursued the claim and has missed several scheduled court appearances and deadlines. The Company has determined that it is too early to evaluate the likelihood of an unfavorable outcome.

          On January 3, 2000, the Company's wholly-owned subsidiary entered into an employment agreement with Stephen Korn to serve as the Company's Chief Financial Officer (CFO). His base salary was $160,000. Additionally, the CFO was eligible for bonuses at the discretion of the board of directors. The employer agreed to reimburse Mr. Korn for all reasonable expense incurred in connection with the performance of his duties. Mr. Korn resigned his position in May 2001. On August 1, 2001, Mr. Korn filed a complaint against the Company and its wholly-owned subsidiary alleging termination in violation of public policy, breach of written and implied contract, breach of implied covenant of good faith and fair dealing, intentional interference with contractual relations, negligent interference with contractual relations, and violation of Labor Code ss.ss. 201 and 227.3.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 -     COMMITMENTS AND CONTINGENCIES (Continued)

          Employment Agreements (Continued)

          Mr. Korn seeks damages in an amount proven at trial, prejudgment interest thereon, a penalty in accordance with Labor Code ss.203, costs of suit incurred, and attorney's fees and costs according to statute. The Company has determined that it is too early to evaluate the likelihood of an unfavorable outcome.

          On February 1, 2000, the Company signed an Executive Employment Agreement with Earl Ingarfield, its President and Chief Executive Officer (CEO). The base compensation for each year would have been $325,000 plus cost of living adjustments. Additionally, the CEO would be eligible for incentive bonus compensation as determined by the Board of Directors. The agreement was for a period of three years. The Company agreed to reimburse Mr. Ingarfield for all reasonable expenses incurred in connection with the performance of his duties. Mr. Ingarfield resigned his position in June 2001.

          On June 25, 2001, the Company entered into a three-year employment agreement with Frank J. Jakovac, to act as President and Chief Executive Officer. The base salary for services was $127,500 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was increased to $255,000 per year, payable in semi-monthly installments. The CEO was eligible for additional bonuses based on the bonus plan for senior management established by the CEO and Board of Directors for each fiscal year. The CEO was to be granted and fully vested in 5% of the Company's total shares of issued stock. The 5% ownership percentage would have applied to all current and future issuance of stock. Although Mr. Jakovac still serves as a director of the Company, the above mentioned employment agreement was nullified on December 1, 2001.

          On June 25, 2001, the Company entered into a three-year employment agreement with James W. Handlon to act as Executive Vice President and Chief Operating Officer. The base salary for services $125,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary was increased to $245,000 per year, payable in semi-monthly installments. The COO is eligible for additional bonuses based on the bonus plan for senior management established at the CEO and Board of Directors for each fiscal year. The COO was to be granted and fully vested in 5% of the Company's total shares of issued stock. The 5% ownership percentage would have applied to all current and future issuances of stock. Although Mr. Handlon still serves as a director of the Company, the above mentioned employment agreement was nullified on December 1, 2001.

          On June 25, 2001, the Company entered into a three-year employment agreement with Michelle Mathis to act as the Director of Corporate and Legal Affairs. The base salary for services $50,000 per year, payable in semi-monthly installments through September 25, 2001. After September 25, 2001, base salary $100,000 per year, payable in semi-monthly installments.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 7 -     COMMITMENTS AND CONTINGENCIES (Continued)

          Employment Agreements (Continued)

          The Director of Corporate and Legal Affairs eligible for additional bonuses based on the bonus plan for senior management established at the CEO and Board of Directors for each fiscal year. The Director of Corporate and Legal Affairs was to be granted and fully vested in 1% of the Company's total shares of issued stock. The 1% ownership percentage would have applied to all current and future issuances of stock. Although Ms. Mathis still serves as a director of the Company, the above mentioned employment agreement was nullified on December 1, 2001.

          e. PGA Tour Pro Endorsements

          In 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into individual Endorsement Agreements, typically for a two-year term, with individual PGA Tour professionals, whereby the individual is paid an annual fixed fee to wear products licensed by Avid at golf and golf-related events, and be included in advertising and other promotional events, including personal appearances. The fixed fee for the first year was set forth in the Agreement, whereas the second year fixed fee was determined by that individual's final ranking on the official PGA Tour Money List at the end of the first year. The individuals were also eligible to earn a bonus for performance on individual PGA Tour events and at year-end, based upon the individual's final ranking of the official PGA Tour Money List at the end of each contract year. The fixed fee, bonus incentive, and required number of personal appearances varied by individual. The Company has terminated all of these endorsement agreements as of December 31, 2001 and has accrued for the earned minimum future guaranteed payments, of $403,061, as of December 31, 2001.

          f. Common Stock Issued Without Restrictive Legend

          The Company's new management believes that the Company issued shares of common stock without legends restricting the resale of such shares. The Company's new management believes that at least 19,225,000 shares of common stock have been resold in the public market in violation of
          Section 5 of the Securities Act of 1933, as amended. The Company may be liable for rescission and other damages with respect to these sales.

NOTE 8 -     CONCENTRATIONS OF RISK

          a. Cash

          The Company maintains cash accounts at financial institutions located in Spring, Texas. The accounts are insured by the Federal Deposit
          Insurance Corporation up to $100,000. The Company's balances occasionally exceed that amount.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 8 -     CONCENTRATIONS OF RISK (Continued)

          b. Accounts Receivable

          The Company provided for accounts receivable as part of operations. Management does not believe that the Company is subject to credit risks outside the normal course of business.

          c. Accounts Payable

          The Company has one vendor which accounts for 72% and 70% of the total accounts payable as of December 31, 2001, and 2000, respectively.

NOTE 9 - CUSTOMERS AND EXPORT SALES

          During 2001, 2000, and 1999, the Company operated one industry segment which was the manufacturing and marketing of sports apparel.

          The Company's financial instruments subject to credit risk are primarily trade accounts receivable from its customers.

                                                      For the Years Ended
                                                         December 31,
                                 -------------------------------------------------------------
                                         2001                 2000                1999
                                 -------------------  -------------------  -------------------

          Foreign sales          $                 -  $            27,497  $                 -
          Domestic sales                  20,720,343           11,159,222            2,360,596
                                 -------------------  -------------------  -------------------

                                 $        20,720,343  $        11,186,719  $         2,360,596
                                 ===================  ===================  ===================

          See Note 18 for a discussion of discontinued operations.

NOTE 10 -    DUE FROM FACTOR

          In August 2000, Avid Sportswear, Inc. (Avid), the wholly-owned subsidiary of Avid Sportswear and Golf Corp., entered into a factoring, revolving credit and trade finance agreement with a factor. Under this agreement which had an initial term expiring in August 2001 and continuing on an annual basis thereafter, Avid assigned substantially all of its accounts receivable to the factor, typically on a non-recourse basis. Avid requested advances up to 75% of the eligible net sales and up to 40% of eligible inventory. Due to non-compliance with certain covenants in 2000, Avid only received advances against inventory up to 10% of eligible inventory. Advances against inventory could not exceed $2,500,000 at any one order before shipment. All accounts receivable at the time of entering into the factor agreement, the accounts receivable from orders open, but unshipped at the time of entering into the factor agreement, and any orders shipped without factor credit approval are on a full recourse basis. The factor charged Avid a fee on the net sales factored and interest on the amounts advanced at the factor's index rate plus 4.29%.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 10 -    DUE FROM FACTOR (Continued)

          The index rate was 6.20% at December 31, 2000, corresponding to an interest rate of 10.49%. For the year ended, December 31, 2000, Avid paid $110,537 of interest to the factor. Avid was subject to financial covenants under the agreement including the requirement to maintain a minimum tangible net worth and minimum working capital. At December 31, 2000, Avid was in violation of those covenants.

          On May 22,  2001,  the  Company's  factor  provided  notice  that  the
          Company's wholly-owned subsidiary was in default of the factoring agreement on account of, among other things, the termination of the Trademark License Agreement with Levi Strauss & Co. Subsequently, on July 20, 2001, the Company's wholly-owned subsidiary received notice from the factor that the obligations under the factoring agreement had been paid in full. Also on July 20, 2001, the Company's wholly-owned subsidiary received notice from the factor that the Company's chairman has no further obligations as the guarantor of the factoring agreement. For the year ended December 31, 2001, Avid paid $55,904 of interest to the factor.

          Outstanding factored receivables:

                                                                                     DECEMBER 31,
                                                                       ---------------------------------------
                                                                              2001                  2000
                                                                       ------------------    -----------------
          Without recourse                                             $                -    $       2,565,373
          Full recourse                                                                 -            1,433,982
                                                                       ------------------    -----------------
          Total                                                                         -            3,999,355
                                                                       ------------------    -----------------
          Less advances                                                                 -           (3,089,062)
          Less allowance for bad debt                                                   -              (93,630)
                                                                       ------------------    -----------------
          Total due from factor                                        $                -    $         816,663
                                                                       ==================    =================


          The trade finance portion of the agreement provided for the factor to open letters of credit to facilitate the purchase of inventory. Letters of credit were opened as needed, subject to factor approval, and were secured by the acquired inventories. Open letters of credit could not exceed $3,500,000 at any time. The amount of open letters of credit was $-0- and $366,081 at December 31, 2001, and 2000, respectively.

          Obligations due to the factor under the factoring agreement were collateralized by a continuing security interest in all of the assets of Avid, except fixed assets, and were guaranteed by the parent. All indebtedness due to the factor was additionally guaranteed by a shareholder up to a limit of $375,000. As noted above, on July 20, 2001, the Company was notified by the factor that the shareholder had no further obligations as guarantor of the factoring agreement because the factoring agreement had been paid in full and was terminated.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 11 -    CAPITAL LEASES

          Property and equipment payments under capital leases as of December 31, 2001 and 2000 is summarized as follows:

                                   Year End                                           DECEMBER 31,
                                                                       ---------------------------------------
                                 DECEMBER 31,                                 2001                  2000
                             -------------------                       ------------------    -----------------
                                     2002                              $                -    $          68,116
                                     2003                                               -               56,320
                                     2004                                               -               21,491
                                                                       ------------------    -----------------

          Total minimum lease payments                                                  -              214,043
          Less interest and taxes                                                       -             (46,810)
                                                                       ------------------    ----------------

          Present value of net minimum lease payments                                   -              167,233
          Less current portion                                                          -             (44,279)
                                                                       ------------------   -----------------

          Long-term portion of capital lease obligations               $                    $          122,954
                                                                       ==================   ==================

          The Company defaulted on all three of its capital leases during the year ended December 31, 2001. All of the leased assets were repossessed and then resold. The Company recorded the proceeds received from the repossession and sale of $7,077 as a loss on disposition of leased assets of $132,397 for the year ended December 31, 2001.

          The Company recorded depreciation on capitalized lease equipment expense of $30,576, $13,512, and $0, for the years ended December 31, 2001, 2000, and 1999, respectively. This depreciation is included in the loss from discontinued operations.

NOTE 12 -    RELATED PARTY TRANSACTIONS

          During the year ended December 31, 2001, officers and directors of the Company converted $948,530 of debt and $137,131 of interest into 14,236,486 shares of common stock.

          During the year ended December 31, 2001, the Company paid $100,000 in full satisfaction of a related party debt owed to a former director of the Company.

          Effective January 31, 2001, the president of the subsidiary forfeited all 1,200,000 shares of common stock granted to him on January 17, 2000, pursuant to the amendment to the president's Employment Agreement.

          On January 30, 2001, the CEO of the Company personally guaranteed an $897,895 account payable to Sewn Products International from the subsidiary in connection with the subsidiary's purchase of inventory.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 12 -    RELATED PARTY TRANSACTIONS (Continued)

          During the year ended December 31, 2000, officers and directors of the Company advanced $1,307,723 to the Company under revolving demand notes bearing interest at 10%. The advances accrued interest of $66,513. At December 31, 2000, the Company owed $100,000, and $447,126 to officers and directors of the Company, and $166,557 to a Company controlled by the CEO of the Company. (Note 4)

          During the year ended December 31, 2000, officers and directors of the Company converted $676,539 of debt into 2,110,380 shares of common stock. Additional interest expense of $153,657 was recorded to reflect the conversions below market value.

          During the year ended December 31, 2000, a director of the Company applied $60,523 of a pledged certificate of deposit for payment on a note payable to a bank.

          On January 17, 2000, the Company issued 1,200,000 shares of common stock to the president of the subsidiary for services valued at $360,000.

          During the year ended December 31, 1999, officers and directors of the Company advanced $1,479,677 to the Company of which $265,058 was repaid during the year, under revolving demand notes bearing interest at 10.00%. The advances accrued interest were converted into 4,397,936 shares on December 31, 1999. At December 31, 1999, the Company owed an officer and director $300,000.

          During the year ended December 31, 1999, the Company received $253,500 in full satisfaction of the note receivable - related party from December 31, 1998.

          Certain   officers  and  directors  of  the  Company  had   personally
          guaranteed the office lease agreement in Torrance, California and the revolving credit and factoring agreement (Note 10).

NOTE 13 -    GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the relation of assets and liquidation of liabilities in the normal course of business. However, the Company has current liabilities in excess of current assets of $3,522,459 and has generated significant losses for the years ended December 31, 2001, 2000, and 1999. Additionally, the Company reentered the development stage on January 1, 2002, because all operations have been discontinued.

          Management believes that the company will be able to obtain a significant ownership position in a worldwide license to manufacture and sell a world recognized brand product in the immediate future. In management's opinion the Company will need to raise capital to acquire the ownership position in the desired license which is predicated on changing its capital structure. The changing of the capital structure will require shareholder approval, which management believes will be granted in the near future. There are no assurances that the Company will be able to raise the capital required or obtain shareholder approval for the change in capital structure

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999

NOTE 14 -    GOODWILL

          On March 1, 1999, the Company acquired its wholly-owned subsidiary Avid Sportswear, Inc. Goodwill of $2,559,331 was recorded as part of the transaction. The balance of goodwill was as follows:

                                                       DECEMBER 31,
                                        ---------------------------------------
                                               2001                     2000
                                        ------------------   -------------------

           Goodwill                     $                -   $        2,559,331

           Accumulated amortization                      -             (468,861)
                                        ------------------   ------------------

                                        $                -   $        2,090,171
                                        ==================   ==================

          The goodwill was being amortized over a 10 year period. As a result of the termination of the license agreements (discussed in Note 7), the goodwill associated with the purchase of the wholly-owned subsidiary was considered impaired. An impairment loss of $1,898,520 has been recognized for the year ended December 31, 2001. During the years ended December 31, 2001, 2000, and 1999, the Company recorded amortization expense of $191,950, $255,933, and $212,928, respectively.

NOTE 15 -    LINE OF CREDIT

          In November 2000, the Company signed a Line of Credit Agreement with GMF Holdings (GMF). The Company has engaged May Davis Group, Inc. to act as its exclusive placement agent in connection with the Line of Credit Agreement for the issuance and sale of debentures by the Company. GMF agreed to sell to the Company up to $10,000,000 of debentures for a period not to exceed two years. The Company could make advances no more often than fifteen trading days after the prior advance notice date. The advance date occurs when the escrow agent is in receipt of funds from the investor (GMF) and the placement agent's counsel is in possession of free trading shares from the Company and can therefore make an advance. No advance date shall be less than twenty-five trading days after an advance notice date. Unless the investor agrees in advance, the maximum individual advance shall be equal to one hundred fifty (150%) percent of the average daily volume of the Company's common stock multiplied by the purchase price. The purchase price was 80% of the market price.

          The market price was the lowest closing bid price over the pricing period. The agreement was effective on January 8, 2001, which was the date that the Securities and Exchange Commission declared the SB-2 filed on December 20, 2000 effective. During the years ended December 31, 2001, and 2000, the Company received advances of $874,000, and $300,000 in the form of convertible debentures, respectively. All of the debentures were converted into common stock during 2001. The Company also converted $16,566 of interest related to the debentures.

          During the years ended December 31, 2001, and 2000, the Company recorded additional interest expense of $293,501 and $0, respectively, to reflect the beneficial conversion feature of the debentures.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 16 -    DILUTIVE INSTRUMENTS

          a. Stock Options

          The Company applied Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

          FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires the Company to estimate the fair value of each dilutive instrument award at the grant date by using the Black-Scholes option pricing model.

          A Summary of the Company's outstanding stock options and weighted average assumptions used for grants as of December 31, 2001 is presented below:

                                            Vesting
                             Date of       Require-       Exercise       Exercise        Trading        Amount
     DESCRIPTION              GRANT          MENTS         NUMBER          PRICE          PRICE        EXERCISED
----------------------     -----------  -------------  --------------  -------------  -----------  ---------------

1) Lone Star Capital          08/14/00      Immediate         175,000  $        0.35  $      0.31               -
2) D. Aganost                 08/09/00      Immediate         200,000  $        0.35  $      0.38               -
3) D. Blakely                 08/09/00      Immediate         100,000  $        0.35  $      0.38               -
                                                       --------------                              ---------------

                                                              475,000                                           -
                                                       ==============                              ===============



                                         Risk-Free
                           Expiration   Interest        Expected   Expected        Expected       Compensation
     DESCRIPTION              DATE         RATE           LIFE       VOLATILITY     DIVIDENDS          EXPENSE
-------------------------  -----------  -----------  ------------  --------------  ----------    -----------------

1) Lone Star Capital          08/14/10        6.00%             2         182.84%             0   $         43,922
2) D. Aganost                 08/09/10        6.79%             5         182.83%             0             72,506
3) D. Blakely                 08/09/10        6.79%             5         182.83%             0             36,253
                                                                                                  ----------------
                                                                                                  $        152,681

          b. Unqualified Stock Options

          In January 2000, the Company granted options to purchase an aggregate of 1,864,477 shares of its common stock to employees and directors for services rendered.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 16 -    DILUTIVE INSTRUMENTS (Continued)

          b. Unqualified Stock Options (Continued)

          FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 96 percent for all years; risk-free interest rates of
          5.87 percent and expected lives of 5 years.

          Under the accounting provisions of SFAS No. 123, the company's net income would have been decreased by the pro forma amounts indicated below:

                                                             2001                 2000                  1999
                                                      -------------------  ------------------    -----------------

          Net loss:
              As reported                             $    (6,188,239)     $    (8,661,554)       $  (5,035,978)
              Pro forma                               $    (6,188,239)     $    (8,911,124)       $  (5,035,978)

          Net income per share:
              As reported                             $        (0.06)      $         (0.23)       $       (0.25)
              Pro forma                               $        (0.06)      $         (0.24)       $       (0.25)

          c. Warrants

          A summary of the Company's outstanding warrants and weighted average assumptions used for grants as of December 31, 2001 is presented below:

                                            Vesting
                             Date of       Require-       Exercise       Exercise        Trading        Amount
     DESCRIPTION              GRANT          MENTS         NUMBER          PRICE          PRICE        EXERCISED
----------------------     -----------  -------------  --------------  -------------  -----------  ---------------

1) May Davis Group            12/29/00  Immediately         1,680,000  $        0.35  $      0.13                -
2) Persia Consulting          12/29/00  Immediately           320,000  $        0.35  $      0.13                -
3) J. McKee                   12/31/99  Immediately           285,714  $        1.50  $      0.38                -
4) D. Paetz                   12/31/99  Immediately           100,000  $        0.50  $      0.38                -
5) Tarpon Scurry              01/08/99  Immediately            39,000  $        0.01  $      1.77                -
                                                       --------------                              ---------------
                                                            2,424,714                                            -
                                                       ==============                              ===============

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 16 -    DILUTIVE INSTRUMENTS (Continued)

          c. Warrants (Continued)

                                         Risk-Free
                           Expiration   Interest        Expected   Expected        Expected     Compensation
     DESCRIPTION              DATE         RATE           LIFE       VOLATILITY     DIVIDENDS          EXPENSE
-------------------------  -----------  -----------  ------------  --------------  ----------    -----------------

1) May Davis Group            12/29/10        5.13%             3         173.61%             0           $155,865
2) Persia Consulting          12/29/10        5.13%             3         173.61%             0             29,689
3) J. McKee                   08/23/09        5.87%             5         100.63%             0             63,074
4) D. Paetz                   08/01/03        5.87%             5         100.63%             0             28,194
5) Tarpon Scurry              01/08/04        5.69%             3          86.94%             0             53,235
                                                                                                 -----------------
                                                                                                          $330,057

NOTE 17 -    OPTION TO PURCHASE LICENSE

          During the year ended December 31, 2001, the Company paid $150,000 to an advisory company related to a consultant as a deposit on an option to acquire a 50% ownership position in a worldwide license to manufacture and sell a world recognized brand product.

          During the year ended December 31, 2001, the Company also advanced the advisory company $300,000 in order to cover the expenses in securing the option. The advance is due upon demand and is non-interest bearing.

NOTE 18 -    DISCONTINUED OPERATIONS

          Effective November 30, 2001, the Company ceased all operations relating to the manufacture and sale of golf wear related products. This discontinuation of operations included all operations of the company and its subsidiaries with the exception of Vida, Inc., which continues to operate on a limited basis. The financial statements have been retroactively restated to reflect this event. No tax benefit has been attributed to the discontinued operations.

          As a result of the  discontinuation  of operations and as discussed in
          Note 11, the Company defaulted on all three of its outstanding capital leases. All of the leased assets were repossessed and then resold by the leasing companies. The Company received $7,077 from the proceeds of the sale. The remaining book value of the leased assets, of $132,397, was written off as a loss on disposition of leased assets of $132,397. The Company then sold all of its remaining fixed assets, which had a net book value, as of the disposal date, of $710,635, for $44,025 and recorded a loss on sale of fixed assets of $666,610.

                          AVID SPORTSWEAR & GOLF CORP.
                 Notes to the Consolidated Financial Statements
                        December 31, 2001, 2000, and 1999


NOTE 18 -    DISCONTINUED OPERATIONS (Continued)

          The Company, as discussed in Note 14, has also written off all unamortized goodwill. An impairment loss of $1,898,520 has been recognized for the year ended December 31, 2001.

          The following is a summary of the loss from discontinued operations resulting from the elimination of all operations, with the exception of Vida, Inc.


                                                                                   For the Years Ended
                                                                                        December 31,
                                                                ----------------------------------------------------------
                                                                       2001                2000                1999
                                                                ------------------   -----------------   -----------------

              SALES, NET                                         $     20,720,343     $    11,186,719     $     2,682,417
                                                                ------------------   -----------------   -----------------

              COST OF SALES                                            14,322,676           9,951,682           1,854,985
                                                                ------------------   -----------------   -----------------

              GROSS MARGIN                                              6,397,667           1,235,037             827,432
                                                                ------------------   -----------------   -----------------

              EXPENSES

                 Shipping expenses                                        264,159             498,974             153,848
                 Design expenses                                          158,271             416,552             156,358
                 Selling expenses                                       2,701,426           2,833,363             966,065
                 Depreciation and amortization expense                    407,259             463,936             369,072
                 General and administrative                             5,739,741           5,247,097           3,803,463
                 Bad debt                                                 524,033               6,840              57,039
                 Loss on impairment on goodwill                         1,898,520                   -                   -
                 Loss on disposition of leased assets                     132,397                   -                   -
                 Loss on sale of equipment                                666,610              39,827                   -
                                                                ------------------   -----------------   -----------------

                            Total Operating Expenses                   12,492,416           9,506,589           5,505,845
                                                                ------------------   -----------------   -----------------

              OPERATING LOSS                                           (6,094,749)         (8,271,552)         (4,678,413)
                                                                ------------------   -----------------   -----------------

              OTHER INCOME (EXPENSE)

                 Interest expense                                        (503,979)           (390,002)           (438,269)
                 Interest income                                                -                   -              80,704
                                                                ------------------   -----------------   -----------------

                            Total Other Income (Expense)                 (503,979)           (390,002)           (357,565)
                                                                ------------------   -----------------   -----------------

              NET LOSS BEFORE
                 EXTRAORDINARY ITEM                                    (6,598,728)         (8,661,554)         (5,035,978)

              EXTRAORDINARY GAIN                                           41,988                   -                   -
                                                                ------------------   -----------------   -----------------

              NET LOSS FROM DISCONTINUED
                 OPERATIONS                                      $     (6,556,740)    $    (8,661,554)    $    (5,035,978)
                                                                ==================   =================   =================



  The accompanying notes are integral to the consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      MARCH 31, 2002 AND DECEMBER 31, 2001

                    UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS


                        ASSETS
                        ------

                                                      MARCH 31,    DECEMBER 31,
                                                         2002          2001
                                                    ------------- --------------
                                                     (UNAUDITED)
CURRENT ASSETS

Cash                                                 $          -  $        -

  Total Current Assets                                          -           -

  TOTAL ASSETS                                       $          -  $        -
                                                    ============= ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------

CURRENT LIABILITIES

  Total Current Liabilities                          $          -  $        -
                                                    ------------- --------------

STOCKHOLDERS' EQUITY

Common stock; $0.001 value, 250,000,000 shares                 75          75
 authorized, 75,000 shares issued and outstanding
Additional paid-in capital                                    925         925
Stock subscription receivable                               (190)       (190)
Deficit accumulated during the development stage            (810)       (810)
                                                    ------------- --------------
  Total Stockholders' Equity                                    -           -

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $          -  $        -
                                                    ============= ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                   FROM
                                               FOR THE         INCEPTION ON
                                            THREE MONTHS       NOVEMBER 26,
                                            ENDED MARCH        2001 THROUGH
                                              31, 2002         MARCH 31, 2002
                                           --------------     ----------------


REVENUE                                      $          -        $           -

                                           --------------     ----------------
EXPENSES

  General and administrative                           -                   810
                                           --------------     ----------------
   Total Expenses                                      -                   810
                                           --------------     ----------------


NET LOSS                                     $         -        $        (810)
                                           ==============     ================
BASIC LOSS PER SHARE                         $     (0.00)       $       (0.00)
                                           ==============     ================


BASIC WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING                                       75,000
                                           ==============



Note: Comparative amounts for the three months ended March 31, 2001 are not presented because the inception date is November 26, 2001.

        The accompanying notes are an integral part of these consolidated financial statements.

                    UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                               DEFICIT
                                                                                             ACCUMULATED
                                                                ADDITIONAL                    DURING THE
                                             COMMON STOCK         PAID-IN     SUBSCRIPTION   DEVELOPMENT
                                          SHARES      AMOUNT      CAPITAL     RECEIVABLE        STAGE
                                        ----------------------- -----------  -------------- -------------

Balance at inception - November
  26, 2001                                       -   $        -   $     -     $           -  $          -

Common stock issued to founder for
  cash at $0.0133 per share,
  November 26, 2001                         75,000           75       925             (190)             -

Net loss for the period ended
  December 31, 2001                              -            -         -                 -         (810)
                                        ----------  -----------   -------     -------------  ------------
Balances, December 31, 2001                 75,000           75       925             (190)         (810)

Net loss for the three months
  Ended March 31, 2002 (unaudited)               -            -         -                 -             -
                                        ----------  -----------   -------     -------------  ------------
Balances, March 31, 2002
  (unaudited)                               75,000   $       75       925     $       (190)  $      (810)
                                        ==========  ===========   =======     =============  ============


                 The accompanying notes are an integral part of
                    these consolidated financial statements.



                    UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                               FROM
                                                           FOR THE         INCEPTION ON
                                                        THREE MONTHS       NOVEMBER 26,
                                                        ENDED MARCH        2001 THROUGH
                                                          31, 2002         MARCH 31, 2002
                                                       --------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                               $         -                $(810)
                                                       --------------     ----------------
   Net Cash Flows (Used) by Operating Activities                   -                 (810)
                                                       --------------     ----------------

CASH FLOWS FROM INVESTING ACTIVITIES                               -                     -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Receipt of portion of stock subscription receivable              -                   810
                                                       --------------     ----------------
   Net Cash Flows Provided by Financing Activities                 -                   810
                                                       --------------     ----------------
NET INCREASE IN CASH                                               -                     -

CASH, BEGINNING OF PERIOD                                          -                     -

CASH, END OF PERIOD                                      $                               -
                                                       ==============     ================

CASH PAID FOR:
  Interest                                               $                               -
  Income taxes                                           $                               -

NON-CASH FINANCING ACTIVITIES:
  Common stock issued for stock subscription receivable  $          -           $      190


Note: Comparative amounts for the three months ended March 31, 2001 are not presented because the inception date is November 26, 2001.

        The accompanying notes are an integral part of these consolidated financial statements.

                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2002 and December 31, 2001

NOTE 1 -    ORGANIZATION AND HISTORY
            The consolidated financial statements presented are those of United Companies Corporation (United) and its subsidiary, Merger Co, Inc.
            (MCo). Collectively, they are referred to herein as "the Company".

            United was organized on November 26, 2001 under the laws of the State of Nevada. The purpose of the Company is to perform any lawful activity permitted by the State of Nevada. United has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

            The Subsidiary:

            MCo was incorporated on December 7, 2001 under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada. MCo has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

            The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

NOTE 2 -    GOING CONCERN
            The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no operations since inception. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company is currently seeking merger partners or other business ventures in order to become an operating company. In the interim, management is committed to meeting the operational cash flow needs of the Company. There can be no assurance that the Company will be able to meet its operational goals.

                   UNITED COMPANIES CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                March 31, 2002 and December 31, 2001 (Continued)

NOTE 3 - SUBSEQUENT EVENTS

            On June 12, 2002, the Company's Board of Directors approved the issuance of 423,367 shares of common stock to a director for services rendered. These shares were valued at $0.0133 per share.


            On June 21, 2002, the Company's Board of Directors approved an amendment to the Company's articles of incorporation. The amendment increases the number of authorized shares of common stock from 75,000 to 250,000,000 and changes the par value of the authorized common shares form $0.01 to $0.001 per share. All references to common stock and additional paid-in capital in these financial statements have been adjusted to reflect these changes.

                          UNITED COMPANIES CORPORATION
                                 AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                                 C O N T E N T S

Independent Auditor's Report................................................F-62

Consolidated Balance Sheet..................................................F-63

Consolidated Statement of Operations........................................F-64

Consolidated Statement of Stockholders' Equity .............................F-65

Consolidated Statement of Cash Flows........................................F-66

Notes to the Consolidated Financial Statements..............................F-67

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of United Companies Corporation
Pittsburgh, Pennsylvania

We have audited the accompanying consolidated balance sheet of United Companies Corporation as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows from inception on November 26, 2001 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidate financial position of United Companies Corporation as of December 31, 2001 and the results of their operations and their cash flow from inception on November 26, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has had no established source of revenue or operations since inception which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result form the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
February 7, 2002

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------

                                                                          DECEMBER 31,
                                                                              2001
                                                                          ------------
CURRENT ASSETS

  Cash                                                                      $        -
                                                                          ------------

   Total Current Assets                                                              -
                                                                          ------------
   TOTAL ASSETS
                                                                            $        -
                                                                          ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

CURRENT LIABILITIES

  Total Current Liabilities
                                                                            $        -
                                                                          ------------

STOCKHOLDERS' EQUITY

  Common stock: $0.01 par value, 75,000 shares authorized, issued and
   outstanding                                                                     750
  Additional paid-in capital                                                       250
  Stock subscription receivable                                                  (190)
  Deficit accumulated during the development stage                               (810)
                                                                          ------------
    Total Stockholders' Equity                                                       -
                                                                          ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        -
                                                                          ============




        The accompanying notes are an integral part of these consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                      Consolidated Statement of Operations


                                                                        FROM
                                                                     INCEPTION ON
                                                                  NOVEMBER 26, 2001
                                                                       THROUGH
                                                                  DECEMBER 31, 2001
                                                                 -------------------

REVENUE
                                                                    $        -
                                                                    ----------

EXPENSES

  General and administrative                                               810
                                                                    ----------

   Total Expenses                                                          810
                                                                    ==========

NET LOSS                                                            $    (810)
                                                                    ----------

BASIC LOSS PER SHARE
                                                                    $   (0.01)
                                                                    ==========

BASIC WEIGHTED AVERAGE
  NUMBER OF SHARES
  OUTSTANDING                                                           75,000
                                                                    ==========



        The accompanying notes are an integral part of these consolidated financial statements.


                              UNITED COMPANIES CORPORATION
                              (A Development Stage Company)
                     Consolidated Statement of Stockholders' Equity

                                                                             DEFICIT
                                                                           ACCUMULATED
                           COMMON STOCK        ADDITIONAL                  DURING THE
                      ----------------------    PAID-IN     SUBSCRIPTION   DEVELOPMENT
                        SHARES      AMOUNT      CAPITAL      RECEIVABLE       STAGE
                      ----------  ----------  ------------ -------------- -------------

Balance at inception         -    $       -     $      -      $      -      $        -
  November 26, 2001

Common stock issued     75,000          750          250         (190)               -
  to founder for
  cash at $0.0133
  per share,
  November 26, 2001

Net loss for the
  period ended
  December 31, 2001                                                              (810)
                      --------    ---------    ---------     ---------      ----------
Balance, December
  31, 2001              75,000    $     750     $    250      $  (190)      $    (810)
                      ========    =========    =========     =========      ==========


 The accompanying notes are an integral part of these consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows


                                                                     FROM
                                                                 INCEPTION ON
                                                               NOVEMBER 26, 2001
                                                                   THROUGH
                                                               DECEMBER 31, 2000
                                                              ------------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                           $(810)
                                                                     ------

  Net Cash Flows (Used) by Operating Activities                       (810)
                                                                     ------

CASH FLOWS FROM INVESTING ACTIVITIES                                      -
                                                                     ------
CASH FLOWS FROM FINANCING ACTIVITIES

  Receipt of portion of stock subscription receivable                   810
                                                                     ------

   Net Cash Flows Provided by Financing Activities                      810
                                                                     ------

NET INCREASE IN CASH                                                      -
                                                                     ------

CASH, BEGINNING OF PERIOD                                                 -
                                                                     ------

CASH, END OF PERIOD                                                  $    -
                                                                     ======

CASH PAID FOR:

  Interest                                                           $    -

  Income taxes                                                       $    -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for stock subscription receivable              $  190







        The accompanying notes are an integral part of these consolidated financial statements.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 1 -    ORGANIZATION AND HISTORY

            The consolidated financial statements presented are those of United Companies Corporation (United) and its subsidiary, Merger Co, Inc.
            (MCo). Collectively, they are referred to herein as "the Company".

            United was organized on November 26, 2001 under the laws of the State of Nevada. The purpose of the Company is to perform any lawful activity permitted by the State of Nevada. United has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

            The Subsidiary:

            MCo was incorporated on December 7, 2001 under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada. MCo. has not commenced operations and in accordance with SFAS No. 7, is considered a development stage company.

NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

            The Company has no operations to date and its accounting policies and procedures have not been determined, except as follows:

            a.  Accounting Method

            The Company uses the accrual method of accounting and has selected a December 31 year-end.

            b.  Basic Loss Per Share

            Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                                                  FROM
                                                              INCEPTION ON
                                                           NOVEMBER 26, 2001
                                                                 THROUGH
                                                           DECEMBER 31, 2001
                                                          -------------------

             Numerator - loss                                   $      (810)
             Denominator - weighted average number
             outstanding of shares                                    75,000
                                                                ------------
             Loss per share
                                                                $     (0.01)
                                                                ============

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)


            c.  Provision for Taxes

            No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $810 at December 31, 2001 expires in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

            The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                                   FROM
                                                               INCEPTION ON
                                                             NOVEMBER 26, 2001
                                                                  THROUGH
                                                             DECEMBER 31, 2001
                                                            -------------------
            Income tax benefit at statutory
            rate                                                $        308
            Change in valuation allowance                              (308)
                                                                -------------

                                                                $         -
                                                                =============


            Deferred tax assets (liabilities) are comprised of the following:

                                                                    FROM
                                                                INCEPTION ON
                                                             NOVEMBER 26, 2001
                                                                  THROUGH
                                                             DECEMBER 31, 2001
                                                            -------------------

            Income tax benefit at statutory rate                $        308

            Change in valuation allowance                              (308)
                                                                -------------

                                                                $         -
                                                                =============



            Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards might be limited as to use in future years.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 2 -    SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)


            d.  Cash and Cash Equivalents

            For the purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase to be cash equivalents.

            e.  Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            f.  Revenue Recognition

            The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

            g.  Principles of Consolidation

            The consolidated financial statements include those of United Companies Corporation and its subsidiary, Merger Co., Inc.

NOTE 3 -    GOING CONCERN



            The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no operations since inception. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management is committed to meeting the operational short-term cash flow needs of the Company. There can be no assurance that the Company will be able to meet its operational goals.

                          UNITED COMPANIES CORPORATION
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2001


NOTE 4 -    NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS


            During 2001, the Financial Accounting Standards Board adopted the following Statements of Financial Accounting Standards:

            SFAS No. 141, Business Combinations;

            SFAS No. 142, Goodwill and Other Intangible Assets;

            SFAS No. 143, Accounting for Asset Retirement Obligations;
            and

            SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

            These newly issued accounting pronouncements had no effect on the Company's current financial statements and did not impact the Company.

NOTE 5 -    SUBSEQUENT EVENTS


            On January 7, 2002, the Company incorporated License Corporation as a wholly-owned subsidiary under the laws of the State of Nevada to engage in any lawful act or business for which corporations may be organized under the State of Nevada.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT UNITED COMPANIES CORPORATION EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.


         -----------------------

This prospectus does not constitute an                         ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                                         PROSPECTUS

   o  except the common stock offered by                       ---------------------
      this prospectus;

   o  in any jurisdiction in which the
      offer or solicitation is not
      authorized;                                         4,983,666 SHARES OF COMMON STOCK

   o  in any jurisdiction where the
      dealer or other salesperson is not
      qualified to make the offer or                        UNITED COMPANIES CORPORATION
      solicitation;

   o  to any person to whom it is
      unlawful to make the offer or
      solicitation; or

   o  to any person who is not a United                         ___________ __, 2002
      States resident or who is outside
      the jurisdiction of the United
      States.

The delivery of this prospectus or any accompanying sale does not imply that:

   o  there have been no changes in the
      affairs of United Companies
      Corporation after the date of this
      prospectus; or

   o the information contained in this prospectus is correct after the date of this prospectus.

         -----------------------

Until __________, 2002, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20:      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses. United's Articles of Incorporation do not address indemnification of officers and directors.


ITEM 21:      EXHIBITS.

EXHIBIT
  NO.     DESCRIPTION                            LOCATION
-------   -----------                            --------
  2.01    Stock Purchase and Sale Agreement      Incorporated by reference to Exhibit
          dated as of December 18, 1998          2.01 to Avid Sportswear & Golf among
          company, Avid Corp.'s Registration     our Statement on Sportswear, Inc.
          the Form 10-SB (the  "Registration     and shareholders of Avid Sportswear,
          Statement")                            Inc.


  2.02    Merger Agreement, dated June 18        Incorporated by reference to Exhibit
          2002 by and among United Companies     2.02 to Amendment No. 1 to Registrant's
          Corporation, Merger Co. and Avid       Form S-4 filed June 24, 2002
          Sportswear & Golf Corp.

  2.03    Articles of Merger of Avid Sportswear  Incorporated by reference to Exhibit
          & Golf Corp. with and into Merger      2.03 to Amendment No. 1 to Registrant's
          Co., Inc.                              Form S-4 filed June 24, 2002

  3.01    Articles of Incorporation of Avid      Incorporated by reference to Exhibit
          Sportswear & Golf Corp. filed on       3.01 to the Registration Statement
          September 19, 1997 with the Nevada
          Secretary of State

  3.02    Amended Articles of Incorporation      Incorporated by reference to Exhibit
          of Avid Sportswear & Golf Corp.        3.02 to the Registration Statement
          filed on May 12, 1999 with the
          Nevada Secretary of State

  3.03    Certificate of Amendment to            Incorporated by reference to Exhibit
          Articles of Incorporation of Avid      3.03 to the Registration Statement
          Sportswear & Golf Corp. filed on
          May 27, 1999 with the Nevada
          Secretary of State

  3.04    Bylaws of Avid Sportswear & Golf       Incorporated by reference to Exhibit
          Corp.                                  3.04 to the Registration Statement


  3.05    Articles of Incorporation of           Incorporated by reference to Exhibit
          United Companies Corporation           3.05 to Amendment No. 1 to Registrant's
                                                 Form S-4 filed June 24, 2002

  3.06    Amended Articles of Incorporation      Incorporated by reference to Exhibit
          of United Companies Corporation        3.06 to Amendment No. 1 to Registrant's
                                                 Form S-4 filed June 24, 2002

  3.07    Bylaws of United Companies             Incorporated by reference to Exhibit
          Corporation                            3.07 to Amendment No. 1 to Registrant's
                                                 Form S-4 filed June 24, 2002

                                      II-2

EXHIBIT
  NO.     DESCRIPTION                            LOCATION
-------   -----------                            --------

  4.01    Avid Sportswear & Golf Corp. 2000      Incorporated by reference to Exhibit
          Stock Incentive Plan                   4.01 to Amendment No. 2 to the
                                                 Registration Statement.


  4.02    Certificate of Designation of          Incorporated by reference to Exhibit
          Preferred Stock of Avid Sportswear     4.02 to Amendment No. 1 to Registrant's
          & Golf Corp.                           Form S-4 filed June 24, 2002

  5.01    Form of Opinion re:  Legality          Incorporated by reference to Exhibit
                                                 5.01 to Amendment No. 1 to Registrant's
                                                 Form S-4 filed June 24, 2002

  10.01   Agreement dated as of December 8,      Incorporated by reference to Exhibit
          1998 between the Championship          10.01 to the  Registration  Statement
          Committee Merchandising Limited
          and Avid Sportswear, Inc.

  10.02   Lease dated as of March 1, 1999        Incorporated by reference to Exhibit
          between F & B Industrial               10.02 to the Registration Statement
          Investments, LLC and Avid
          Sportswear, Inc.

  10.03   Lease dated as of April 30, 1999       Incorporated by reference to Exhibit
          between Links Associates, Ltd. and     10.03 to the Registration Statement
          Avid Sportswear & Golf Corp.

  10.04   Employment Agreement dated as of       Incorporated by reference to Exhibit
          September 11, 1999 between Barnum      10.04 to the Registration  Statement
          Mow and Avid Sportswear, Inc.

  10.05   Trademark License Agreement dated      Incorporated by reference to Exhibit
          as of May 10, 1999 between Levi        10.05 to Amendment No. 2 to the
          Strauss & Co. and Avid Sportswear,     Registration Statement
          Inc.

  10.06   Employment Agreement dated as of       Incorporated by reference to Exhibit
          January 1, 1999 between David E.       10.06 to the Registration Statement
          Roderick and Avid Sportswear, Inc.

  10.07   Promissory Note in the original        Incorporated by reference to Exhibit
          principal amount of $180,000 dated     10.07 to the Registration Statement
          as of June 4, 1999 from Avid
          Sportswear & Golf Corp. to First
          State Bank

  10.08   Commercial Security Agreement          Incorporated by reference to Exhibit
          dated as of November 17, 1999          10.08 to the Registration Statement
          between First State Bank and Avid
          Sportswear & Golf Corp.

  10.09   Promissory Note dated as of            Incorporated by reference to Exhibit
          November 17, 1999 in the original      10.09 to the Registration Statement
          principal amount of $1,000,000
          given by Avid Sportswear & Golf
          Corp. to First State Bank

  10.10   Business Loan Agreement dated as       Incorporated by reference to Exhibit
          of November 17, 1999 between First     10.10 to the Registration Statement
          State Bank and Avid Sportswear
          & Golf Corp.

  10.11   Convertible Revolving Demand Note      Incorporated by reference to Exhibit
          dated as of December 1, 1999 in        10.11 to Amendment No. 2 to the
          the original principal amount of       Registration Statement
          $550,000 given by Avid Sportswear
          & Golf Corp. to Earl Ingarfield


                                      II-3


EXHIBIT
  NO.     DESCRIPTION                            LOCATION
-------   -----------                            --------

  10.12   Convertible Revolving Demand Note      Incorporated by reference to Exhibit
          dated as of December 1, 1999 in        10.12 to Amendment No. 2 to the
          the original principal amount of       Registration Statement
          $1,000,000 given by Avid
          Sportswear & Golf Corp. to Lido
          Capital Corporation

  10.13   Convertible Revolving Demand Note      Incorporated by reference to Exhibit
          dated as of December 1, 1999 in        10.13 to Amendment No. 2 to the
          the original principal amount of       Registration Statement
          $125,000 given by Avid Sportswear
          & Golf Corp. to Michael E.
          LaValliere

  10.14   Convertible Revolving Demand Note      Incorporated by reference to Exhibit
          dated as of December 1, 1999 in        10.14 to Amendment No. 2 to the
          the original principal amount of       Registration Statement
          $500,000 given by Avid Sportswear
          & Golf Corp. to Thomas Browning

  10.15   Revolving Demand Note dated as of      Incorporated by reference to Exhibit
          December 1, 1999 in the original       10.15 to Amendment No. 2 to the
          principal amount of $200,000 given     Registration Statement
          by Avid Sportswear & Golf Corp. to
          Daniel Paetz

  10.16   Executive Employment Agreement         Incorporated by reference to Exhibit
          effective as of February 1, 2000       10.16 to Amendment No. 2 to the
          between Avid Sportswear & Golf         Registration Statement
          Corp. and Earl T. Ingarfield

  10.17   Consulting Agreement dated as of       Incorporated by reference to Exhibit
          June 22, 2000 between Persia           10.17 to Avid Sportswear & Golf
          Consulting Group, Inc. and Avid        Corp.'s Registration Statement on
          Sportswear & Golf Corp.                Form SB-2

  10.18   Form of Factoring Agreement            Incorporated by reference to Exhibit
          between Avid Sportswear & Golf         10.18 to Avid Sportswear & Golf
          Corp. and GE Capital Commercial        Corp.'s Form 10-QSB filed on November
          Services, Inc.                         17, 2001

  10.19   Form of Factoring Agreement            Incorporated by reference to Exhibit
          Guaranty/Letter of Credit              10.19 to Avid Sportswear & Golf
          Supplement between Avid Sportswear     Corp.'s Form 10-QSB filed on November
          & Golf Corp. and GE Capital            17, 2001
          Commercial Services, Inc.

  10.20   Form of Factoring Agreement -          Incorporated by reference to Exhibit
          Inventory Supplement (with             10.20 to Avid Sportswear & Golf
          advances) between Avid Sportswear      Corp.'s Form 10-QSB filed on November
          & Golf Corp. and GE Capital            17, 2001
          Commercial Services, Inc.

  10.21   Form of Letter of Agreement            Incorporated by reference to Exhibit
          between Avid Sportswear & Golf         10.21 to Avid Sportswear & Golf
          Corp. and GE Capital Commercial        Corp.'s Form 10-QSB filed on November
          Services, Inc.                         17, 2001

  10.22   Form of Convertible Debenture of       Incorporated by reference to Exhibit
          Avid Sportswear & Golf Corp.           10.22 to Avid Sportswear & Golf
                                                 Corp.'s Form 10-QSB filed on November
                                                 17, 2001

  10.23   Form of Registration Rights            Incorporated by reference to Exhibit
          Agreement between Avid Sportswear      10.23 to Avid Sportswear & Golf
          & Golf Corp. and purchasers of         Corp.'s Form 10-QSB filed on November
          convertible debentures                 17, 2001



                                      II-4


EXHIBIT
  NO.     DESCRIPTION                            LOCATION
-------   -----------                            --------

  10.24   Line of Credit Agreement dated as      Incorporated by reference to Appendix
          of November 28, 2000 between Avid      "A" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp. and GMF        Proxy Statement (the "Proxy
          Holdings, Inc.                         Statement")

  10.25   Form of Debenture dated as of          Incorporated by reference to Appendix
          November 28, 2000 given by Avid        "B" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp.                Proxy Statement

  10.26   Registration Rights Agreement          Incorporated by reference to Appendix
          dated as of November 28, 2000          "C" to Avid Sportswear & Golf Corp.'s
          between Avid Sportswear & Golf         Proxy Statement
          Corp. and GMF Holdings, Inc.

  10.27   Form of Warrant dated as of            Incorporated by reference to Appendix
          November 28, 2000 given by Avid        "D" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp.                Proxy Statement

  10.28   Registration Rights Agreement          Incorporated by reference to Appendix
          dated as of November 28, 2000          "E" to Avid Sportswear & Golf Corp.'s
          between Avid Sportswear & Golf         Proxy Statement
          Corp. and the May Davis
          Group, Inc.

  10.29   Placement Agent Agreement as of        Incorporated by reference to Appendix
          November 28, 2000 between Avid         "F" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp. and the        Proxy Statement
          May Davis Group, Inc.

  10.30   Escrow Agreement dated as of           Incorporated by reference to Appendix
          November 28, 2000 among Avid           "G" to Avid Sportswear & Golf Corp.'s
          Sportswear & Golf Corp., the May       Proxy Statement
          Davis Group, Inc. and First Union
          National Bank

  10.31   Amendment to Employment Agreement      Incorporated by reference to Exhibit
          effective January 31, 20001            10.31 to Avid Sportswear & Golf
          between Avid Sportswear & Golf         Corp.'s Form 10-QSB filed on November
          Corp. and Barnum Mow                   17, 2001

  10.32   Forbearance Agreement as of            Incorporated by reference to Exhibit
          February 16, 2001 between Avid         10.32 to Avid Sportswear & Golf
          Sportswear & Golf Corp. and GE         Corp.'s Form 10-QSB filed on November
          Capital Commercial Services, Inc.      17, 2001

  10.33   Employment Agreement dated as of       Incorporated by reference to Exhibit
          June 25, 2001 between Frank            10.33 to Avid  Sportswear & Golf
          Jakovac and Avid Sportswear            Corp.'s Form 10-QSB filed on
          & Golf Corp.                           September 21, 2001

  10.34   Employment Agreement dated as of       Incorporated by reference to Exhibit
          June 25, 2001 between James            10.34 to Avid  Sportswear & Golf
          Handlon and Avid Sportswear &          Golf Corp.'s Form 10-QSB filed on
          Corp.                                  September 21, 2001

  10.35   Employment Agreement dated as of       Incorporated by reference to Exhibit
          June 25, 2001 between Michelle         10.35 to Avid Sportswear & Golf
          Mathis and Avid Sportswear & Golf      Corp.'s Form 10-QSB filed on
          Corp.                                  September 21, 2001


  10.36   Agreement dated May 18, 2002           Incorporated by reference to Exhibit
          between United Companies               10.36 to Amendment No. 1 to Registrant's
          Corporation and View                   Form S-4 filed on June 24, 2002
          Systems/Milestone Technology, Inc.


                                      II-5


EXHIBIT
  NO.     DESCRIPTION                            LOCATION
-------   -----------                            --------

  20.01   Letter dated May 9, 2001 from Levi     Incorporated by reference to Exhibit
          Strauss & Co.                          20.01 to Avid Sportswear & Golf
                                                 Corp.'s Form 8-K filed May 18, 2001

  21.01   Subsidiaries of Avid Sportswear &      Incorporated by reference to Exhibit
          Golf Corp.                             21.01 to the Registration Statement

  23.01   Consent of Independent Accountants     Provided herewith

  23.02   Consent of Kirkpatrick & Lockhart      Included in Exhibit 5.1 provided
          LLP                                    herewith

  24.01   Power of Attorney                      Not applicable

  27.01   Financial Data Schedule                Not applicable

  99.01   Form of Proxy                          Provided herewith

ITEM 22.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Sections 10(a)(3) of the 1933 Act;

                (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

            (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

            (5) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by United pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this firm, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this registration statement to be signed on our behalf by the undersigned, in Pittsburgh, Pennsylvania, September 10, 2002.


                                 UNITED COMPANIES CORPORATION

                                 By: /s/ Frank Jakovac
                                     ------------------------------
                                 Name: Frank Jakovac
                                 Title:  President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   TITLE                            DATE
---------                   -----                            ----



/s/ Frank Jakovac
-------------------------   President, Chief Executive       September 10, 2002
Frank Jakovac               Officer and Director








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